As filed with the Securities and Exchange Commission on May 12, 2006
                             Registration No. ___

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           Echelon Acquisition Corp.
             (Exact name of registrant as specified in its charter)


           Delaware
(State or other jurisdiction of  (Primary Industrial Code)   (I.R.S. Employer
 incorporation or organization)                             Identification No.)


                          Telephone: +86 451 86810508
         (Address and telephone number of principal executive offices)

      No. 7, BohaiSanLu, Development Zone, Pingfang Industrial Area,
                     Harbin, Heilongjiang Province, China
     (Address of principal place of business or intended principal place of business)

                                  Copies to:

                                  Charles Law
                               King and Wood LLP
                              650 Page Mill Road
                              Palo Alto, CA 94304

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]


                        CALCULATION OF REGISTRATION FEE

Title of each class of securities to be Amount to be Proposed maximum offering     Proposed maximum aggregate     Amount of
registered                              registered   price per unit                offering price                 registration
                                                                                                                  fee
     Common Stock, $.001 par value       55,476,000              $1(1)                    $ 55,476,000(1)          $ 5,935.93(1)
                                           shares
                 Total                   55,476,000              $1(1)                    $ 55,476,000(1)          $ 5,935.93(1)
                                           shares

(1)    Calculated in accordance with Rule 457(c).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                     SUBJECT TO COMPLETION, May 12, 2006


                           Echelon Acquisition Corp.
                               55,476,000 Shares
                                 Common Stock

This prospectus is an offering of up to 55,476,000 shares of our common stock by the selling shareholders.

These securities are more fully described in the section of this prospectus titled "Description of Securities".

These securities are being registered to permit public secondary trading of the securities offered by the selling shareholders named in this prospectus. We will not receive any of the proceeds from the sale of the securities by the selling shareholders.

The selling shareholders may, but are not obligated to, offer all or part of their shares of common stock for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. See "Plan of Distribution."

There is currently no public market for our common stock shares. After the filing of this Prospectus, we intend to request our common stock be quoted on the OTC Bulletin Board and trade our securities in the secondary market.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE OUR SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING AT PAGE [8].

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is May 12, 2006

                           ECHELON ACQUISITION CORP.

                               TABLE OF CONTENTS


                                                                                     Page
Prospectus Summary                                                                    5
Risk Factors                                                                          8
Use of Proceeds                                                                      23
Market for Common Equity and Related Shareholder Matters                             23
Management's Discussion and Analysis or Plan of Operation                            23
Business                                                                             31
Management                                                                           40
Director and Executive Compensation                                                  41
Certain Relationships and Related Transactions                                       42
Security Ownership of Certain Beneficial Owners and Management                       43
Selling Security Holders                                                             44
Description of Securities                                                            87
Plan of Distribution                                                                 89
Legal Matters                                                                        91
Experts                                                                              91
Changes In and Disagreements With Accountants on Accounting and Financial Disclosure 91
Where You Can Find Additional Information                                            91
Financial Statements

OT logo, OT logo, OuTi, OuTi logo are trademarks or logos of Harbin OT Pharmaceutical Co., Ltd., ("OT China"), our indirect subsidiary. All other brand names or trademarks appearing in this prospectus are the property of their respective holders.

You should rely only on the information contained in this prospectus in deciding whether to purchase the securities. We have not authorized anyone to provide information different from that contained in this prospectus. The information contained in the prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities. Our business, financial condition, results of operations, and prospects may have changed since that date.

The information contained in this prospectus is not complete and is subject to change. The selling shareholders are not permitted to sell securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor is it a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

                              PROSPECTUS SUMMARY

This summary highlights selected information about Echelon Acquisition Corp. and the offering that is contained elsewhere in this prospectus. You should read the entire prospectus before making an investment decision, especially the information presented under the heading "Risk Factors" on page [8] and the financial statements and related notes included elsewhere in this prospectus, as well as any other documents to which we refer you. Except as otherwise indicated by context, references in this prospectus to "we," "us," "our" or the "Company" are to the combined business of Echelon Acquisition Corp. (the "EAC"), its wholly owned direct subsidiaries including Asia Biotechnology Group Inc. a BVI company (the "ABG") and Harbin OT Pharmaceutical Co., Limited, a Samoa company (the "OT Samoa"), and ABG's subsidiary, OT China, a PRC company, in each case do not include the selling shareholders. References to "China" or to the "PRC" are references to the People's Republic of China. This prospectus contains forward-looking statements and information about us. See "Forward-Looking Statements" on page [22].


                                  OUR COMPANY

OVERVIEW

ECHELON ACQUISITION CORP.

Echelon Acquisition Corp. was originally incorporated on July 27, 2004 under the laws of the State of Delaware and fell within the definition of a "blank check" corporation contained in Section (7) (b) (3) of the Securities Act of 1933, as amended. Since inception we had been seeking to engage in a merger with or acquisition of a company which desires to become a reporting company whose securities are qualified for trading in the United States secondary market. Before the merger with ABG and OT Samoa, we had no operations and only minimal liabilities.

On May 8, 2006, we entered into a triangular Agreement and Plan of Reorganization (the "Agreement") with ABG and OT Samoa. Pursuant to this Agreement, we acquired one issued and outstanding share of ABG from the sole Shareholder of ABG in exchange for 23,296,000 shares of our common stock; and all of 20,000,000 issued and outstanding shares of OT Samoa from their shareholders in exchange for a total of 23,296,000 shares of our common stock. Immediately after the merger, the former shareholder of ABG and former shareholders of OT Samoa respectively own 40 percent of the shares of the Company's common stock ( the "Reorganization").

Our principal executive office is located at No. 7, BohaiSanLu, Development Zone Pingfang Industrial Area, Harbin, Heilongjiang Province, China.

ASIA BIOTECHNOLOGY GROUP INC.

ABG is one of the Company's wholly owned subsidiaries, which was incorporated on March 21, 2005 under the laws of the British Virgin Islands. Far Grand Investment Limited, a company organized under the laws of Cayman Islands (the "Far Grand") is the sole shareholder of ABG.

As of October 17, 2005, ABG entered into a stock transfer agreement with 5 shareholders of OT China. Pursuant to this agreement, ABG acquired 60% of the equity interests in OT China. OT China accordingly became a Sino-foreign joint venture as defined by the PRC laws.

HARBIN PHARMACEUTICAL CO., LTD. (OT CHINA)

OT China is ABG's subsidiary. On November 3, 2005, ABG acquired 60% of the equity interests in OT China. After the Reorganization, OT China conducts the Company's only business operation.

OT China's primary business is designing, manufacturing and marketing gyneacological medicines and is mainly focused on the R&D and marketing of feminine suppositories.

HARBIN PHARMACEUTICAL CO., LIMITED. (OT SAMOA)

OT Samoa is the Company's other wholly owned subsidiary which was incorporated on April 13, 2005 under the laws of Samoa. This company was formed solely as a holding company and has no operation since inception.

The chart below illustrates our corporate structure:



 ----------------------             ----------------------   -----------------
 Company's Shareholders  --------   Far Grand,               The former
 before the              Hui Wang   The former shareholder   Shareholder of OT
 Reorganization 1%       19%        of ABG 40%               Samoa 40%
 ----------------------  --------   ----------------------   -----------------
           |                |                  |                     |
           |                |                  |                     |
           |                v                  v                     |
           -----------------------------------------------------------
                                  |   --------------
                                  |        100%
                                  |   --------------
                                  v
                ----------------------------------------
                       Echelon Acquisition Corp.
                58,240,000 shares of common stock issued
                             and outstanding
                ----------------------------------------
                  |                                  |
                  |  -------                -------  |
                  |    100%                   100%   |
                  |  -------                -------  |
                  |                                  |
                  v                                  v
     -----------------------------    -----------------------------
     Asia Biotechnology Group Inc.    Harbin OT Pharmaceutical
     (ABG)                            Co., Ltd. (OT Samoa)
     -----------------------------    -----------------------------
                  |
                  |  -------
                  |    60%
                  |  -------
                  |                    -------
                  |                      40%
                  v                    -------
     -----------------------------                 -------------
     Harbin OT Pharmaceutical        <----------   5 Individuals
     Co., Ltd. (OT China)                          -------------
     -----------------------------

                                  THE OFFERING

Common stock outstanding prior to the offering              58,240,000 shares

Common stock to be offered by the selling shareholders      55,476,000 shares

Common stock to be outstanding after the offering           58,240,000 shares

Use of Proceeds                                   We will receive no proceeds
                                                  from the sale of shares of
                                                  common stock in this
                                                  offering.

                                 RISK FACTORS

This offering involves a high degree of risk. You should carefully consider the risks described below before making a decision to buy our common stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should also refer to the other information in this prospectus, including our financial statements and the related notes. Except for historical information, the information in this prospectus contains "Forward-looking" statements about our expected future business and performance. Our actual operating results and financial performance may prove to be very different from what we have predicted as of the date of this prospectus. The risks described below address all material risks to us and our investors, as currently known to us. Notwithstanding the above, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to companies that issue securities that meet the definition of a penny stock as such, the safe harbor for forward looking statements does not apply to us.

The following risk factors are referring to the business of OT China, as it is the only operation of the Company.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

WE HAVE HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE IN THE FUTURE

OT China has incurred a continuous operating loss since inception and had accumulated deficit of $141,837 in 2004 and $213,601 in 2005. We anticipate that we will continue to incur operating losses in the foreseeable future, due to the increase of capital expenditures, development costs, and marketing costs, among other things. We may not be able to validate and market products that will generate significant revenues, unless we successfully implement our revised business plan and achieve a success by the future operating. If we failed to change our present situation of loss, our stocks would likely result in a lower stock price. In addition, any revenues that we may generate may be insufficient for us to become profitable.

WE MAY NEED TO RAISE ADDITIONAL CAPITAL WITHIN THE NEXT TWELVE MONTHS TO FUND OUR OPERATIONS AND FAILURE TO RAISE ADDITIONAL CAPITAL MAY FORCE US TO DELAY, REDUCE, OR ELIMINATE OUR PRODUCT DEVELOPMENT PROGRAMS

Due to the large funds required for research, development, manufacturing and the subsequent marketing of products, the pharmaceutical industry is extremely capital intensive. The industry is characterized by large receivable turnovers, which signifies that we will need more working capital as our revenues increase. We have traditionally been committed to developing and manufacturing chemical medicines and Chinese traditional medicine. It is likely that we will need to raise additional capital within the next twelve months. Additional capital may be needed for the development of new products or product lines, financing of general and administrative expenses, licensing or acquisition of additional technologies, and marketing of new or existing products. There are no assurances that we will be able to raise the appropriate amount of capital needed for our future operations. Failure to obtain funding when needed may force us to delay, reduce, or eliminate our product development programs.

WE RELY ON SUPPLIERS WHO ARE OUTSIDE OUR CONTROL AND ANY DISRUPTION WITH OUR SUPPLIERS COULD DELAY PRODUCT SHIPMENTS AND ADVERSELY AFFECT OUR BUSINESS OPERATIONS AND PROFITABILITY

We rely upon certain suppliers who are outside our control. By the end of 2005, we have developed limited relationships with 21 suppliers for raw materials and 21 suppliers for drug packaging materials. We cannot control the timing or resources that they devote to our products. Although we believe that alternative suppliers are available to supply materials, should any of these current suppliers fail to devote sufficient resources and time and to our drug manufacture or increase their prices of materials supplied, it could delay product shipments and adversely affect our business operations and profitability.

WE MAY UNDERTAKE ACQUISITIONS IN THE FUTURE, AND ANY DIFFICULTIES IN INTEGRATING THESE ACQUISITIONS MAY DAMAGE OUR PROFITABILITY

In the future, we may acquire additional businesses or products that complement our existing business and expand our business scale. The integration of new businesses and products may prove to be an expensive and time consuming procedure. We can offer no assurance that we will be able to successfully integrate the newly acquired businesses and products or operate the acquired business in a profitable manner. Failure to locate an appropriate M&A target or failure to successfully integrate and operate acquired businesses and products may adversely impact our operations and profits.

THE FAILURE TO MANAGE GROWTH EFFECTIVELY COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION, AND RESULTS OF OUR OPERATIONS

We expect to expand our employee base for managerial, operational, financial, and other purposes. The continued future growth will impose significant added responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees. Aside from increased difficulties in the management of human resources, we may also encounter working capital issues, as we need increased liquidity to finance the purchases of raw materials and supplies, research and development of new products, acquisition of new businesses and technologies, and the hiring of additional employees. For effective growth management, we will be required to continue improving our operations, management, and financial systems and control. Our failure to manage growth effectively may lead to operational and financial inefficiencies that will have a negative effect on the Company's profitability.

WE ARE DEPENDENT ON CERTAIN KEY PERSONNEL AND LOSS OF THESE KEY PERSONNEL COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Our success is, to a certain extent, attributable to the management, sales and marketing, and pharmaceutical factory operational expertise of key personnel. In particular, Ms. Meng Yan, Mr. Changfu Gong and Ms. Jieying Lu, who jointly perform key functions in the operation of OT China. OT China has entered into employment agreements with all of these individuals. Ms. Meng Yan acts as OT China's Assistant General Manager from January 1, 2006 to December 31, 2008. Mr. Changfu Gong acts as the Assistant General Manager for a term from January 1, 2006 to December 31, 2008. Ms. Jieying Lu acts as the chief engineer from January 1, 2006 to December 31, 2008. There can be no assurance that we will be able to retain these officers after the term of their employment contracts expire. The loss of any one of these officers could have a material adverse effect upon our business, financial condition, and results of operations. We must attract, recruit and retain a sizeable workforce of technically competent employees. Our ability to effectively implement our business strategy will depend upon, among other factors, the successful recruitment and retention of additional highly skilled and experienced management and other key personnel. We cannot assure that we will be able to hire or retain such employees.


IF WE FAIL TO DEVELOP NEW PRODUCTS WITH HIGH NET PROFITS AND OUR HIGH PROFIT MARGIN PRODUCTS ARE SUBSTITUTED BY COMPETITOR'S PRODUCTS, OUR GROSS AND NET PROFIT WILL BE ADVERSELY AFFECTED

We have incurred losses since inception and had an accumulated deficit of $141,837 in 2004 and $213,601 in 2005.There is no assurance that we will be able to change our situation of continuous loss in the future. The pharmaceutical industry is very competitive, and there may be pressure to reduce sale prices of products without a corresponding decrease in the price of raw materials. To the extent that we fail to develop new products with high profit margins and our high profit margin products are substituted by competitors' products, our net profits will decrease continuously.

WE FACE COMPETITION IN THE PHARMACEUTICAL INDUSTRY AND SUCH COMPETITION COULD CAUSE OUR SALES REVENUE AND PROFITS TO DECLINE

According to the State Food and Drug Administration of China , or the SFDA, there were approximately 5,071 pharmaceutical manufacturing companies in the PRC as of the end of June 2004, of which approximately 3,237 manufacturers obtained the GMP , or the Good Manufacturing Practice certificate. After GMP certification became a mandatory requirement on July 1, 2004, approximately 1,834 pharmaceutical manufacturers were forced to cease production (Source:

http://www.jlda.gov.cn/hyzx/showhyzx.x?id=789). Only 3,237 pharmaceutical manufacturers with GMP certificate may continue their manufacturing operations. The certificates, permits, and licenses required for pharmaceutical operation in the PRC create a potential barrier for new competitors seeking entrance into the market. Despite these obstacles, we face competitors that will attempt to create or are marketing products in the PRC that are similar to ours. There can be no assurance that our products will be either more effective in their therapeutic abilities and/or be able to compete in price with that of our competitors. Failure to do either of these may result in decreased profits for our Company.

OUR DEVELOPMENT OF BUSINESS IS HIGHLY DEPENDENT ON CONTINUALLY DEVELOPING NEW AND ADVANCED PRODUCTS, TECHNOLOGIES, AND PROCESSES AND FAILURE TO DO SO MAY CAUSE US TO LOSE OUR COMPETITIVENESS IN THE PHARMACEUTICAL INDUSTRY AND MAY CAUSE OUR PROFITS TO DECLINE

To remain competitive in the pharmaceutical industry, it is important to continually develop new and advanced products, technologies, and processes. There is no assurance that the competitors' new products, technologies, and processes will not render our existing products obsolete or non-competitive. Our competitiveness in the pharmaceutical market therefore relies upon our ability to enhance our current products, introduce new products, and develop and implement new technologies and processes. Our Company's failure to technologically evolve and/or develop new or enhanced products may cause us to lose our competitiveness in the pharmaceutical industry and may cause our profits to decline.

THE SALE OF OUR PRODUCTS DEPENDS UPON THE DEGREE OF MARKET ACCEPTANCE AMONG THE MEDICAL COMMUNITY AND FAILURE TO ATTAIN MARKET ACCPETANCE AMONG THE MEDICAL
MAY HAVE AN ADVERSE IMPACT ON OUR OPERATIONS

The sale of our products depends upon the degree of market acceptance among the medical community. Even if our products are approved by the SFDA, there is no assurance that physicians will recommend our products to patients, or patients will accept and use them. Furthermore, a product's prevalence and use at hospitals may be contingent upon our relationship with the medical community. The acceptance of our products among the medical community may depend upon several factors, including but not limited to, the product's acceptance by physicians and patients as a safe and effective treatment, cost effectiveness, potential advantages over alternative treatments, and the prevalence and severity of side effects. Failure to attain market acceptance among the medical community may have an adverse impact on our operations.

The Company's current revenues are primarily derived from the sales of feminine suppository to Red Cross Society in China, which helps treating women who have different types of gynecological infections. However, we can not assure this sales relationship would be maintained in the future. The Company also plans to expand its operations to different provinces in PRC, however, such expansion has not been commenced and there are no assurances that the Company will be able to achieve such an expansion successfully.


WE ENJOY CERTAIN PREFERENTIAL TAX CONCESSIONS AND LOSS OF THESE PREFERENTIAL TAX CONCESSIONS WILL CAUSE OUR TAX LIABILITIES TO INCREASE AND OUR PROFITABILITY TO DECLINE

OT China enjoys preferential tax concessions as a high-tech enterprise in China. Pursuant to the "Circular of the State Administration of Taxation of the People's Republic of China, on Issues Concerning Some Preferential Policies for Enterprise Income Tax", and "Procedures on Encourage the Development of Enterprises in Harbin Economic, Technology, High and New Technology Industrial Development Zone" released by the Management Committee of Harbin Economic Development Zone Heilongjiang Provincial State Tax Bureau recognized and approved OT China's status as a high and new technology enterprise and thus from the year 2001 to 2008, OT China is entitled to enjoy a cash refund equals to the building tax and land use tax it has paid.

All the above-mentioned preferential tax treatments will be expired in 2008 and there is no assurance that the similar preferential tax treatment would be applicable. OT China's tax liabilities will increase and its profits may accordingly decline if the preferential tax treatments are no longer applicable or available after 2008.

WE MAY BE SUBJECT TO THE PRC'S PRICE CONTROL OF DRUGS WHICH MAY LIMIT OUR PROFITABILITY AND EVEN CAUSE US TO STOP MANUFACTURING CERTAIN PRODUCTS

The State Development and Reform Commission ("SDRC") of the PRC and the price administration bureaus of the relevant provinces of the PRC in which the pharmaceutical products are manufactured are responsible for the retail price control over our pharmaceutical products. The SDRC sets the price ceilings for certain pharmaceutical products in the PRC. Four of our products, Econazole Nitrate Suppositories (1*3*0.15g), Econazole Nitrate Suppositories (1*6*0.15g), Clotrimazole Suppositories (1*3*0.15g) and Clotrimazole Suppositories (1*6*0.15g) are subject to such price control as of the date of this Prospectus. Although our other products have not been subject to such price control as of the date of this Prospectus, there is no assurance that these products will remain unaffected by it. Where other products are subject to a price ceiling, we will need to adjust the product price to meet the requirement and to accommodate for the pricing of competitors in the competition for market share. The price ceilings set by the SDRC may limit our profitability, and in some instances, such as where the price ceiling is below production costs, may cause us to stop manufacturing certain products.

OUR CERTIFICATES, PERMITS, AND LICENSES ARE SUBJECT TO GOVERNMENTAL CONTROL AND RENEWAL AND FAILURE TO OBTAIN RENEWAL WILL CAUSE ALL OR PART OF OUR OPERATIONS TO BE TERMINATED

Our Company is subject to various PRC laws and regulations pertaining to the pharmaceutical industry. Our Company has attained certificates, permits, and licenses required for the operation of a pharmaceutical enterprise and the manufacturing of pharmaceutical products in the PRC. We originally obtained the Medicine Production Permit in January 2001, which was valid until December 31, 2005. On January 1, 2006, we extended this permit for 5 years through December 31, 2010. When the permit expires, our Company will not be able to operate medicine production, which will cause our operations to be terminated. We have obtained a GMP certificate which is effective through February 13, 2008. The pharmaceutical production permit and GMP certificate are valid for a term of five years and must be renewed before their expiration. During the renewal
process, we will be re-evaluated by the appropriate   governmental authorities
and must comply with the then prevailing standards and regulations which may change from time to time. In the event that we are not able to renew the certificates, permits and licenses, all or part of our operations may be terminated. Furthermore, if escalating compliance costs associated with governmental standards and regulations restrict or prohibit any part of our operations, it may adversely affect our operation and profitability.

IF OUR PRODUCTS FAIL TO RECEIVE REGULATORY APPROVAL OR ARE SEVERELY LIMITED IN THE PRODUCTS SCOPE OF USE, WE MAY BE UNABLE TO RECOUP CONSIDERABLE RESEARCH AND DEVELOPMENT EXPENDITURES

We have obtained the SFDA approvals for 9 kinds of our total medicine products. Our other six product candidates are under the stage of research and development. In China, pharmaceutical products are subject to the regulatory approval of the SFDA. The regulatory approval procedure for pharmaceuticals can be quite lengthy, costly, and uncertain. Depending upon the discretion of the SFDA, the approval process may be significantly delayed by additional clinical testing and require the expenditure of resources not currently available; in such an event, it may be necessary for us to abandon our application. Even where approval of the product is granted, it may contain significant limitations in the form of narrow indications, warnings, precautions, or contra-indications with respect to conditions of use. If approval of our product is denied, abandoned, or severely limited in terms of the scope of product use, it may result in the inability to recoup considerable research and development expenditures.

OUR RESEARCH AND DEVELOPMENT MAY BE COSTLY AND/OR UNTIMELY AND THERE ARE NO ASSURANCES THAT OUR RESEARCH AND DEVELOPMENT WILL EITHER BE SUCCESSFUL OR COMPLETED WITHIN THE ANTICIPATED TIMEFRAME, IF EVER

The research and development of our new and existing products and their subsequent commercialization plays an important role in our success. There are six medicines that are currently under research and development, including

Azithromycin Suppositories, Ciprofloxacin Lactate Suppositories, Shehuang Lotion, OT mate Lotion, Shen Qi Lotion and New Cell Growth Factors. The research and development of new products is costly and time consuming, and there are no assurances that our research and development of new products will either be successful or completed within the anticipated timeframe, if ever at all. There are also no assurances that if the product is developed, it will lead to successful commercialization.

WE CANNOT GAURANTEE THE PROTECTION OF OUR INTELLECTUAL PROPERTY RIGHTS AND IF INFRINGEMENT OR COUNTERFEITING OF OUR INTELLECTUAL PROPERTY RIGHTS OCCURS, OUR REPUTATION AND BUSINESS MAY BE ADVERSELY AFFECTED

To protect the reputation of our products, we have registered and applied for registration of 21 trademarks or logos in the PRC where we have a major business presence. Please refer to the paragraph headed "Intellectual property rights" in the Business section of this Prospectus on page [35].

All of our products are sold under these trademarks. As of the date of this Prospectus, we have not experienced any infringements of such trademarks for sales of pharmaceutical products and as of the date of this Prospectus, the directors were not aware of any infringement of our intellectual property rights. However, there is no assurance that there will not be any infringement of our brand name or other registered trademarks or counterfeiting of our products in the future. Should any such infringement or counterfeiting occur, our reputation and business may be adversely affected. We may also incur significant expenses and substantial amounts of time and effort to enforce our intellectual property rights in the future. Such diversion of our resources may adversely affect our existing business and future expansion plans.

WE MAY SUFFER AS A RESULT OF PRODUCT LIABILITY OR DEFECTIVE PRODUCTS

We may produce medicines which inadvertently have an adverse pharmaceutical effect on the health of individuals despite proper testing. Existing PRC laws and regulations do not require us to maintain third party liability insurance to cover product liability claims. However, if a product liability claim is brought against us, it may, regardless of merit or eventual outcome, result in damage to our reputation, breach of contract with our customers, decreased demand for our products, costly litigation, product recalls, loss of revenue, and the inability to commercialize some products. We currently are not aware of any existing or anticipated product liability claims with respect to our products.

RISKS RELATED TO DOING BUSINESS IN CHINA

OT China operates from facilities located in China. Accordingly, its operations must conform to governmental regulations and rules of China.

THE PRC LEGAL SYSTEM HAS INHERENT UNCERTAINTIES THAT COULD LIMIT THE LEGAL PROTECTIONS AVAILABLE TO US

The Chinese legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedent value. In the late 1970s, the Chinese government began to promulgate a comprehensive system of laws and regulations governing commercial matters. The overall effect of legislation enacted over the past 20 years has significantly enhanced the protections afforded to foreign-invested enterprises in China. However, these laws, regulations, and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to foreign investors.

The practical effect of the PRC's legal system on our business operations in China can be viewed from two separate but intertwined considerations:

First, as a matter of the substantive law, the PRC laws regarding the Sino-foreign Equity Joint Ventures provide significant protection from government interference. In addition, these laws guarantee the full benefit of corporate articles and contracts to Sino-foreign Equity Joint Venture participants. These laws, however, do impose standards concerning corporate formation and governance, which are not qualitatively different from the corporation laws found in the United States. Similarly, PRC accounting laws mandate accounting practices which may not be consistent with the US Generally Accepted Accounting Principles. China accounting laws require that an annual "statutory audit" be performed in accordance with PRC accounting standards and that the books of account of Sino-foreign Equity Joint Venture be maintained in accordance with Chinese accounting laws. Article 78 of the Regulations for the Implementation of the Law of the People's Republic of China on Chinese-foreign Equity Joint Ventures requires a Sino-foreign Equity Joint Venture to submit certain periodic fiscal reports and statements to designated financial and tax authorities.

Second, while the enforcement of substantive rights may appear less clear than United States procedures, Sino-foreign Equity Joint Ventures are Chinese registered companies that enjoy the same status as other Chinese registered companies in business-to-business dispute resolutions. The Chinese legal infrastructure is significantly different in operation from its United States counterpart, and may present a significant impediment to the operation of Sino-foreign Equity Joint Ventures.

PRC ECONOMIC REFORM POLICIES OR NATIONALIZATION COULD RESULT IN A TOTAL INVESTMENT LOSS IN OUR COMMON STOCK

Since 1979, the Chinese government has reformed its economic policies. Because many reforms are unprecedented or experimental, they are expected to be refined and improved.

Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities in per capita wealth between regions within China, could lead to further readjustment of the reform measures. This refining and readjustment process may negatively affect our operations.

Although the Chinese government owns the majority of productive assets in China, in the past several years the government has implemented economic reform measures that emphasize decentralization and encourage private economic activity. Because these economic reform measures may be inconsistent or ineffectual, there are no assurances that:

      -     We will be able to capitalize on economic reforms;
      - The Chinese government will continue its pursuit of economic reform policies;
      -     The economic policies, even if pursued, will be successful;
       - Economic policies will not be significantly altered from time to time; and
      - Business operations in China will not become subject to the risk of nationalization.

Over the last few years, China's economy has registered high growth rates. Recently, there have been indications that rates of inflation have increased. In response, the Chinese government recently has taken measures to curb this excessively expansive economy. These measures have included restrictions on the availability of domestic credit, reducing the purchasing capability of some of its customers, and limited recentralization of the approval process for purchases of certain foreign products. These austere measures alone may not succeed in slowing down the economy's excessive expansion or control inflation, and may result in severe dislocations in the Chinese economy. The Chinese government may adopt additional measures to further combat inflation, including the establishment of freezes or restraints on certain projects or markets. These measures may adversely affect our operations.

There can be no assurance that the reforms to China's economic system will continue or that we will not be adversely affected by changes in China's political, economic, and social conditions and by changes in policies of the Chinese government, such as changes in laws and regulations, measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and remittance abroad, and reduction in tariff protection and other import restrictions.

YOU MAY EXPERIENCE DIFFICULTIES IN EFFECTING SERVICE OF LEGAL PROCESS, ENFORCING FOREIGN JUDGMENTS OR BRINGING ORIGINAL ACTIONS IN THE PRC BASED ON U.S. OR OTHER FOREIGN LAWS AGAINST OUR MANAGEMENT AND US

OT China, our operating company, is incorporated under the laws of the PRC, and substantially all of our assets are located in the PRC. In addition, many of our directors, managers, and executive officers reside within the PRC, and substantially all of the assets of these persons are located within the PRC. As a result, it may not be possible to effect service of process within the United

States or elsewhere outside the PRC upon certain directors, supervisors or executive officers, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws. Moreover, the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States, the United Kingdom, Japan or many other countries. As a result, recognition and enforcement in the PRC of judgments of a court in the United States and any of the other jurisdictions mentioned above in relation to any matter may be difficult or impossible. Furthermore, an original action may be brought in the PRC against us, our directors, managers, or executive officers only if the actions are not required to be arbitrated by PRC law and OT China's articles of association, and only if the facts alleged in the complaint give rise to a cause of action under PRC law. In connection with any such original action, a PRC court may award civil liability, including monetary damages.

BECAUSE WE RECEIVE SUBSTANTIALLY ALL OF OUR REVENUE IN RENMINBI, WHICH CURRENTLY IS NOT A FREELY CONVERTIBLE CURRENCY, AND THE GOVERNMENT CONTROLS THE CURRENCY CONVERSION AND THE FLUCTUATION OF THE RENMINBI, WE ARE SUBJECT TO CHANGES IN THE PRCS' POLITICAL AND ECNOMONIC DECISIONS

We receive substantially all of our revenues in Renminbi, which currently is not a freely convertible currency. The Chinese government may, at its discretion, restrict access in the future to foreign currencies for current account transactions.

The value of the Renminbi against the U.S. dollar and other currencies fluctuates and is affected by, among other things, changes in the PRC's political and economic conditions. Since 1994, the conversion of Renminbi into foreign currencies, including Hong Kong and U.S. dollars, has been based on rates set by the People's Bank of China, which are set daily based on the previous day's inter-bank foreign exchange market rates and current exchange rates on the world financial markets. Since 1994, the official exchange rate for the conversion of Renminbi to U.S. Dollars generally has been stable. Any devaluation of the Renminbi, however, may materially and adversely affect the value of, and any dividends payable on, our shares in foreign currency terms, since we will receive substantially all of our revenues, and express our profits, in Renminbi. Our financial condition and results of operations also may be affected by changes in the value of certain currencies other than the Renminbi. Our results of operation may be adversely affected by changes in the political and social conditions in the PRC, and changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

THE GROWTH OF THE CHINESE ECONOMY HAS BEEN UNEVEN ACROSS GEOGRAPHIC REGIONS AND ECONOMIC SECTORS, AND A DOWNTURN IN CERTAIN REGIONS IN WHICH WE DO BUSINESS OR IN OUR ECONMIC SECTOR WOULD SLOW DOWN OUR GROWTH AND PROFITABILITY

The growth of the Chinese economy has been uneven across geographic regions and economic sectors. For example, during the years between 1978 and 2000, the per capital GDP growth rate of Fujian Province in Southeastern China was 12% while that of Gansu Province in Northwestern China was 5.3% (Source: New China Statistical Materials Compilation for 50 Years and 2001 China Annual Statistics). There can be no assurance that growth of the Chinese economy will be steady or that any downturn will not have a negative effect on our business. Our profitability may decrease due to a downturn in the Chinese economy. More specifically, the expansion of our sales area in the less economically developed central and western provinces of China will depend on those provinces achieving certain income levels.

ANY OCCURRENCE OF SERIOUS INFECTIOUS DISEASES, SUCH AS RECURRENCE OF SEVERE ACUTE RESPIRATORY SYNDROME (SARS) CAUSING WIDESPREAD PUBLIC HEALTH PROBLEMS, COULD ADVERSELY AFFECT OUR BUSINESS AND RESULTS OF OPERATIONS

A renewed outbreak of SARS or other widespread public health problems in China, where all of our revenue is derived, and in Heilongjiang, where our operations are headquartered, could have a negative effect on our operations. Our operations may be impacted by a number of public health-related factors, including the following:

       o quarantines or closures of our factories or subsidiaries which would severely disrupt its operations;

      o     the sickness or death of the key officers and employees; and

      o     general slowdown in the Chinese economy.

Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our business and results of operations.

WE ARE SUBJECT TO THE ENVIRONMENTAL PROTECTION LAWS OF THE PRC

Our manufacturing process may produce by-products such as effluent and noise, which are harmful to the environment. We are subject to multiple laws governing environmental protection, such as "The Law on Environmental Protection in the PRC" and "The Law on Prevention of Effluent Pollution in the PRC", as well as standards set by the relevant governmental bodies determining the classification of different wastes and proper disposal. We have properly passed the environmental examination on January 10, 2006. There is no assurance that we will pass the environmental examinations in future.

China is experiencing substantial problems with environmental pollution. Accordingly, it is likely that the national, provincial and local governmental agencies will adopt stricter pollution controls. There can be no assurance that future changes in environmental laws and regulations will not impose costly compliance requirements on us or otherwise subject us to future liabilities. Our business's profitability may be adversely affected if additional or modified environmental control regulations are imposed upon us.

RECENT PRC REGULATIONS RELATING TO ACQUISITIONS OF PRC COMPANIES BY FOREIGN ENTITIES MAY LIMIT OUR ABILITY TO ACQUIRE PRC COMPANIES AND ADVERSELY AFFECT THE IMPLEMENTATION OF OUR STRATEGY AS WELL AS OUR BUSINESS AND PROSPECTS

In November, 2005, the PRC State Administration of Foreign Exchange (the "SAFE") issued the Circular on Issues Related to the Administration of Foreign Exchange for Corporate Financing through Offshore Special Purpose Vehicles and Round-trip Investment by Domestic Residents, which has set forth explicit regulations concerning the formalities related to establishing offshore special purpose vehicle (the "SPV") and round-trip investment by Chinese residents. Pursuant to this circular, a PRC resident must submit a registration form to the local SAFE branch with respect to his or her ownership interests in the offshore company, and must also file an amendment to such registration if the offshore company experiences material events, such as changes in the share capital, share transfer, mergers and acquisitions, spin-off transactions or use of assets in China to guarantee offshore obligations. The circular also provides that failure to comply with the registration procedures set forth therein may result in a restriction on the PRC companies' ability to distribute profits to its offshore parent company.

To date, it is still uncertain how this circular will be interpreted or implemented. We cannot predict how they will affect our business operations or future strategy. For example, we may be subject to more stringent review and approval processes with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our results of operation and financial condition. In addition, if we decide to acquire a PRC company by stocks, we cannot assure that the owners of such company, as the case may be, will be able to complete the necessary approval, filings and registrations for the acquisition. This may restrict our ability to implement our acquisition strategy and adversely affect our business and prospects.

OUR BUSINESS MAY BE ADVERSELY AFFECTED AS A RESULT OF CHINA'S ENTRY INTO THE WORLD TRADE ORGANIZATION ("WTO") BECAUSE THE PREFERENTIAL TAX TREATMENTS AVAILABLE TO US MAY BE DISCONTINUED AND FOREIGN PHARMACEUTICAL MANUFACTURERS MAY COMPETE WITH US IN THE PRC PHARMACEUTIAL INDUSTRY

The PRC became a member of the WTO on December 11th, 2001. The current tax benefits enjoyed by our Company may be regarded as unfair treatment by other members of the WTO. Accordingly, the preferential tax treatments available to us may be discontinued. In such circumstances, our profitability may be adversely affected. In addition, we may face additional competition from foreign pharmaceutical manufacturers if they set up their production facilities in the PRC or form Sino-foreign joint ventures with our competitors in the PRC. In the event that we fail to maintain our competitiveness against these competitors, our profitability may be adversely affected.

RISKS RELATED TO OUR COMMON STOCK

THERE IS NO MARKET FOR OUR COMMON STOCK

We intend to apply for a listing of our common stock on the Over-the-Counter Bulletin Board, but have not yet done so. To be listed on the OTCBB, we will have to comply with the requirement of material information regarding the issuer's finances, business and other information. There can be no assurance that the application for our common stock will be approved, or that if it is approved and listed, there can be no assurance that an active trading market will be maintained. We cannot assure you that our common stock will ever be included for trading on any stock exchange or through any other quotation system (including, without limitation, the NASDAQ Stock Market).

THE MARKET PRICE FOR OUR COMMON STOCK MAY BE VOLATILE WHICH COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT

The market price for our common stock is likely to be highly volatile and subject to wide fluctuations in response to factors including the following:

      o actual or anticipated fluctuations in our quarterly operating results,

      o     announcements of new products by us or our competitors,

      o     changes in financial estimates by securities analysts,

      o     conditions in the pharmaceutical market,

      o changes in the economic performance or market valuations of other companies involved in pharmaceutical production,

      o announcements by our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments,

      o     additions or departures of key personnel, or

      o     potential litigation,

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

WE MAY ISSUE ADDITIONAL SHARES OF OUR CAPITAL STOCK TO RAISE ADDITIONAL CASH FOR WORKING CAPITAL. IF WE ISSUE ADDITIONAL SHARES OF OUR CAPITAL STOCK, OUR SHAREHOLDERS WILL EXPERIENCE DILUTION IN THEIR RESPECTIVE PERCENTAGE OWNERSHIP IN US

We may issue additional shares of our capital stock to raise additional cash for working capital. If we issue additional shares of our capital stock, our shareholders will experience dilution in their respective percentage ownership in us.

A LARGE PORTION OF OUR COMMON STOCK IS CONTROLLED BY A SMALL NUMBER OF SHAREHOLDERS AND AS A RESULT, THESE SHAREHOLDERS ARE ABLE TO INFLUENCE THE OUTCOME OF SHAREHOLDER VOTES ON VARIOUS MATTERS

Two shareholders, Far Grand owns 40% of EAC Shares and Ms. Hui Wang, owns 19% of EAC Shares. As a result, these shareholders are able to influence the outcome of shareholder votes on various matters, including the election of directors and other corporate transactions including business combinations. In addition, the occurrence of sales of a large number of shares of our common stock, or the perception that these sales could occur, may affect our stock price and could impair our ability to obtain capital through an offering of equity securities. Furthermore, the current ratios of ownership of our common stock reduce the public float and liquidity of our common stock which can in turn affect the market price of our common stock.

WE ARE LIKELY TO REMAIN SUBJECT TO "PENNY STOCK" REGULATIONS AND AS A CONSEQUENCE THERE ARE ADDITIONAL SALES PRACTICE REQUIREMENTS AND ADDITIONAL WARNINGS ISSUED BY THE SEC

As long as the trading price of our common stock is below $5.00 per share, the open-market trading of our common stock will be subject to the "penny stock" rules. The "penny stock" rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase.

Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability of broker-dealers to sell the common stock and may affect a shareholder's ability to resell the common stock.

Shareholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and
(v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market.

COMPLIANCE WITH THE SARBANES-OXLEY ACT COULD COST HUNDREDS OF THOUSANDS OF DOLLARS, REQUIRE ADDITIONAL PERSONNEL AND REQUIRE HUNDREDS OF MAN HOURS OF EFFORT, AND THERE CAN BE NO ASSURANCE THAT WE WILL HAVE THE PERSONNEL, FINANCIAL RESOURCES OR EXPERTISE TO COMPLY WITH THESE REGULATIONS

The US Public Company Accounting Reform and Investor Protection Act of 2002, better known as Sarbanes-Oxley Act, is the most sweeping legislation to affect publicly traded companies in 70 years. Sarbanes-Oxley Act created a set of complex and burdensome regulations. Compliance with such regulations requires hundreds of thousands of dollars, additional personnel and hundreds of man hours of effort. There can be no assurance that we will have the personnel, financial resources or expertise to comply with these regulations.


                          FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act (the "Exchange Act"). We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including, among other things:

      - general economic and business conditions, both internationally and in the PRC markets,
      - our expectations and estimates concerning future financial performance, financing plans, and the impact of competition,
      -     our ability to implement our growth strategy,
      -     anticipated trends in our business,

      -     advances in technologies, and
      - other risk factors set forth under "Risk Factors" in this prospectus.

In addition, in this prospectus, we use words such as "anticipates," "believes," "plans," "expects," "future," "intends," and similar expressions to identify forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Notwithstanding the above, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act expressly state that the safe harbor for forward looking statements doe not apply to companies that issue penny stock. Because we issue penny stock, the safe harbor for forward looking statements does not apply to us.

                                USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling shareholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

There is currently no market for our common stock. We intend to apply for a listing of our common stock on the OTC Bulletin Board, but have not yet done so.

As of May 12, 2006, there were approximately 1446 shareholders of record of the Company's common stock.


          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

OVERVIEW

General

This subsection of MD&A is an overview of the important factors that management focuses on in evaluating our businesses, financial condition and operating performance, our overall business strategy and our earnings for the periods covered.

Echelon Acquisition Corp. was incorporated under the laws of the State of

Delaware on July 27, 2004 and has been inactive since inception. The Company intends to serve as a vehicle to effect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business.

Reverse Merger Transaction - May 8, 2006

On May 8, 2006, an agreement and plan of reorganization was effected among EAC, Asia Biotechnology Group Inc., or ABG; Far Grand Investments Limited, the sole shareholder of ABG,; Harbin OT Pharmaceutical Co., Limited, , or OT Samoa; and shareholders of OT Samoa.

The respective Boards of Directors of EAC, ABG and OT Samoa have adopted resolutions pursuant to which all of the issued and outstanding shares of the common stock of ABG and all of the issued and outstanding shares of OT Samoa will be converted into the right to receive a specified number of shares of the common stock of Echelon and whereas, the sole consideration for the exchange of the ABG share shall be the receipt by the ABG Shareholder of 23,296,000 EAC shares, $0.001 par value per share; and the sole consideration for the exchange of the OT Samoa shares shall be the receipt by the OT Samoa shareholders of 23,296,000 EAC shares, $0.001 par value per share. Such shares at the Closing shall equal eighty percent (80%) of the issued and outstanding shares of EAC. After the closing of this reverse merger, there are 58,240,000 outstanding shares of common stock of the reorganized EAC.

ABG and OT Samoa both became EAC's wholly owned subsidiaries and the former shareholders of ABG and OT Samoa obtained effective operating control of the combined company after the share exchange. Generally accepted accounting principles require that ABG and OT Samoa, whose shareholders retain the effective operating control of EAC, in a combined business be treated as the acquirers for accounting purposes, resulting in a reverse acquisition. Accordingly, this share exchange transaction has been accounted for as a recapitalization of ABG and OT Samoa. The equity section of the future financial statements will be restated to reflect the recapitalization of ABG due to the reverse acquisition as of the first day of the first period presented.

ABG is a limited liability company registered under the laws of the British Virgin Islands and was incorporated in British Virgin Islands on March 21, 2005.

OT Samoa is a limited liability company registered under the laws of the Samoa and was incorporated in Samoa on April 13, 2005. The principal activity of the OT Samoa is investment holding

ABG is an investment holding company and it acquired 60% shareholding of a company called Harbin OT Pharmaceutical Co. Ltd., or OT China, on November 3, 2005. OT China is a Chinese foreign enterprise incorporated in the PRC on April 13, 2001. The Company is a feminine suppository manufacturer and provides this suppository to clinics and Red Cross

Society of China, whom then help treat women in China that have different type of internal infections.

OT China is a China-based medical feminine suppository manufacturer. In 2005, nearly ninety percent of its products were sold to Red Cross in China and hospitals. All activities of the Company are principally conducted by OT China operating in the PRC.

In connection with the acquisition transaction, ABG and OT Samoa became the wholly owned subsidiaries of EAC through Reorganization. Even though, from a legal perspective, Echelon is the acquirer, from an accounting perspective, ABG and OT Samoa are the acquirers. Because our recent operations have been limited to the operations of ABG, the discussion below of our performance is based upon our consolidated financial statements for the period from March 21, 2005 (Date of Inception) to December 31, 2005.

RESULTS OF OPERATIONS

Income Statement Items

The following table summarizes the results of our main operating company, Harbin OT Pharmaceutical Co., Ltd, China during the year ended December 31, 2005 and 2004 and provides information regarding the dollar and percentage increase or (decrease) from the current fiscal year to the prior fiscal year:

HARBIN OT PHARMACEUTICAL CO., LTD, CHINA
STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2005 AND 2004

                                                      2005           2004                          Percentage Increase (Decrease )
                                                                              Increase (Decrease )
                                                       $              $                                           $
Net sales                                                484,635       47,738              436,897                            915%
Cost of sales                                            462,420       22,352              440,068                          1,969%
       Gross profit                                       22,215       25,386              (3,170)                           (13%)
Operating expenses
   Allowance for bad debt                                  5,493       29,755             (24,262)                           (82%)
   Salaries                                               43,096       20,578               22,518                            109%
   Depreciation                                           40,081       88,262             (48,181)                           (55%)
   Amortization of land use right                          2,237        2,214                   23                              1%
   Other selling, general and administrative             155,722      104,828             (50,894)                           (49%)
       Total operating expenses                          246,629      245,637                  992                            0.4%
Loss  from operations                                  (224,414)    (220,252)                4,162                              2%
Other Income                                              10,813       78,415             (67,602)                           (86%)
Loss before income taxes and minority interests        (213,601)    (141,837)               71,764                             50%
   Income taxes                                                -            -                                                    -
Net loss                                               (213,601)    (141,837)               71,764                             51%


YEAR ENDED DECEMBER 31, 2005 COMPARED TO YEAR ENDED DECEMBER 31, 2004

REVENUES INCREASED BY $436,897

Revenues recorded at $484,635 for the year ended December 31, 2005 compared to $47,738 for the year ended December 31, 2004. The increase of $436,897 is due primarily to the increased sales to one customer. Over 84% of the total sales were generated from Red Cross in 2005.

COSTS OF SALES INCREASED BY $440,068

Costs of sales were $462,420 for the year ended December 31, 2005 compared to $22,352 for the year ended December 31, 2004. The large increase of $440,068 dues primarily to the increase of sales. Our cost of goods sold for the period ended December 31, 2005 include cost of raw materials, direct labor and overhead associated with the manufacturing process, total amounting to $462,420 of total overhead.

GROSS PROFIT DECREASED BY $3,170

Gross profits were $22,215 for the year ended December 31, 2005 compared to $25,385 for the year ended December 31, 2004. The decrease of $3,170 is due primarily to most of sales sold to non-profits making organization, including Red Cross and hospitals. We intended to make initially small profit margins on our products as our products become better known to many people over the many provinces in PRC. Through our sales to Red Cross and hospital, we are building up our brand in order to make our products well know and popular throughout China.

OPERATING EXPENSES INCREASED BY $992

For the year ended December 31, 2005, we incurred operating expenses of $246,391 compared to $245,637 for the year ended December 31, 2004. The $246,391 incurred as of December 31, 2005 included mainly salary expense of $43,096, depreciation expense of $40,082 other general operating expenses of $155,484.

Salary expense had a net increase of $22,518 for the year ended December 31, 2005 over the year ended December 31, 2004 due to the hiring of new labor for the expansion of production lines.

Depreciation expense had a net decrease of $48,181 for the year ended December 31, 2005 over the year ended December 31, 2004. The Company has more production lines throughout the year of 2005, and the deprecation for all plant and machinery in the production line and factory was provided and recorded under the cost of sales. The depreciation of the plant and machineries in non productive month in 2004 was provided and recorded under the operating expense. As a results, the depreciation of Year 2005 recorded under the operating expense was lower than 2004.

Other selling, general and administrative expenses had a net increase of $50,894 for the year ended December 31, 2005 over the year ended December 31, 2004, which included packing materials written off amounting to $52,743. All package materials with our prior business company name, were written off after we changed our company name in 2005. Other selling, general and administrative expenses consisted included communication expenses, motor vehicles expenses, traveling expenses, repairs and maintenance, staff welfare, and miscellaneous expenses.


OTHER INCOME DECREASED BY $67,602

Our other Income for the year ended December 31, 2005 included a Government grant of $10,618, interest income of $74 and gain on disposal of fixed assets of $122. The decrease of $67,602 is due primarily to the decrease of the Government Grant from the $73,577 we received in 2005 to $10,618 in 2004.

INCOME TAXES

No income taxes have been provided for in our financial statements as the Company incurred losses for the years ended December 31, 2005 and 2004.

Companies in China are generally taxed at a rate of 33% of assessable profit, consisting of a 30% national tax and a 3% local tax. Our subsidiary in China has applied for an exemption from the local taxes. For foreign investment enterprises like us that are established in a Special Economic Zone or a Coastal Open Economic Zone, where our subsidiary is located, and which is engaged in production oriented activities, the national tax rate could be reduced to 15% or 24%, respectively. Our subsidiary incorporated in China is subject to Chinese income taxes at the applicable tax rates on taxable income as reported in its statutory accounts in accordance with the relevant tax laws for two years starting from the first profit making year, followed by a 50% tax exemption for the next three years.

OTHER COMPREHENSIVE INCOME INCREASED BY $5,051

The Company incurred a foreign currency translation gain of $5,051 for the year ended December 31, 2005. In July 21, 2005, China reformed its foreign currency exchange policy, revalued the Renminbi by 2.1 percent and allowed Renminbi to appreciate as much as 0.3 percent per day against the U.S. dollar. As a result, we implemented different exchange rates in translating Renminbi into U.S. dollar in our financial statements for the period ended December 31, 2005, the exchange rates of 8.07, 8.277 and 8.194 were implemented in calculating the total assets / liabilities, shareholders' equity and profit and loss respectively, which results in a $5,051 in the foreign currency translation gain for the year ended December 31, 2005.

OVERALL

We reported the net loss of Harbin OT Pharmaceutical Company Limited for the year ended December 31, 2005 of $213,601, which was the total loss of the company for the year, including the 40% share of loss by Minority shareholders of Harbin OT amounted to $85,441 and the 60% share of loss attributed to Asia Biotech Inc., amounted to $128,160.

LIQUIDITY AND CAPITAL RESOURCES


BALANCE SHEET ITEMS

CASH AND BANK BALANCES

At December 31, 2005, we had a cash balance of $22,291 held in the OT China's bank accounts in PRC.

DUE TO SHAREHOLDERS

At December 31, 2005, the Company owed the minority shareholders $279,933. The advances are non-interest bearing and are payable within one year.

CASH FLOW

Our Company's future operations and growth will likely be dependent on our ability to raise capital for expansion and to implement our strategic plan.

We currently have no material commitments for capital expenditures. Our future growth is dependent on our ability to raise capital for expansion, and to seek additional revenue sources. If we decide to pursue any acquisition opportunities or other expansion opportunities, we may need to raise additional capital, although there can be no assurance such capital-raising activities would be successful.

We believe that our currently available working capital, after receiving the aggregate proceeds of the capital raising activities, should be adequate to sustain our operations at our current levels through at least the next twelve months.

We believe that our currently available working capital, after receiving the cash from the shares acquires by the shareholders of ABG and OT Samoa referred to above, should be adequate to sustain our operations at our current levels through at least the next twelve months.

CONTRACTUAL OBLIGATIONS

The Company did not have any lease obligations as of December 31, 2005.

CRITICAL ACCOUNTING POLICIES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported in the financial statements, including the notes thereto, and related disclosures of commitments and contingencies, if any. We consider our critical accounting policies to be those that require the more significant judgments and estimates in the preparation of financial statements, including the following:

    Buildings                          20 years
    Leasehold improvements             20 years
    Plant and machinery                10 years
    Furniture, fixtures and equipment  5 years
    Motor vehicles                     5 years


Management relies on historical experience, legal advice and on assumptions believed to be reasonable under the circumstances in making its judgment and estimates. Actual results could differ materially from those estimates.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangement or commitment that will have a current effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

 INFLATION

We believe that inflation has not had a material impact on our results of operations for the years ended December 31, 2005.

SEASONALITY

We may experience seasonal variations in revenues and operating costs due to seasonality, however, we do not believe that these variations will be material.


RISK FACTORS THAT MAY AFFECT FUTURE OPERATING RESULTS


You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are the material risks that apply to our business, operations, financial condition and prospects.

OPERATING RISK


Currently, the Company's revenues are primarily derived from the sales of feminine suppository to clinics and Red Cross Society of China. The Company hopes to expand its operations to different provinces in PRC, however, such expansion has not been commenced and there are no assurances that the Company will be able to achieve such an expansion successfully. Therefore, a downturn or stagnation in the economic environment of the PRC could have a material adverse effect on the Company's financial condition.



PRODUCTS RISK


Our revenue-producing operations are limited and the information available about the Company makes evaluation of the Company difficult. We have conducted limited operations and we have little operating history that permits you to evaluate our business and our prospects based on prior performance. You must consider your investment in light of the risks, uncertainties, expenses and difficulties that are usually encountered by companies in their early stages of development, particularly those engaged in international commerce.



EXCHANGE RISK


The Company generates revenue and incurs expenses and liabilities in Chinese renminbi. As a result, the Company is subject to the effects of exchange rate fluctuations with respect to any of these currencies. Since 1994, the official exchange rate for the conversion of renminbi to U.S. dollars has generally been stable and the renminbi has appreciated slightly against the U.S. dollar. On July 21, 2005, the People's Bank of China ("PBOC") announced a revaluation of the Chinese currency Renminbi ("RMB") or yuan, which immediately jolted international finance markets. PBOC said the RMB yuan will no longer be pegged to the U.S. dollar and will be traded at a rate of 8.11 for the U.S. dollar. However, given recent economic instability and currency fluctuations in the world, the Company can offer no assurance that the renminbi will continue to remain stable against the U.S. dollar or any other foreign currency. The Company's results of operations and financial condition may be affected by changes in the value of renminbi and other currencies in which its earnings and obligations are denominated. The Company has not entered into agreements or purchased instruments to hedge its exchange rate risks, although the Company may do so in the future.



OUR BUSINESS DEPENDS SIGNIFICANTLY UPON THE PERFORMANCE OF OUR SUBSIDIARIES, WHICH IS UNCERTAIN


Currently, a majority of our revenues are derived via the operations of our subsidiaries. Economic, governmental, political, industry and internal company factors outside our control affect each of our subsidiaries. If our subsidiaries do not succeed, the value of our assets and the price of our common stock could decline. Some of the material risks relating to our partner companies include:

- our subsidiaries are located in the PRC and have specific risks associated with that; and

- Intensifying competition for our products and services and those of our subsidiaries, which could lead to the failure of some of our subsidiaries.



                                   BUSINESS

BACKGROUND

ECHELON ACQUISITION CORP.

Echelon Acquisition Corp. was originally incorporated on July 27, 2004 under the laws of the State of Delaware and fell within the definition of a "blank check" corporation contained in Section (7) (b) (3) of the Securities Act of 1933, as amended. Since inception we had been seeking to engage in a merger with or acquisition of a company which desires to become a reporting company whose securities are qualified for trading in the United States secondary market. Before the merger with ABG and OT Samoa, we had no operations and had only minimal liabilities.

On May 8, 2006, we entered into a triangular Agreement and Plan of Reorganization with ABG and OT Samoa. Pursuant to this Agreement, we acquired one issued and outstanding share of ABG from the sole Shareholder of ABG in exchange for 23,296,000 shares of our common stock; and all of 20,000,000 issued and outstanding shares of OT Samoa from their shareholders in exchange for a total of 23,296,000 shares of our common stock. Immediately after the merger, the former shareholder of ABG and former shareholders of OT Samoa respectively own 40 percent of the shares of the Company's common stock.

ASIA BIOTECHNOLOGY GROUP INC.

ABG is one of the Company's wholly owned subsidiaries, which was incorporated on March 21, 2005 under the laws of the British Virgin Islands. Far Grand Investment Limited, a company organized under the laws of Cayman Islands is the sole shareholder of ABG.

As of October 17, 2005, ABG entered into a stock transfer agreement with 5 shareholders of OT China. Pursuant to this agreement, ABG acquired 60% of the equity interests in OT China. OT China accordingly became a Sino-foreign joint venture as defined by PRC laws.

HARBIN PHARMACEUTICAL CO., LTD. (OT CHINA)

OT China is ABG's subsidiary. On November 3, 2005, ABG acquired 60% of the equity interests in OT China. Since the acquisition, OT China conducts the Company's only business operation. OT China focuses primarily on traditional Chinese medicine and chemical medicinal products.

HARBIN PHARMACEUTICAL CO., LIMITED. (OT SAMOA)

OT Samoa is the Company's another wholly owned subsidiary which was incorporated on April 13, 2005 under the laws of Samoa. This company was formed solely as a holding company and has no operation since inception.

PRINCIPAL PRODUCTS

Through the operation of our subsidiary, OT China, our primary business is designing, manufacturing and marketing gynecological medicines and is mainly focused on the R&D and marketing of feminine suppositories. The gynecological conditions are common with women and can range from chronic, repeated yeast infections (candidiasis), abnormal periods, vaginal warts to cervical cancer. Vaginal suppositories are used to treat gynecological ailments, especially vaginal infections such as mycotic vaginitis , trichomonas vaginitis and Candidiasis.

We believe that our suppositories have effects against symptoms of vaginal candidiasis include itching and swelling of the vulva, thick white-yellow or cheesy discharge. These drugs can also replenish vital essence, and nourish the vaginal. Funing Suppository, one of our products, has been approved by the SDA as the Protected Traditional Chinese Medicine (Class 2), which is protected by the Chinese government for intellectual property rights in Chinese medicines for the period from 2000 to 2007.

In 2001, the technology of producing our products was listed into the Torch Plan, which is a program launched by the Chinese Scientific and Technological Commission to strengthen Chinese hi-tech industries' development; and was also evaluated as the key high-tech project by Harbin city government of China. In 2002, OT China was granted the High-New Tech Enterprise Certificate issued by Harbin city government.

At the date of this Prospectus, our total nine gynecological suppositories approved by PRC SFDA are as follows::

1.        Econazole Nitrate Suppository,
2.        Shehuang Shuan
3.        Clotrimazole Suppository
4.        Compound Metrnidazole Suppository
5.        Compound Chlorhexidine Acetate Suppository

6.        Suppositoria Matrini
7.        Metronidazole*Clotrimazole and Chlorhexidine Acetate Suppositoriy
8.        Shenqi Wenyang Shuan
9.        Funing Suppository

There are 6 product candidates currently undergoing the research and development.

All our medicine products have been cleared by Chinese State Drug
Administration, or the SDA, for sale in China. Because a physician's prescription or authorization is not required to purchase our products over the counter, we are able to sell our medicine products directly to the patents.

The Company has developed more production lines throughout the year of 2005 to compete in the suppositories market.

In addition, OT China plants to expand its business scope to the manufacturing and selling medicinal suppositories, health-care products medical appliances, cosmetic and disinfectant.

PRINCIPAL MARKETS

The principal markets of OT China lie within China. China has the world's largest population of nearly 1.3 billion people. The pharmaceutical industry accounts for approximately 3% of China's annual GDP (Source: http://www.chinability.com/2004%20economic%20performance.htm). In 2004, PRC's pharmaceutical industry realized sales of RMB347.6 billion (US$42 billion) and net profits of RMB30.64 billion (US$3.7 billion); a 17.44% increase in realized sales and 11.74% increase in net profits from the previous year (Source:http://www.chinapharm.com.cn). According to a Chinese government report, China's pharmaceutical sales in 2005 are expected to be approximately RMB 376.6 billion (US$ 45.5 billion), growing 17% from the previous year (Source: http://www.biotech.org.cn/news/news/show.php ?id=21470). It is estimated that China's pharmaceutical industry will maintain at least a 12%-15% growth rate through the year 2010 (Source: http://www.511511.com/A1/200501/A100000391720050104093750375.shtml).

The predicted growth is based upon the relaxation of trade barriers following China's accession to the World Trade Organization, advances in the Chinese economy, and China's large, female population.

DETAILED MARKET SECTORS

In recent years, the requirements and the sale amount of gynecological medications are increasing gradually. It was calculated that the sale amounts of gynecological medications are approximately *5.2 billion (approximately US$0.65 billion) in 2004, the figure of which has increased 16.84% compared with 2003. Some institutions even forecasts that the requirements will increase to *5.9 billion (approximately US$ 0.74 billion) and the sales amounts will keep its increasing at about 10% in the next few years. (Source: http://www.cpha.org.cn/html/content/xw/content_53_2348.htm )

The suppository plays an important role in gynecological medications.
Comparing to 2003, in the market of Beijing along, the anti-infective suppositories occupied 40% of the sale amounts, and increased at a rate of 29% in 2004. (Source: http://www.cpha.org.cn/html/content/rdxw/content_52_1924.htm)

We focuses on developing the gynecological medications market sector with our unique suppositories technology. This market segment is believed to offer us the potential for profitable growth. We also plan to increase our penetration of the market by developing and producing new medicines.

DISTRIBUTION

Our medicines are sold in about 88 cities among 31 provinces, sovereignties, and autonomous regions in China.

Marketing of our products has been mainly accomplished through the use of our 10 sales representatives and 5 proxy agents. OT China uses a flat distribution channel system of independent regional distributors. In a typical distribution contract, a distributor will be provided with certain sales targets for a particular period according to a set retail price. If the distributor completes the sales task within the prescribed period, the agent distributor will be given greater economic incentives. If the distributor fails to complete the sales task within the prescribed period, OT China has the right to cancel its contract with the distributor and sign with other competent distributors. The Company also sells the medicines through promotions to end users such as soliciting and advertising in pharmacies.

We intend to continue using independent distributors. Our growth in terms of revenue requires additional sales representatives, which is part of our business plan for 2006.

INDUSTRY BACKGROUND AND COMPETITION

The pharmaceutical industry accounts for approximately 3% of China's GDP. (Source: http://blog.fh21.com.cn/post/65/106). The industry's primary categories include chemical medicine, traditional Chinese medicinal material, traditional Chinese medicinal film, prepared Chinese herbal medicine, antibiotics, biological products, biological medicine, radioactive medicine, medical appliances, sanitation materials, pharmaceutical machinery, medical packaging, and trading.

There is a low degree of consolidation among pharmaceutical companies in the PRC. According to the SFDA-reported statistics, in July of 2004, there were 5071 manufacturing pharmaceutical companies (not including companies producing traditional Chinese medicinal film, medical oxygen, reagent of in-vitro diagnosis or supplementary materials). The total market share of the top 10 biggest companies was about 42%, compared to 66% in the US.

Competition in the pharmaceutical industry is reduced by barriers to entry. A company wishing to enter the industry must comply with the standards and regulations set forth by the government. In the PRC, SFDA is the authority that monitors and supervises the administration of the pharmaceutical industry including pharmaceutical products, medical appliances, and equipment. Pharmaceutical manufacturing enterprises must obtain a Pharmaceutical Manufacturing Enterprise Permit issued by the relevant pharmaceutical administrative authorities and relevant health departments at the provincial level where the enterprise is located. Furthermore, all pharmaceutical products produced in the PRC, with the exception of Chinese herbal medicines in soluble form, must bear a registered number approved by the appropriate medicine administration authorities in the PRC. Lastly, in accordance with the World Health Organization, the PRC now requires compliance with GMP standards in pharmaceutical production in order to minimize the risks involved in any pharmaceutical production that cannot be eliminated through testing final products. As the regulatory approval process becomes more stringent, it also increases the industry's capital entry barrier.

Due to the variety of consumer demands within the pharmaceutical market, pharmaceutical companies have relatively dispersed product lines.

DESCRIPTION OF PROPERTY

OT China owns a use right of the land covering an area of 7,900.14 square meters located at No.7, Bohai Street, Development Zone Pingfang Industrial Area, Harbin, China. On such land plot, there are a warehouse and an office building. The term of the land use right is 50 years commencing June 9, 2000. We believe this property is sufficient to support OT China's further business development.

INTELLECTUAL PROPERTY

The protection of our intellectual property is a strategic priority for our business. We rely primarily on a combination of trademark and patent protection in the PRC to safeguard our intellectual property and our brand. Our ability to protect and use our intellectual property ("IP") rights in the continued development and commercialization of our technologies and products, operate without infringing the IP rights of others, and prevent others from infringing our IP rights, is crucial to our continued success.

Our policy is to seek patent protection for technological developments that we believe will enhance the market position of our products and methods of using our products.

As of May 12, 2006, we own two utility model patent rights to our medicinal vaginal compound suppository and packing-shaping mold for vagina or anus suppository. In addition, OT China has applied for 6 invention patent applications and 1 utility model patent application on the existing suppositories. We intend to apply for more patents to protect our core technologies and medicines in future.

Our patent relates to a novel pharmaceutical utility for the treatment of gynecological diseases which comprises a therapeutic drug for the intra vaginal, and a method of solubilizing in liquid promptly.

The following are our two patents in China that we own:

Patent No. ZL 96 2 16767.5: two way model on forming and package of vaginal and anorectal suppository, utility model patent

Patent No. ZL 96 2 16798.3: vaginal suppository, utility model patent


We also maintain the following registered trademarks and logos in China,

One registered logo used in connection with suppository;

One trademark and two logos used in connection with medical appliances and equipment, surgical appliances and equipment, denture, diathermy appliances, medical bed, feeding bottle, suppository, vaginal syringe, suspensor and medical sprayer;

One trademark and one logo used in connection with market promotion, trade counseling, public relationship, marketing analysis, trade fair of organizing business advertisement, agent of business information, business counseling, business management and organization counseling, bidding and Human Resources counseling;

One trademark and three logos used in connection with teething preparation, purificant, troche, human medicines, insecticide, animal medicines, suppository, sanitary towel, pharmaceutical capsule and medical nutriment;

One logo used in connection with diner, motorcycle, sleigh(car), air carrier, cable car, automobile, wheelchair, bicycle tire, hull, and bicycle handle;

One logo used in connection with computing machine, teleprinter, television, cable splitter box, fire extinguisher, arithmometer, precision balance, electric door opener, electrical wire and battery;

One logo used in connection with gun, fireworks, bandolier, missile, kindling, explosive, bullet, powder, guncotton and signal fireworks;

One logo used in connection with coffee drink, sugar, tea, flour-made products, Chinese dumpling, nutrient capsule (other than for pharmaceutical purposes), nutrient fluid (other than for pharmaceutical purposes), nutrient cream (other than for pharmaceutical purposes), nutrient powder (other than for pharmaceutical purposes) and royal jelly (other than for pharmaceutical purposes);

One logo used in connection with synthetic rubber, soft drainpipe, asbestos, rubber-made or plasti-made filling material, artificial resin (semi-manufactured), sheeting of plastics (for agriculture purposes), insulator, thermal radiation-insulating material, sound-insulating material and asbestos flag;

One logo used in connection with feeding animals, pharmaceutical counseling and lawn finishing; one logo used in connection with egg, bean curd, purified nutmeat, milk, edible fat, aquatic can, fish (not alive), edible marrow and bloated vegetable;

One logo used in connection with shrub, flower, fresh grape, seed-corn, distiller's malt, wheat, fresh fish, cucumber, marc and turf for animals inhabiting;

One logo used in connection with ratafee (including alcohol), distilled drinks, wine, rice wine, fruit drink(including alcohol), apple wine, spirit, drink, any liquid including alcohol and rum; and

One logo used in connection with cigarette lighter, flint, matches, rice paper, filter plug of cigarette, cigar, tobacco pipe, cigarette holder, cleaning rod of tobacco pipe and tobacco powder; knife-grinder, insecticide sprayer, spontoon, manual air pump, tweezers, manual farm machinery, shaver, scissors (small), tableware and manual blade.

EMPLOYEES

The Company currently has 19 regular employees. We provide routine employee benefits such as pension and health insurances to these employees. In addition, OT China has 60 temporary workers performing production functions. None of these employees are covered by a collective bargaining agreement and they all reside in China.

GOVERNMENT REGULATION

The following is a summary of the principal governmental laws and regulations that are or may be applicable to pharmaceutical manufacturing companies like OT China in PRC. The scope and enforcement of many of the laws and regulations described below are uncertain. We cannot predict the effect of further developments in the Chinese legal system, including the promulgation of new laws, changes to existing laws, or the interpretation or enforcement of laws.

Regulatory Framework of the Pharmaceutical Industry in the PRC

In the PRC, the State Food and Drug Administration, or the SFDA, regulates and supervises biopharmaceutical products under the Pharmaceutical Administration Law, the Implementing Regulations on Pharmaceutical Administration Law, the Administration of Registration of Pharmaceuticals Procedures, and other relevant rules and regulations which are applicable to manufacturers in general. Each procedure of our biopharmaceutical production is subject to the requirements on the manufacture and sale of pharmaceutical products as provided by these laws and regulations, including without limitation but not limited to, the standards of clinical testing, declaration, approval and transfer of new medicine registrations, applicable industry standards of manufacturing, distribution, packaging, advertising and pricing.

Under the relevant laws and regulations, our vaccine products are not officially approved for sale in the market until the following procedures have been followed.

Production Permit.
Simultaneously with the application of new drug certificate, we also apply to the provincial level SFDA for a production license to manufacture the new drug to be approved by the China SFDA. The Production Permit is valid for a term of five years and must be renewed before its expiration. During the renewal process, we will be re-evaluated by the appropriate governmental authorities and must comply with the then prevailing standards and regulations which may change from time to time. In addition to the production Permit, we also need to obtain a business license from the relevant administration bureau for industry and commerce to commence the manufacture.

OT China has obtained a Production Permit which is valid from January 1, 2006 to December 31, 2010.

Registration of Pharmaceutical Products

All pharmaceutical products that are produced in the PRC must bear a registered number approved by the SFDA in the PRC, with the exception of Chinese herbs and Chinese herbal medicines in soluble form. The medicine manufacturing enterprises must obtain the medicine registration number before manufacturing any medicine.

All of our nine gynecological suppositories have obtained the registration number in 2002.

GMP Certificate.
After receiving a new medicine certificate and production permit, we will further need to submit to the China SFDA an application for a Good Manufacturing Practice, or GMP. A GMP certificate is used to approve the equipment and control of the manufacturing workshop of a particular drug. The PRC government authority issues GMP standards for pharmaceutical manufacturing enterprises in order to minimize the risks involved in any pharmaceutical production that cannot be eliminated through testing the final products. The process of GMP authorization requires about 3 months.

A GMP certificate is valid for five years, except that the certificate of a newly established enterprise is only valid for one year. We should apply for renewal of our GMP certificate no later than six months prior to the date of expiration of our GMP certificate. Newly established enterprises should apply for reassessment no later than three month prior to the expiration of their GMP certificates and, if eligible, will receive a five-year GMP certificate subject to reassessment by the relevant authority.

OT China's GMP certificate was obtained on February 12, 2003, which will expire on February 11, 2008.

Other Relevant Laws and Regulations

We are subject to a variety of laws and regulations administered by Chinese governmental authorities at the national and provincial levels. We believe we are currently in compliance with PRC laws and regulations; however, we may incur significant costs to comply with these laws and regulations now or in the future. We can not assure that the existing regulatory requirements under which we currently operate will not change and that such change could not have a material adverse effect on our business and anticipated operations.

LEGAL PROCEEDINGS

We have no pending legal proceedings. From time to time, we may be involved in various claims, lawsuits, disputes with third parties, and actions involving allegations of breach of contract or product liability actions incidental to the normal business operations.

                                  MANAGEMENT


The following table sets forth certain information regarding our directors and executive officers as of May 12, 2006. The directors will serve until the next annual meeting of the stockholders or until their successors are elected or appointed and qualified. Executive officers will serve at the board's discretion.

--------------------- -------------- ------------------------------------------
Name and Address      Age            Position
--------------------- -------------- ------------------------------------------
Xueliang Qiu          51             Director, Chairman of the Board,
                                     President and Chief Executive Officer
--------------------- -------------- ------------------------------------------
Lei Zhu               48             Director, Chief Operation Officer
--------------------- -------------- ------------------------------------------
Feng Yang             45             Director, Chief Financial Officer
--------------------- -------------- ------------------------------------------

XUELIANG QIU
Director, Chairman of the Board, President and Chief Executive Officer

Mr. Qiu has been served as the Chairman of the Board of OT China since 2001. Prior to joining OT China, from 1996 to 2001, Mr. Qiu was the Chief Executive Officer and the Chairman of the Board of Harbin Tiangong Enterprise Group Limited, a PRC Company. From 1985 to 1996, Mr. Qiu was an officer in charge of medicines approval and management in Health Department, Heilongjiang Province, From 1983 to 1985, Mr. Qiu was a doctor in People Hospital, Guiling County, Heilongjiang province; Mr. Qiu has almost 20 years' experience in the pharmaceutical industry. Xueling Qiu is a graduate of Heilongjiang University of Chinese Medicine and he also has been studied in West China Center of Medical Sciences, Shanghai No.2 Medicine School, Harbin Medicine University.

LEI ZHU
Director, Chief Operation Officer

Lei Zhu jointed ABG in 2005 as Vice president. He also served as President of OT China from 2001 to 2005. From 1983 to 2001, he worked in Harbin Taxation Department as the inspector and Section Chief. Mr. Zhu graduated from Heilongjiang TV University.

FENG YANG
Director, Chief Financial Officer

From 2005, Mr. Yang has served as Chief Financial Officer of ABG. From 1986 to 2003, he has served in various management positions including Chief Financial Officer, Director, and Vice President for six different companies. Mr. Yang currently is the director of China Association of Chief Financial Officers, Beijing District. He has almost 20 years of financial management experience.

There are no family relationships among our directors or officers.

BOARD COMPOSITION AND COMMITTEES

The board of directors is currently composed of three members. All board actions require the approval of a majority of the directors in attendance at a meeting at which a quorum is present.

We currently have no committees of Audit, Compensation, or any other committees; therefore, the board will act in the capacity of the absent committees.

There are presently no material pending legal proceeding to which a director, officer, or employee of ours is a party. There is no pending litigation or legal proceeding involving one of our directors, officers, employees or other agents as to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

CODE OF ETHICS

We do not yet have a Code of Ethics. We may adopt one after we expand our business and recruit more regular employees.


                      DIRECTOR AND EXECUTIVE COMPENSATION

No cash compensation was paid to our director for services as a director since our Company was incorporated in 2004. We have no standard arrangement pursuant to which our board of directors is compensated for their services in their capacity as directors. The board of directors may award special remuneration to any director undertaking any special services on behalf of our Company other than those services ordinarily required of a director. All authorized out-of-pocket expenses incurred by a director on our behalf will be subject to reimbursement upon our receipt of required supporting document of such expenses. No director received and/or accrued any compensation for his services as a director, including committee participation and/or special assignments.

The following table provides compensation information for the period indicated with respect to the person who served as our President for the years ended December 31, 2005 and 2004, and as of May 12, 2006.

                          SUMMARY COMPENSATION TABLE

                                                                                  Long Term Compensation


                                                                                                                        (i)



                                                                                                                     All Other
                                                                                                                      Compen-
                                                                                                                     sation ($)
                                                Annual Compensation                   Awards                Payouts
                  (a)                    (b)   (c)    (d)      (e)     (f)                   (g)              (h)


                                                              Other                 Securities Under-lying
                                                             Annual    Restricted     Options/ SARs (#)      LTIP
      Name and Principal Position                    Bonus  Compensa-     Stock                             Payouts
                                         Year Salary  ($)     tion     Awards ($)                             ($)
                                               ($)

Soloman Lam President, Secretary,        2004      0     0           0           0                        0       0            0
Treasurer and Director

William Tay                              2005      0     0           0           0                        0       0            0
President, Secretary, Treasurer, and
Director

Hui Wang                                 2006      0     0           0           0                        0       0            0
President, Secretary, Treasurer,
Director and
Chief Accounting Officer


Our management did not spend any material time working since we had no material business. Accordingly, we did not compensate any officer of director during that time period.

STOCK OPTION GRANTS AND EXERCISES

We currently have no option, retirement, pension, or profit sharing programs for the benefit of the directors, officers or other employees, but the board of directors may recommend adoption of one or more such programs in the future.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

We currently have no written employment contracts with our executive officers. However, the Company intends to enter into employment agreements with Xueliang Qiu, Lei Zhu and Feng Yang.

DIVIDEND POLICY

Since inception, we have not paid, nor declared, any dividends and we do not intend to declare any such dividends in the foreseeable future. Our ability to pay dividends is subject to limitations imposed by Delaware law and the laws of the PRC.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of May 12, 2006 and (1) all persons who are known to us to be beneficial owners of five percent of more of the common stock, (2) each of our directors, and (3) all current directors and executive officers as a group.

NAME AND ADDRESS                     SHARES BENEFICIALLY  PERCENTAGE OF CLASS
OF BENEFICIAL OWNER                  OWNED                OWNED

Ming Qiu (1)                         23,296,000                   40
Room 3, Floor 2, Building 2,
No. 1 Zhenxing Street,
Nangang District, Harbin, China

Far Grand, George Town, Grand
Cayman, Cayman Islands               23,296,000                   40

Hui Wang                             11,065,600                   19
2-103/105 World Trade Mission,
No. 16B Dongsanhuanzhong Road,
Chaoyang District, Beijing, China

Jiaxin Yang
138-3 Fanrong Street
Nangang District, Harbin, China       5,678,400                 9.75

Xueliang Qiu (3)                              0                    0

Lei Zhu                                       0                    0

Feng Yang                                     0                    0

Current directors and executive
officers as a group                           0                    0


(1)Ming Qiu is the beneficiary of a trust, of which Far Grand, as the trustee of such trust, holds 40% shares of the common stock of the Company.
(2)Jiaxin Yang is one of the former OT Samoa Shareholders.
(3)Address of all directors and executive officers is D Area, F 22, Block A, No. 21, Shunyi Street, Nangang District, Harbin, Heilongjiang Province, China

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of May 12, 2006 are deemed to be outstanding and to be beneficially owned by the person or group holding such options or warrants for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Unless otherwise indicated by footnote, the persons named in the table have sole voting and sole investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws. Percentage of beneficial ownership is based on 58,240,000 shares of our common stock outstanding as of May 12, 2006.

                           SELLING SECURITY HOLDERS

We have prepared this prospectus to allow the selling shareholders or their pledgees, donees, transferees or other successors in interest, to sell up to 55,476,000 shares of our common stock. All of the common stock offered by this prospectus is being offered by the selling shareholders for their own accounts.

The following table sets forth the names of the selling shareholders and for each selling shareholder the number of shares of common stock beneficially owned as of May 12, 2006, and the number of shares being registered. All information with respect to share ownership has been furnished by the selling shareholders. The shares being offered are being registered to permit public secondary trading of the shares and each selling shareholder may offer all or part of the shares owned for resale from time to time. A selling shareholder is under no obligation, however, to sell any shares immediately pursuant to this prospectus, nor is a selling shareholder obligated to sell all or any portion of the shares at any time. Therefore, no estimate can be given as to the number of shares of common stock that will be sold pursuant to this prospectus or the number of shares that will be owned by the selling shareholders upon termination of the offering made hereby. We will file a supplement to this prospectus to name successors to any named selling shareholders who are able to use this prospectus to resell the securities registered hereby.

Selling      Shares of Common      Percent   Shares of Common Stock to be     Percent of Common Stock owned after
Stockholder  Stock Owned           of Class  Registered                       Completion of Offering
TAY WILLIAM         148,000          0.25%               148,000                                       0
WANG HUI          11,065,600          19%               8,736,000                                     4%
FAR GRAND         23,296,000          40%               23,296,000                                     0
ZHANG ZHAO         2,070,793         3.56%              2,070,793                                      0
CHEN                46,592           0.08%                46,592                                       0
YUZHUO*
LI  YONGXIA*        11,648           0.02%                11,648                                       0
REN  BAOYI*         349,440          0.60%               349,440                                       0
WANG                116,480          0.20%               116,480                                       0
WENSHENG*
GUO                 116,480          0.20%               116,480                                       0
YANMING*
LIN  HAI*           116,480          0.20%               116,480                                       0
QIU  XUELI*         116,480          0.20%               116,480                                       0
LV  SHIYING*        11,648           0.02%                11,648                                       0
FU  DONGMEI*        232,960          0.40%               232,960                                       0
CHU                  3,494           0.01%                3,494                                        0
DONGCHANG*
ZHENG                3,494           0.01%                3,494                                        0
WANFU*
JIANG  YING*         1,747           0.00%                1,747                                        0

                                       44

WU  XIAOFEI*         1,747           0.00%                1,747                                        0
YAN                  1,747           0.00%                1,747                                        0
ZENGYOU*
CHANG                1,747           0.00%                1,747                                        0
XIAOXIA*
JIANG  HUI*          3,844           0.01%                3,844                                        0
HE  AILIAN*          6,989           0.01%                6,989                                        0
ZHOU                 3,494           0.01%                3,494                                        0
LIXING*
WANG                 1,747           0.00%                1,747                                        0
ZHENGANG*
TANG XIN*             874            0.00%                 874                                         0
XING                 3,844           0.01%                3,844                                        0
JICHUN*
JIN                  6,989           0.01%                6,989                                        0
ZHENGHUAN*
GAO                  3,494           0.01%                3,494                                        0
SHIYUAN*
WANG                 3,494           0.01%                3,494                                        0
GUOJIE*
ZHANG                3,494           0.01%                3,494                                        0
FEISHI*
DONG                 2,446           0.00%                2,446                                        0
MAOSEN*
WANG                 3,494           0.01%                3,494                                        0
CHUNMING*
ZHANG  XIN*          3,494           0.01%                3,494                                        0
CUI                 17,472           0.03%                17,472                                       0
QINGXIANG*
JI  TIEGANG*         5,242           0.01%                5,242                                        0
JIANG                3,494           0.01%                3,494                                        0
ZHURONG*
LIU  LIQIN*          1,747           0.00%                1,747                                        0
YUAN                 3,494           0.01%                3,494                                        0
ZHIGANG*
SONG                23,296           0.04%                23,296                                       0
YIJING*
BO  JINFENG*        11,648           0.02%                11,648                                       0
LIU                  1,747           0.00%                1,747                                        0
GUIYING*
MENG  WEI*           3,494           0.01%                3,494                                        0
SHI  KAI*           12,230           0.02%                12,230                                       0
FENG  QIZHI*        116,480          0.20%               116,480                                       0
PANG                20,966           0.04%                20,966                                       0
HONGRU*
ZHANG               27,955           0.05%                27,955                                       0

                                       45

MINGFENG*
CAO  JUMEI*         20,966           0.04%                20,966                                       0
MA  YUNHUI*         34,944           0.06%                34,944                                       0
OUYANG               1,747           0.00%                1,747                                        0
YUNSHOU*
ZHANG                6,989           0.01%                6,989                                        0
ZHIHUA*
LV                   2,796           0.00%                2,796                                        0
JINGZHAO*
ZHOU                 5,242           0.01%                5,242                                        0
WEICHENG*
LI                   5,242           0.01%                5,242                                        0
JINCHANG*
DONG                 6,989           0.01%                6,989                                        0
YANPING*
AI  LIGUO*           6,989           0.01%                6,989                                        0
ZOU  DELI*          20,966           0.04%                20,966                                       0
LIANG                3,494           0.01%                3,494                                        0
QIZHI*
LI  WEI*             4,193           0.01%                4,193                                        0
SONG                 1,747           0.00%                1,747                                        0
JICHUN*
WANG                 3,494           0.01%                3,494                                        0
QINGBIN*
JIANG  BIAO*         3,494           0.01%                3,494                                        0
LI  YUHUA*           1,398           0.00%                1,398                                        0
YANG  LIHUA*         1,747           0.00%                1,747                                        0
MAN  YUHUA*          1,747           0.00%                1,747                                        0
JIANG               34,944           0.06%                34,944                                       0
YUBIN*
ZHANG                3,494           0.01%                3,494                                        0
JIAWEI*
MAN  YUZHEN*         1,747           0.00%                1,747                                        0
ZHANG  DONG*         2,097           0.00%                2,097                                        0
LIU                  6,989           0.01%                6,989                                        0
XIANFENG*
DONG  LI*           13,978           0.02%                13,978                                       0
FU  WENYAN*          3,494           0.01%                3,494                                        0
FENG  YUJIE*         3,494           0.01%                3,494                                        0
CAI                  3,494           0.01%                3,494                                        0
YONGQIN*
WANG                 3,494           0.01%                3,494                                        0
QIUPING*
CAI  YONGBO*        34,944           0.06%                34,944                                       0

                                       46

WANG                 1,747           0.00%                1,747                                        0
ZHONGBIN*
WANG  QIUBO*         6,989           0.01%                6,989                                        0
YU  XIAOYIN*         1,747           0.00%                1,747                                        0
SUN                 17,472           0.03%                17,472                                       0
QINGCHENG*
NIU  YUYING          3,494           0.01%                3,494                                        0
ZHANG                3,494           0.01%                3,494                                        0
HAIYAN*
GUO  WENTAO*         3,494           0.01%                3,494                                        0
YU                   6,989           0.01%                6,989                                        0
CHUNHONG*
QIN  YI*            10,483           0.02%                10,483                                       0
ZHANG                3,494           0.01%                3,494                                        0
SHUSEN*
ZHAO                  699            0.00%                 699                                         0
YIMING*
ZHAO                 1,747           0.00%                1,747                                        0
ZHENJIANG
LV                  13,978           0.02%                13,978                                       0
ZHONGQIU*
ZHAN                 3,494           0.01%                3,494                                        0
SHUZHEN*
YU  CHUNHUI*         1,048           0.00%                1,048                                        0
ZHAO                 1,747           0.00%                1,747                                        0
HUANYUN*
HU  CHUNHUI*        10,483           0.02%                10,483                                       0
WU  TIEJUN*          1,048           0.00%                1,048                                        0
WO  JINYING*         3,494           0.01%                3,494                                        0
YANG                 1,747           0.00%                1,747                                        0
ZICHUN*
SUN  SHUFEN*         1,747           0.00%                1,747                                        0
ZHANG               17,472           0.03%                17,472                                       0
XIAOJIE*
YU  ZHIPING*         1,747           0.00%                1,747                                        0
LI  QIN*             3,494           0.01%                3,494                                        0
LIU  YUXIA*          6,989           0.01%                6,989                                        0
LIU  YUHUA*         10,483           0.02%                10,483                                       0
LIU                 27,955           0.05%                27,955                                       0
GUOJIANG*
SHAO                 3,494           0.01%                3,494                                        0

                                       47

SHUJUAN*
HAN  SHUANG*         3,494           0.01%                3,494                                        0
YUAN  CUILI*         3,494           0.01%                3,494                                        0
MA  SUQIN*           3,494           0.01%                3,494                                        0
HU  WEIBIN*          3,494           0.01%                3,494                                        0
HUANG                1,747           0.00%                1,747                                        0
QIJUN*
YU  BIN*             3,494           0.01%                3,494                                        0
DANG  SUYUN*         2,446           0.00%                2,446                                        0
MAN  YUZHU*          1,747           0.00%                1,747                                        0
CHEN  ANLI*          1,747           0.00%                1,747                                        0
HU  BAOSHAN*         1,747           0.00%                1,747                                        0
WANG                 6,989           0.01%                6,989                                        0
GUOYUN*
ZHANG                1,747           0.00%                1,747                                        0
YICHI*
LI  YANG*            1,747           0.00%                1,747                                        0
XU  BIN*             1,747           0.00%                1,747                                        0
LI  LIQUN*           1,747           0.00%                1,747                                        0
SUN                  3,494           0.01%                3,494                                        0
JINGLAN*
ZHANG                6,989           0.01%                6,989                                        0
FENGCHUN*
TANG  XU*           13,978           0.02%                13,978                                       0
DONG                 1,747           0.00%                1,747                                        0
JUNDONG*
QIN  SHIWEI*          699            0.00%                 699                                         0
ZHU  XIUJIE*         3,494           0.01%                3,494                                        0
WANG                 1,747           0.00%                1,747                                        0
ZHAOXIA*
YU  JIE*             3,494           0.01%                3,494                                        0
ZHAO                31,450           0.05%                31,450                                       0
WEIFENG*
LIU                 34,944           0.06%                34,944                                       0
LANLING*
PANG                23,296           0.04%                23,296                                       0
SHULAN*
HUANG  JING*        11,648           0.02%                11,648                                       0
LUO  GUIZHI*         5,824           0.01%                5,824                                        0
SHI  PING*          11,648           0.02%                11,648                                       0

                                       48

CAO                 11,648           0.02%                11,648                                       0
YONGQIANG*
WANG                11,648           0.02%                11,648                                       0
BINGJIE*
YANG                11,648           0.02%                11,648                                       0
XINSHUANG*
WANG                11,648           0.02%                11,648                                       0
ZHENGKAI*
LUAN  WEI*          11,648           0.02%                11,648                                       0
YU  LIQING*          5,824           0.01%                5,824                                        0
JIANG  XIN*          8,736           0.02%                8,736                                        0
JIANG  YONG*         8,736           0.02%                8,736                                        0
GUO  XIUZHU*         2,912           0.01%                2,912                                        0
ZHANG  NING*         2,330           0.00%                2,330                                        0
JING  CHANG*        11,648           0.02%                11,648                                       0
WANG                 3,494           0.01%                3,494                                        0
YONGJIANG*
KONG                 3,494           0.01%                3,494                                        0
LINGQUAN*
GUO  YING*           3,494           0.01%                3,494                                        0
WEN  GUOCAI*         1,747           0.00%                1,747                                        0
ZHANG  REN*          3,494           0.01%                3,494                                        0
WANG                 8,387           0.01%                8,387                                        0
CHANGYI*
LIU                  1,747           0.00%                1,747                                        0
GUOQIANG*
MU  ZHIMIN*         17,472           0.03%                17,472                                       0
YAN                 17,472           0.03%                17,472                                       0
YONGHUA*
HE  XU*              3,494           0.01%                3,494                                        0
LIN  GANG*           4,193           0.01%                4,193                                        0
QIAO  XIUAN*         3,494           0.01%                3,494                                        0
MA                   1,747           0.00%                1,747                                        0
GUANGRUI*
LU  SHUMIN*          3,494           0.01%                3,494                                        0
WANG                 6,989           0.01%                6,989                                        0
GUIHUA*
TANG                 3,494           0.01%                3,494                                        0
JINZHUANG*
ZHANG                3,494           0.01%                3,494                                        0
ZHIPENG*
DU                   1,398           0.00%                1,398                                        0
JINGHONG*

                                       49

DU  JINGFEN*         2,621           0.00%                2,621                                        0
YANG                  699            0.00%                 699                                         0
JIANZHONG*
SHEN                 6,989           0.01%                6,989                                        0
YANHUA*
WANG                 3,494           0.01%                3,494                                        0
DEHUAN*
YANG  MING*         12,230           0.02%                12,230                                       0
XIA  KEJUN*          3,494           0.01%                3,494                                        0
YU  GUOZHEN*         3,494           0.01%                3,494                                        0
YANG                 6,989           0.01%                6,989                                        0
GUOZHEN*
LI  YANJUN*          3,494           0.01%                3,494                                        0
LIU                  6,989           0.01%                6,989                                        0
YUNYING*
WANG                  699            0.00%                 699                                         0
XUEQIN*
LIANG  HAO*          1,747           0.00%                1,747                                        0
ZHANG                3,494           0.01%                3,494                                        0
WENXUE*
YUAN  HONGAN*          699            0.00%                 699                                         0
YI  YONGBIN*          3,494           0.01%                3,494                                        0
JIN  LI*              1,747           0.00%                1,747                                        0
WANG  ZHILI*          3,494           0.01%                3,494                                        0
SUN  YINLI*           1,747           0.00%                1,747                                        0
WANG                 1,048           0.00%                1,048                                        0
HONGKAI*
WANG                 3,494           0.01%                3,494                                        0
HONGGUANG*
HU                   1,398           0.00%                1,398                                        0
SHUANGYIN*
JIAO  HONGBO*         3,494           0.01%                3,494                                        0
PU  JIANPING*         6,989           0.01%                6,989                                        0
LIU  ZHIYING*         6,989           0.01%                6,989                                        0
QIAO                 6,989           0.01%                6,989                                        0
YONGKUAN*
LANG  YAN *           1,747           0.00%                1,747                                        0
XIA                  3,494           0.01%                3,494                                        0
MAOZHUANG*
CAI  YUNGENG8          699            0.00%                 699                                         0

                                       50

WU  KAI*              6,989           0.01%                6,989                                        0
ZHANG  JUN*           6,989           0.01%                6,989                                        0
SUN  HONGMEI*         1,747           0.00%                1,747                                        0
ZHOU  YAKUN*          3,494           0.01%                3,494                                        0
WANG  QIULI*          1,747           0.00%                1,747                                        0
GUO  CHUNXIA*         2,446           0.00%                2,446                                        0
MENG                 6,989           0.01%                6,989                                        0
FANGUANG*
YUAN                 3,494           0.01%                3,494                                        0
XIURONG*
YAN  HUILING*         3,494           0.01%                3,494                                        0
ZHANG                1,048           0.00%                1,048                                        0
GUIZHI*
ZHANG  LIBO*          3,494           0.01%                3,494                                        0
SUN  HUIJUN*          3,494           0.01%                3,494                                        0
YI  FUGUI *           1,398           0.00%                1,398                                        0
LI  YANJUN *          6,989           0.01%                6,989                                        0
WANG                 1,048           0.00%                1,048                                        0
MANLING*
LI  YANMIN*           1,048           0.00%                1,048                                        0
FENG  XIAO*          19,219           0.03%                19,219                                       0
TANG                10,483           0.02%                10,483                                       0
XIANCHENG*
LI  AIHUA *           5,824           0.01%                5,824                                        0
WU  BAIJIE *          3,494           0.01%                3,494                                        0
WU  SHUHONG *         3,494           0.01%                3,494                                        0
WU  CHANGLAN*         3,844           0.01%                3,844                                        0
SI  GUOZHEN*          5,824           0.01%                5,824                                        0
WANG  BO *            1,165           0.00%                1,165                                        0
SONG                11,648           0.02%                11,648                                       0
GUANGXIN*
ZHANG               11,648           0.02%                11,648                                       0
JIANKUN*
LIU  LIHUA*           1,747           0.00%                1,747                                        0
JIANG  WEI            699            0.00%                 699                                         0
ZHAO *                 699            0.00%                 699                                         0
HONGMEI
MA  ZHAOPING*         3,494           0.01%                3,494                                        0

                                       51

SHEN  WEI*             699            0.00%                 699                                         0
CHI                  3,494           0.01%                3,494                                        0
TIEZHONG*
JING  LIYING*         1,747           0.00%                1,747                                        0
YIN  WEIYING*         1,747           0.00%                1,747                                        0
WANG                 1,747           0.00%                1,747                                        0
LIANJIA*
WANG                 1,747           0.00%                1,747                                        0
YONGMING*
ZHANG                3,494           0.01%                3,494                                        0
SUOHUA*
LV  BAOLIN*           3,494           0.01%                3,494                                        0
PEI                 45,427           0.08%                45,427                                       0
XIAOYING*
ZHAI  LIJUN*          1,747           0.00%                1,747                                        0
BAI  HUA*             1,747           0.00%                1,747                                        0
YAN  CHUNMEI*         1,747           0.00%                1,747                                        0
LUO  LI*              6,989           0.01%                6,989                                        0
ZHANG                6,989           0.01%                6,989                                        0
FENGWEI*
YUE  BAIYAN*          1,747           0.00%                1,747                                        0
ZHANG                1,747           0.00%                1,747                                        0
GUIJUN*
DONG                  349            0.00%                 349                                         0
ZENGTIAN*
QIU  FENGYUN*        11,648           0.02%                11,648                                       0
CHENG  YAO *         11,648           0.02%                11,648                                       0
SHI  YUHUAN*         11,648           0.02%                11,648                                       0
JIAO                 3,494           0.01%                3,494                                        0
GUANGWEI*
ZHU  CHUNDI*          3,494           0.01%                3,494                                        0
ZHANG  YADAN*        11,648           0.02%                11,648                                       0
YIN  JIRONG *         4,659           0.01%                4,659                                        0
LIU  CUILIAN*         2,330           0.00%                2,330                                        0
ZHANG                3,494           0.01%                3,494                                        0
YEJIAN*
HAN  DONGJUN*         4,193           0.01%                4,193                                        0
YANG  YUYING*        13,978           0.02%                13,978                                       0
LIU  YONGMEI*        11,648           0.02%                11,648                                       0
QU  HONGWEI*         11,648           0.02%                11,648                                       0

                                       52

ZENG                  699            0.00%                 699                                         0
XIANMIN*
LI  JIA*              2,330           0.00%                2,330                                        0
WANG                 1,747           0.00%                1,747                                        0
XIAOFANG*
PAN  LIJUN*          58,240           0.10%                58,240                                       0
LANG  SHULAN*         3,494           0.01%                3,494                                        0
ZHAO  ADAI*           1,747           0.00%                1,747                                        0
CHEN                 9,318           0.02%                9,318                                        0
YUANYUAN*
YIN  FAN*            11,648           0.02%                11,648                                       0
ZHANG  YANG*          1,747           0.00%                1,747                                        0
ZHANG  YUHAI*         1,747           0.00%                1,747                                        0
WANG                 3,494           0.01%                3,494                                        0
XIUZHEN*
FENG  YANHUA*         1,747           0.00%                1,747                                        0
LIU  YANQIU*          1,747           0.00%                1,747                                        0
WANG                 1,747           0.00%                1,747                                        0
HAOLIANG*
AN  FAN*             13,978           0.02%                13,978                                       0
YAN  TIEHONG*         3,494           0.01%                3,494                                        0
GUO WEIZHONG*          699            0.00%                 699                                         0
CHEN                 3,494           0.01%                3,494                                        0
JIANFENG*
ZHOU                10,483           0.02%                10,483                                       0
DIANCAI*
WANG                11,648           0.02%                11,648                                       0
HANSHAN*
LI  WENMAO*           1,398           0.00%                1,398                                        0
QIU FENGQIN*         18,637           0.03%                18,637                                       0
CHENG                3,494           0.01%                3,494                                        0
ZHIHUA*
WANG XIAOXIA *         699            0.00%                 699                                         0
XIAO  LIMIN*          1,048           0.00%                1,048                                        0
ZHANG                1,747           0.00%                1,747                                        0
YONGJUN*
WANG XIUYAN*         23,296           0.04%                23,296                                       0

                                       53

LI JING*              1,398           0.00%                1,398                                        0
LI LI*                 699            0.00%                 699                                         0
FU XIUWEN*            1,747           0.00%                1,747                                        0
ZHANG                3,494           0.01%                3,494                                        0
JINGJING*
ZHENG               23,296           0.04%                23,296                                       0
XIUZHEN*
XIU JIAN*             1,398           0.00%                1,398                                        0
DONG  NAIRU*           349            0.00%                 349                                         0
DONG  NAIGUI*          699            0.00%                 699                                         0
DONG  NAISEN*          349            0.00%                 349                                         0
WEN                  1,747           0.00%                1,747                                        0
CHANGSHENG*
WEN  XIURU*           1,747           0.00%                1,747                                        0
LIU  ZUJIE*           6,989           0.01%                6,989                                        0
XU  XIAOYAN *          349            0.00%                 349                                         0
WANG  WEI*            6,989           0.01%                6,989                                        0
MING  YANG*          11,648           0.02%                11,648                                       0
WANG  LILI*           3,494           0.01%                3,494                                        0
CHUAI                3,494           0.01%                3,494                                        0
XIUQIN*
LI  MAOWEN*           2,097           0.00%                2,097                                        0
WANG  PING*           3,494           0.01%                3,494                                        0
CHEN  YUJIE*         46,592           0.08%                46,592                                       0
TAN  YUSEN*          12,813           0.02%                12,813                                       0
LI  XUAN*            23,296           0.04%                23,296                                       0
WANG                34,944           0.06%                34,944                                       0
MINGGUANG*
CUI                 34,944           0.06%                34,944                                       0
CHENGMING*
WANG  AIRONG*        34,944           0.06%                34,944                                       0
CAO  WEI*            23,296           0.04%                23,296                                       0
SUN  BIN*            10,483           0.02%                10,483                                       0
SUN  XIAOLAN*         3,494           0.01%                3,494                                        0
SUN  YING*            3,494           0.01%                3,494                                        0
YANG  JIE *           6,989           0.01%                6,989                                        0
WU  NAISHI*           1,048           0.00%                1,048                                        0
ZHANG                3,494           0.01%                3,494                                        0
XIAOJU*
SUN  ZUWU*            1,747           0.00%                1,747                                        0
MA LIRU*             11,648           0.02%                11,648                                       0
XU SHUWEN*            1,165           0.00%                1,165                                        0

                                       54

LIU YING*            17,472           0.03%                17,472                                       0
QU SHIMING*          10,483           0.02%                10,483                                       0
YE HONG*             11,648           0.02%                11,648                                       0
CHAI LINA*            5,824           0.01%                5,824                                        0
SUN YING*             4,659           0.01%                4,659                                        0
GAO SONGSHAN*        23,296           0.04%                23,296                                       0
FU DONGSHENG*        11,648           0.02%                11,648                                       0
WEI XINGANG*          1,165           0.00%                1,165                                        0
XU YANLU*            11,648           0.02%                11,648                                       0
XU LEI*              17,472           0.03%                17,472                                       0
HAO QIAN*             3,494           0.01%                3,494                                        0
JIANG               10,483           0.02%                10,483                                       0
ZHUQIAN*
FU FENG*              5,242           0.01%                5,242                                        0
WANG SHIYING*        11,648           0.02%                11,648                                       0
ZHANG               11,648           0.02%                11,648                                       0
WEIJUN*
YANG  LI*            23,296           0.04%                23,296                                       0
WANG LIPENG*          3,494           0.01%                3,494                                        0
SHU JIE*             34,944           0.06%                34,944                                       0
GUAN JIAOLIN*        11,648           0.02%                11,648                                       0
WANG SHIJIE*         93,184           0.16%                93,184                                       0
LI XIAOBO*           93,184           0.16%                93,184                                       0
LI ZHI*              93,184           0.16%                93,184                                       0
SONG YAJUAN*         93,184           0.16%                93,184                                       0
BAI YUJIE*           93,184           0.16%                93,184                                       0
LIU XIUWEN*          11,648           0.02%                11,648                                       0
LIU                  2,330           0.00%                2,330                                        0
ZHENGRONG*
WANG  YIQIU*         13,395           0.02%                13,395                                       0
ZHONG JIGE*           6,989           0.01%                6,989                                        0
JIANG  WEI*           3,494           0.01%                3,494                                        0
GUO XUEMEI*         1,630,720         2.80%              1,630,720                                      0
ZHANG                 874            0.00%                 874                                         0
XINDONG*
YU  RUI*              1,747           0.00%                1,747                                        0
LI HUI*              11,648           0.02%                11,648                                       0
LIU                  2,330           0.00%                2,330                                        0
CHENGMING*
LI  HEQING*          23,296           0.04%                23,296                                       0
YU  SHUKUN*          11,648           0.02%                11,648                                       0

                                       55

LI  JIHUA*           11,648           0.02%                11,648                                       0
XU  SHAN*            11,648           0.02%                11,648                                       0
LIU  HEXIANG*         5,824           0.01%                5,824                                        0
QU  XIN*             17,472           0.03%                17,472                                       0
QU  YAZHUO*          11,648           0.02%                11,648                                       0
LIU  RONGBIN*        34,944           0.06%                34,944                                       0
ZHAO                 8,154           0.01%                8,154                                        0
HUANXIONG*
JIANG                3,494           0.01%                3,494                                        0
SHUMEI*
CHI  LIHUA*           3,494           0.01%                3,494                                        0
ZHAO  KUAN*           8,154           0.01%                8,154                                        0
GUO  YULAN*           5,824           0.01%                5,824                                        0
REN  FENGQIN*        11,648           0.02%                11,648                                       0
YU  YING*             5,824           0.01%                5,824                                        0
SHAO  RUIXIA*        11,648           0.02%                11,648                                       0
ZHANG*                5,824           0.01%                5,824                                        0
GUIFEN
LIU  SHAOHUA*        11,648           0.02%                11,648                                       0
WANG  XIUWEN*         5,824           0.01%                5,824                                        0
ZHUANG              11,648           0.02%                11,648                                       0
SHUXIAN*
HAN  LI*              5,824           0.01%                5,824                                        0
LIAO  YAN*            8,154           0.01%                8,154                                        0
LI  GUIFEN*          11,648           0.02%                11,648                                       0
SUN  JINGLAN*        11,648           0.02%                11,648                                       0
ZHANG  JING*         23,296           0.04%                23,296                                       0
XING  GUIMEI*        25,626           0.04%                25,626                                       0
YANG  JUNWEN*        11,648           0.02%                11,648                                       0
XING                23,296           0.04%                23,296                                       0
QISHENG*
HOU  YAN*            11,648           0.02%                11,648                                       0
LIU  SU*              5,824           0.01%                5,824                                        0
MA  YUEHUA*           5,824           0.01%                5,824                                        0
LI  ZHEN *           11,648           0.02%                11,648                                       0
GAO                  5,824           0.01%                5,824                                        0
JIANHONG*
XIONG  JIAJI*         5,824           0.01%                5,824                                        0
XIONG  DEQIU*         5,824           0.01%                5,824                                        0
TAN  BIGU *           5,824           0.01%                5,824                                        0
JIA  WENHUAN*         5,824           0.01%                5,824                                        0

                                       56

DUAN  WENQIN*        23,296           0.04%                23,296                                       0
LI  LI*               5,824           0.01%                5,824                                        0
TAO  PING*            5,824           0.01%                5,824                                        0
ZHANG               27,175           0.05%                27,175                                       0
SHUMING*
YU  DEBO*            11,648           0.02%                11,648                                       0
LIU  YUXIU*          11,648           0.02%                11,648                                       0
ZHENG                3,879           0.01%                3,879                                        0
HUAXIN*
ZHOU                34,944           0.06%                34,944                                       0
RUNJIAN*
TENG  YANWEI*        34,944           0.06%                34,944                                       0
GUO  FENGHUA*        145,600          0.25%               145,600                                       0
CHEN  XI*            104,832          0.18%               104,832                                       0
ZHAO                 5,824           0.01%                5,824                                        0
XUEZHEN*
WANG                 5,358           0.01%                5,358                                        0
GUIYING*
TENG  JIE*           18,637           0.03%                18,637                                       0
PIAO  YINSHU*        11,648           0.02%                11,648                                       0
SONG                58,240           0.10%                58,240                                       0
ZHAOLIAN*
WO  JING*            15,725           0.03%                15,725                                       0
LAN  LI*              5,824           0.01%                5,824                                        0
YAN  SHUMEI*          5,824           0.01%                5,824                                        0
YOU  YUHUI*           3,879           0.01%                3,879                                        0
LIU                  3,879           0.01%                3,879                                        0
XINGZHENG*
ZHANG               21,665           0.04%                21,665                                       0
CHUNGUO*
YANG  CHUNJI*        34,944           0.06%                34,944                                       0
WANG  HAN*           11,648           0.02%                11,648                                       0
YANG  ZHINAN*        76,877           0.13%                76,877                                       0
XU  HONGZHI*          9,318           0.02%                9,318                                        0
WANG  XIUXIA*         5,824           0.01%                5,824                                        0
XU  JIN *            23,296           0.04%                23,296                                       0
LI TIANYUAN*         11,648           0.02%                11,648                                       0

                                       57

LI ZHIFANG*           7,688           0.01%                7,688                                        0
LIU  CHUNMEI*         5,824           0.01%                5,824                                        0
SHAO                10,483           0.02%                10,483                                       0
YINGSHI*
QIAO                 5,824           0.01%                5,824                                        0
QINGXIA*
WANG  WENJUN*         4,659           0.01%                4,659                                        0
SUN  LIHUA*           4,659           0.01%                4,659                                        0
JIN  YONGZHE*         4,659           0.01%                4,659                                        0
BAI  YUN*            23,296           0.04%                23,296                                       0
LI  CHENGXIE*        11,648           0.02%                11,648                                       0
JIN  XIUMEI*          5,824           0.01%                5,824                                        0
YOU  SHURONG*        11,648           0.02%                11,648                                       0
SUN  XIAORUI*        11,648           0.02%                11,648                                       0
GAO  LIWEI*          11,648           0.02%                11,648                                       0
GAO  PING*           11,648           0.02%                11,648                                       0
KONG                11,648           0.02%                11,648                                       0
LINGQIN*
LIU                 11,648           0.02%                11,648                                       0
CHANGHUI*
JING  DEWEN *         2,330           0.00%                2,330                                        0
GONG  BING *          4,077           0.01%                4,077                                        0
ZHANG XIUHUA*         9,784           0.02%                9,784                                        0
GE  LI*               8,154           0.01%                8,154                                        0
MA  SHUFANG*         11,648           0.02%                11,648                                       0
SHI  LEI*            15,142           0.03%                15,142                                       0
JIANG YURONG         6,989           0.01%                6,989                                        0
ZHAO                11,648           0.02%                11,648                                       0
YISHENG*
YIN  BINGJIE*        11,648           0.02%                11,648                                       0
LIU                  6,989           0.01%                6,989                                        0
HANLIANG*
YIN                  5,824           0.01%                5,824                                        0
CHUANFENG*
JIANG  JING*          5,824           0.01%                5,824                                        0
HAN                 23,296           0.04%                23,296                                       0
XIAOMING*
YU  CAIXIA *         23,296           0.04%                23,296                                       0
GE  YANBIN*           8,154           0.01%                8,154                                        0
MA  LIPING*          23,296           0.04%                23,296                                       0

                                       58

CAO QINGZHEN*         9,901           0.02%                9,901                                        0
SONG  PING*          11,648           0.02%                11,648                                       0
YAN                  5,824           0.01%                5,824                                        0
FENGMING*
CHE  LANPING*         5,824           0.01%                5,824                                        0
JIANG                5,824           0.01%                5,824                                        0
ZERONG*
JIN  YING*            5,824           0.01%                5,824                                        0
LIU  MEIJUN*          5,824           0.01%                5,824                                        0
FANG                 3,494           0.01%                3,494                                        0
GUIFENG*
LIU CHANGGUO*         3,494           0.01%                3,494                                        0
WANG                11,648           0.02%                11,648                                       0
ZHIGUANG*
FAN  BO*             11,648           0.02%                11,648                                       0
LI  FUJUN*           11,648           0.02%                11,648                                       0
HUANG                5,824           0.01%                5,824                                        0
XIANGYUE*
WEN  SHUQI*           5,824           0.01%                5,824                                        0
XU  HUILAN*          11,648           0.02%                11,648                                       0
JIA  QINGBIN*         3,494           0.01%                3,494                                        0
GUAN                 2,330           0.00%                2,330                                        0
XIUFANG*
ZOU  JINGWEN*        34,944           0.06%                34,944                                       0
YANG  LEI*            2,330           0.00%                2,330                                        0
GAO  MENG*            8,154           0.01%                8,154                                        0
MIU  DAN*             8,154           0.01%                8,154                                        0
XU  ZHI*             11,648           0.02%                11,648                                       0
LU  HONGYI*           2,912           0.01%                2,912                                        0
LI  SHUHUA*           3,494           0.01%                3,494                                        0
GAO  LIMING*          2,912           0.01%                2,912                                        0
ZHANG  GUIYU*         3,879           0.01%                3,879                                        0
ZHAO                 5,824           0.01%                5,824                                        0
CHUNJING*
ZHOU                11,648           0.02%                11,648                                       0
LIANYUAN*
HUANG  YANG*          3,494           0.01%                3,494                                        0
LIU  DEXIN*           1,165           0.00%                1,165                                        0
HE QINGFU *          11,648           0.02%                11,648                                       0
CHEN  YAN*            5,824           0.01%                5,824                                        0
LI GUOQING *          5,824           0.01%                5,824                                        0

                                       59

SUN  LIQIN*           5,824           0.01%                5,824                                        0
LV  JIANHUA*          5,824           0.01%                5,824                                        0
YIN  LANYUE*         11,648           0.02%                11,648                                       0
LIN  XI*              5,824           0.01%                5,824                                        0
ZHANG  JING*         11,648           0.02%                11,648                                       0
LIU  TENGFEI*        55,910           0.10%                55,910                                       0
LIU  TENGYUE*        32,614           0.06%                32,614                                       0
FENG SHURONG*        11,648           0.02%                11,648                                       0
ZHAO GUIZHI*          2,330           0.00%                2,330                                        0
WANG                 4,659           0.01%                4,659                                        0
CHUNXIANG*
LV  NING*             3,494           0.01%                3,494                                        0
FENG XUEDONG*         3,494           0.01%                3,494                                        0
ZHANG  YAN*           3,494           0.01%                3,494                                        0
SHAN BINMEI*          3,494           0.01%                3,494                                        0
ZHOU AIYING*         11,648           0.02%                11,648                                       0
ZHANG WEI*            9,120           0.02%                9,120                                        0
ZHANG WEI*            2,330           0.00%                2,330                                        0
GAO  SHUJIE*         35,410           0.06%                35,410                                       0
FU  HONG*            21,351           0.04%                21,351                                       0
CAI SHUXIA*           6,208           0.01%                6,208                                        0
HAO FENGXIA*         11,648           0.02%                11,648                                       0
HE LIHUA*            46,592           0.08%                46,592                                       0
JIN MEILIAN*         11,648           0.02%                11,648                                       0
LIU SHUYUN*          11,648           0.02%                11,648                                       0
ZHENG               11,648           0.02%                11,648                                       0
XIUFANG*
CHEN  YULAN *        11,648           0.02%                11,648                                       0
HE MINGLI*           11,648           0.02%                11,648                                       0
GONG                 5,824           0.01%                5,824                                        0
JIANBING*
LIU GUOMIN*           3,879           0.01%                3,879                                        0
LI BAOZHEN*          11,648           0.02%                11,648                                       0
ZHANG JIEMIN*         4,659           0.01%                4,659                                        0
ZHAO RENSHU*          8,154           0.01%                8,154                                        0
GU YONGLU *           3,879           0.01%                3,879                                        0
CHENG                7,956           0.01%                7,956                                        0
MINGYAO*
HUANG                4,659           0.01%                4,659                                        0
SHIXING*
LI YANYAN *           4,659           0.01%                4,659                                        0

                                       60

LI HUIXIN*           12,813           0.02%                12,813                                       0
HUANG XIULI*          3,879           0.01%                3,879                                        0
LENG YE*              4,659           0.01%                4,659                                        0
HUANG                3,494           0.01%                3,494                                        0
XIJIANG*
HAN QINGLI           5,824           0.01%                5,824                                        0
WANG                 5,824           0.01%                5,824                                        0
YINGLIAN*
HAN JIGAO*           11,648           0.02%                11,648                                       0
LU CHUNHUA*           4,659           0.01%                4,659                                        0
LV YANAN*             4,659           0.01%                4,659                                        0
LI XIAOPING*          5,824           0.01%                5,824                                        0
FENG SHANGYU*        11,648           0.02%                11,648                                       0
WANG PENG*            2,330           0.00%                2,330                                        0
PIAO  YINGAI*        15,142           0.03%                15,142                                       0
LIU JUNYING*          6,756           0.01%                6,756                                        0
JIN ZHEXIONG        11,648           0.02%                11,648                                       0
ZHU  GUANGLU*        11,648           0.02%                11,648                                       0
ZHANG YANQIU*         5,940           0.01%                5,940                                        0
YANG XIUHUA*          4,659           0.01%                4,659                                        0
LI YANHUA *           5,824           0.01%                5,824                                        0
JU SUJIE*             5,824           0.01%                5,824                                        0
SHAO  SHAN*           2,330           0.00%                2,330                                        0
NI  HAO*              2,330           0.00%                2,330                                        0
LIU YUMEI*            3,494           0.01%                3,494                                        0
LIU                 23,296           0.04%                23,296                                       0
CHANGQING*
ZHAO  LIFENG*         4,077           0.01%                4,077                                        0
LI  LEI*              2,330           0.00%                2,330                                        0
LI  YONG*             5,824           0.01%                5,824                                        0
WANG                 5,824           0.01%                5,824                                        0
YINGJIE*
JU SUYING*            2,330           0.00%                2,330                                        0
JING                 1,165           0.00%                1,165                                        0
HONGLIAN*
CHEN                 2,330           0.00%                2,330                                        0
GUANGCHUN*
ZHU JINGRONG*         4,077           0.01%                4,077                                        0
FAN  LIMING*          2,330           0.00%                2,330                                        0
JIANG                2,330           0.00%                2,330                                        0
JINLIAN*

                                       61

XIA GUILING*          5,824           0.01%                5,824                                        0
CHEN                23,296           0.04%                23,296                                       0
JINGMING*
LI  NING*             3,494           0.01%                3,494                                        0
LI  SHUYUN *          2,330           0.00%                2,330                                        0
SHI  DANLI*           2,330           0.00%                2,330                                        0
SHI  SAIYU*           2,330           0.00%                2,330                                        0
ZHENG                2,330           0.00%                2,330                                        0
SAIMIN*
XIA                  2,330           0.00%                2,330                                        0
MINQIONG*
DING  YI *            4,659           0.01%                4,659                                        0
ZHONG                5,824           0.01%                5,824                                        0
ZHENCHENG*
YAN                  1,165           0.00%                1,165                                        0
JIANPING*
ZHANG                2,330           0.00%                2,330                                        0
SHAOMING*
GU  YOULI *           2,330           0.00%                2,330                                        0
ZHAO  YONG *          3,879           0.01%                3,879                                        0
MING                11,648           0.02%                11,648                                       0
ZHAOHUAN*
LI  QING *            2,330           0.00%                2,330                                        0
GUO  JING*            2,330           0.00%                2,330                                        0
ZHANG  YU *           3,494           0.01%                3,494                                        0
SHEN WEIWEN*          2,330           0.00%                2,330                                        0
WEN  JING*            1,165           0.00%                1,165                                        0
KE  HAIPING*          2,330           0.00%                2,330                                        0
ZHANG                1,165           0.00%                1,165                                        0
RONGGUI*
CHEN  CHU *           2,330           0.00%                2,330                                        0
YE XINKANG*           2,330           0.00%                2,330                                        0
LIU  MEIJUN*         13,395           0.02%                13,395                                       0
ZHENG  YILIN*         1,165           0.00%                1,165                                        0
WU  CUIRONG*          1,165           0.00%                1,165                                        0
SHI  ZHENYAN*         2,330           0.00%                2,330                                        0
NI  ZHENGLIN*         2,330           0.00%                2,330                                        0
YAN XIAOJUN*         10,483           0.02%                10,483                                       0
YU PING*              2,330           0.00%                2,330                                        0
FAN HONGMING*        11,648           0.02%                11,648                                       0
YANG JINMING*         4,659           0.01%                4,659                                        0

                                       62

ZHANG SHIYUN*         2,330           0.00%                2,330                                        0
WANG XIN*             4,659           0.01%                4,659                                        0
XU KENING*            2,330           0.00%                2,330                                        0
DAI QIUQIN *          2,330           0.00%                2,330                                        0
WANG XINTIAN*        12,813           0.02%                12,813                                       0
XIE ZHAOSHUN*         2,330           0.00%                2,330                                        0
WU YING*              3,494           0.01%                3,494                                        0
CHEN                 3,494           0.01%                3,494                                        0
XIAOYING*
LIU XIAOBO*           2,330           0.00%                2,330                                        0
LIU ENFU*             5,824           0.01%                5,824                                        0
WANG                 6,989           0.01%                6,989                                        0
QIAOLING*
ZU LILI*              6,989           0.01%                6,989                                        0
HU MUFAN *            6,989           0.01%                6,989                                        0
WANG                 4,659           0.01%                4,659                                        0
QINGLING*
WANG HUILING*        10,483           0.02%                10,483                                       0
TANG MING*            8,154           0.01%                8,154                                        0
ZHU LEI*              4,659           0.01%                4,659                                        0
XU JING*              2,330           0.00%                2,330                                        0
HU XIAOYAN*           2,330           0.00%                2,330                                        0
CHEN YUJUAN*          2,330           0.00%                2,330                                        0
CAO  YU*              2,330           0.00%                2,330                                        0
ZHANG LIPING*         2,330           0.00%                2,330                                        0
YANG                 2,330           0.00%                2,330                                        0
XUEZHONG*
CAI                  2,330           0.00%                2,330                                        0
JIANPING*
GAO MINGYU*           2,330           0.00%                2,330                                        0
ZHAO                 2,330           0.00%                2,330                                        0
GUANGHAI*
ZHANG                8,154           0.01%                8,154                                        0
YONGKANG*
LIU CONGJUN*          2,330           0.00%                2,330                                        0
YUAN XINYU*           2,330           0.00%                2,330                                        0
FENG XIAOWEN*         2,330           0.00%                2,330                                        0
FANG                 2,330           0.00%                2,330                                        0
JIAQIANG*
PU YONGCHUN*          4,659           0.01%                4,659                                        0
ZHANG FENG*           3,494           0.01%                3,494                                        0
GU MIN*               2,330           0.00%                2,330                                        0
LI YUANFU*            2,330           0.00%                2,330                                        0

                                       63

WU GUIZHEN*           2,330           0.00%                2,330                                        0
WU QINGZHI*           2,330           0.00%                2,330                                        0
LI GUOXI*             2,330           0.00%                2,330                                        0
QIU DAOYUAN*          2,330           0.00%                2,330                                        0
LIU BAODONG*          2,330           0.00%                2,330                                        0
XU GUOTAI*            4,659           0.01%                4,659                                        0
HUANG                2,330           0.00%                2,330                                        0
XIAOFEI*
WANG FEI*             2,330           0.00%                2,330                                        0
HUANG YUFANG*         2,330           0.00%                2,330                                        0
LI  LI*               2,330           0.00%                2,330                                        0
WANG                 2,330           0.00%                2,330                                        0
WEIDONG*
REN  TIANYOU*         2,330           0.00%                2,330                                        0
HU  HAILING*          5,824           0.01%                5,824                                        0
WEI  FENGLAN*         2,330           0.00%                2,330                                        0
ZHAO  XIANG*          2,330           0.00%                2,330                                        0
JIN  YUJUAN *         2,330           0.00%                2,330                                        0
YAN  GUIFANG*         2,330           0.00%                2,330                                        0
LIU SUN*              2,330           0.00%                2,330                                        0
GU                   3,494           0.01%                3,494                                        0
ZHENGRONG*
ZHANG  LIHUA*         2,330           0.00%                2,330                                        0
LIN  JIANJUN*         2,330           0.00%                2,330                                        0
YU  LIQI*             2,330           0.00%                2,330                                        0
ZHANG  LIANG*         2,330           0.00%                2,330                                        0
HUANG  YI*            4,659           0.01%                4,659                                        0
WU  RUIJUAN*         11,648           0.02%                11,648                                       0
YE ZAIMIN *           5,824           0.01%                5,824                                        0
ZHANG                4,659           0.01%                4,659                                        0
TENGFEI*
XU SHISHENG*          8,154           0.01%                8,154                                        0
CHEN ZONGLIN*        11,648           0.02%                11,648                                       0
CAI LIPING*           2,330           0.00%                2,330                                        0
ZHANG HULAN*          2,330           0.00%                2,330                                        0
ZHANG                3,494           0.01%                3,494                                        0
GUANGYUN*
LIN TIANYIN*          2,330           0.00%                2,330                                        0
SONG GANG*            4,659           0.01%                4,659                                        0

                                       64

CHEN                 5,824           0.01%                5,824                                        0
SHUANGPING*
WANG                 2,330           0.00%                2,330                                        0
TIANGANG*
XIE WEIJUN*           2,330           0.00%                2,330                                        0
LIU SHAOHUA*          2,330           0.00%                2,330                                        0
ZHU XIUHUA *          3,494           0.01%                3,494                                        0
GAO MINXIU*           5,824           0.01%                5,824                                        0
FAN JICHUN*           5,824           0.01%                5,824                                        0
ZHAO JING*            2,330           0.00%                2,330                                        0
SHEN QIANG*           5,824           0.01%                5,824                                        0
QU CHEN*             12,813           0.02%                12,813                                       0
LU JIANHUI*           2,330           0.00%                2,330                                        0
YU SHENG*             2,330           0.00%                2,330                                        0
DONG                 4,659           0.01%                4,659                                        0
CHENGCHENG*
DU YONGNING*          2,330           0.00%                2,330                                        0
WANG FENGJUN*         2,330           0.00%                2,330                                        0
XIA JUN*             11,648           0.02%                11,648                                       0
GAO HONG*             2,330           0.00%                2,330                                        0
MENG XIANTAO*         2,330           0.00%                2,330                                        0
XING XIUZHEN *        2,330           0.00%                2,330                                        0
SONG LILI*            4,659           0.01%                4,659                                        0
SONG                 2,330           0.00%                2,330                                        0
YUANYUAN*
YU HUIZHOU*           4,659           0.01%                4,659                                        0
REN YUHUA *           2,330           0.00%                2,330                                        0
HU JIALIN *           2,330           0.00%                2,330                                        0
LUO FUYI*             3,494           0.01%                3,494                                        0
ZHANG                2,330           0.00%                2,330                                        0
JINFENG*
ZHOU YALI*            2,330           0.00%                2,330                                        0
ZANG LINYAN*          2,330           0.00%                2,330                                        0
LI FENGLIN*           2,330           0.00%                2,330                                        0
SUN RUIZE*            2,330           0.00%                2,330                                        0
LIU YANQIN *          2,330           0.00%                2,330                                        0
ZHANG SHUMEI*         2,330           0.00%                2,330                                        0
ZHANG                2,330           0.00%                2,330                                        0
WENCHAO*
SUN PENGYUN*          2,330           0.00%                2,330                                        0

                                       65

CHEN YANHONG*         3,494           0.01%                3,494                                        0
YU WEIHUA*            4,659           0.01%                4,659                                        0
XU SHILIANG*         11,648           0.02%                11,648                                       0
LIN LIMIN *           5,824           0.01%                5,824                                        0
CAO YIFENG *          2,330           0.00%                2,330                                        0
LIU AIFANG*           2,330           0.00%                2,330                                        0
CHEN WEI*             2,330           0.00%                2,330                                        0
XU YING*              4,659           0.01%                4,659                                        0
YUAN HONG *           6,057           0.01%                6,057                                        0
FU LIN*               2,330           0.00%                2,330                                        0
ZHANG               11,648           0.02%                11,648                                       0
JINSONG*
LI YANG*              2,330           0.00%                2,330                                        0
LI LIHUA*            18,637           0.03%                18,637                                       0
JIN DONGBIN*          2,330           0.00%                2,330                                        0
CAI LIHUA *           2,330           0.00%                2,330                                        0
HUANG                2,330           0.00%                2,330                                        0
GUOPING*
LIU BO*               2,330           0.00%                2,330                                        0
HU LIPING*            2,330           0.00%                2,330                                        0
CUI JIANJUN *         2,330           0.00%                2,330                                        0
WANG PINGJI*          2,330           0.00%                2,330                                        0
ZHAN YANHUA*          2,330           0.00%                2,330                                        0
ZHANG FUTIAN*         3,494           0.01%                3,494                                        0
LIN WEI*              3,494           0.01%                3,494                                        0
HUANG                9,318           0.02%                9,318                                        0
YONGDING*
BAI YUQING*           4,659           0.01%                4,659                                        0
LIU MIN*              2,330           0.00%                2,330                                        0
ZHU QIAOYING*         2,330           0.00%                2,330                                        0
WU JIAFENG*           8,154           0.01%                8,154                                        0
CAO SHIRONG*          2,330           0.00%                2,330                                        0
YANG JINPING*         2,330           0.00%                2,330                                        0
GUO CUIFENG*          2,330           0.00%                2,330                                        0
SONG                 2,330           0.00%                2,330                                        0
CONGCONG*
LIU                  4,659           0.01%                4,659                                        0
ZHONGTIAN*
KONG                 2,330           0.00%                2,330                                        0
LINGYAN*
DAI  HONGTAO*         1,165           0.00%                1,165                                        0

                                       66

GAO                  1,165           0.00%                1,165                                        0
ZHANCHUN*
ZHANG  AIXIN*         2,330           0.00%                2,330                                        0
KONG  LINGWU*         2,330           0.00%                2,330                                        0
SHENG  ZIQIN*         1,165           0.00%                1,165                                        0
XIANG                1,165           0.00%                1,165                                        0
MINGYUE*
SUN  WEI*             2,330           0.00%                2,330                                        0
WU CHENGLIN*          2,330           0.00%                2,330                                        0
GAO  XIANCAI*         1,165           0.00%                1,165                                        0
ZHANG                2,330           0.00%                2,330                                        0
GUOXIANG*
XIANG LIANG*          2,330           0.00%                2,330                                        0
WANG JIAN*            2,330           0.00%                2,330                                        0
ZHANG                2,330           0.00%                2,330                                        0
SHOUHAI*
XIE XIAOJUN*          2,330           0.00%                2,330                                        0
LIU JIAN*             2,330           0.00%                2,330                                        0
XU BINGGUI*           4,659           0.01%                4,659                                        0
ZHAO                 4,659           0.01%                4,659                                        0
HONGFANG*
LIU JIANHE*           2,330           0.00%                2,330                                        0
KUANG XIUYAN*         2,330           0.00%                2,330                                        0
WU CHANGMING*         3,494           0.01%                3,494                                        0
MA JIANMEI*           2,330           0.00%                2,330                                        0
JIAO BO*              2,330           0.00%                2,330                                        0
DONG FENG*            2,330           0.00%                2,330                                        0
JIANG RUIYIN*         2,330           0.00%                2,330                                        0
FU HUI*               2,330           0.00%                2,330                                        0
TIAN CHANGBO*         2,330           0.00%                2,330                                        0
YANG HONGWEI*         2,330           0.00%                2,330                                        0
LI ZHAOXIN*           3,494           0.01%                3,494                                        0
ZHANG ZHAO*           4,659           0.01%                4,659                                        0
ZHANG JUN*            2,330           0.00%                2,330                                        0
YUE                  3,494           0.01%                3,494                                        0
JIANSHENG*
YANG PING*            2,330           0.00%                2,330                                        0
CHEN BO*              2,330           0.00%                2,330                                        0

                                       67

LU ZHENWEI*           2,330           0.00%                2,330                                        0
GAO                  2,330           0.00%                2,330                                        0
CHENGUANG*
LU JINGXIA*           2,330           0.00%                2,330                                        0
CHEN JIANYUN*         3,494           0.01%                3,494                                        0
GE JIAQING*           2,330           0.00%                2,330                                        0
WANG                 2,330           0.00%                2,330                                        0
FENGYUAN*
YIN XUDONG*           2,330           0.00%                2,330                                        0
LIU GUIPING*          2,330           0.00%                2,330                                        0
LI JIE*               3,494           0.01%                3,494                                        0
MAO JIANFANG*         2,330           0.00%                2,330                                        0
SUN JIE*              3,494           0.01%                3,494                                        0
CHEN SUPING*          2,330           0.00%                2,330                                        0
GU YI*                2,330           0.00%                2,330                                        0
LV DAOMING*           2,330           0.00%                2,330                                        0
YANG JIE*             2,330           0.00%                2,330                                        0
HAN WANG*             2,330           0.00%                2,330                                        0
CAI                  3,494           0.01%                3,494                                        0
ZHENGHONG*
CAI FAYING*           2,330           0.00%                2,330                                        0
YAN SHULONG*          2,330           0.00%                2,330                                        0
WANG                 2,330           0.00%                2,330                                        0
CHUNYING*
LIU ZHENYU*           3,494           0.01%                3,494                                        0
XIE  FENGZU*         10,483           0.02%                10,483                                       0
WANG DECHEN*         12,230           0.02%                12,230                                       0
TANG FENG*            2,330           0.00%                2,330                                        0
ZHU XINGUO*           2,330           0.00%                2,330                                        0
ZHOU                 2,330           0.00%                2,330                                        0
XIAOLING*
ZHU JUN*              2,330           0.00%                2,330                                        0
XIE PING*             5,824           0.01%                5,824                                        0
ZHOU QIUFANG*        19,406           0.03%                19,406                                       0
LI XIUHUA*            2,330           0.00%                2,330                                        0
WANG PING*            2,330           0.00%                2,330                                        0
QIN SHUGUANG*         5,824           0.01%                5,824                                        0
WANG ZHEN *           3,494           0.01%                3,494                                        0
GE XIA*               2,330           0.00%                2,330                                        0
WANG XUEMEI*          3,494           0.01%                3,494                                        0
DING JUAN*            2,330           0.00%                2,330                                        0
XIAO JIETING*         1,165           0.00%                1,165                                        0

                                       68

LIU QINGDUO*          1,165           0.00%                1,165                                        0
LIU QINGCHUN*         1,165           0.00%                1,165                                        0
YAO  JINXIAN*         4,659           0.01%                4,659                                        0
TONG  YIDONG*        11,648           0.02%                11,648                                       0
YING BOQIN*           2,330           0.00%                2,330                                        0
BAI QIU*             11,648           0.02%                11,648                                       0
YU JIALIN*           11,648           0.02%                11,648                                       0
YIN  LIANG*           2,330           0.00%                2,330                                        0
WANG  BIN*            2,330           0.00%                2,330                                        0
WANG  LEI*            2,330           0.00%                2,330                                        0
LIU  MINGHUA*         4,659           0.01%                4,659                                        0
GAO  JIXU*            3,494           0.01%                3,494                                        0
SHI  HAITAO*          2,330           0.00%                2,330                                        0
SONG  ZHENYU*         2,330           0.00%                2,330                                        0
YU  QINGHUA*          2,330           0.00%                2,330                                        0
SUN  JUNJIE*          4,659           0.01%                4,659                                        0
WANG  YUZHEN*         2,330           0.00%                2,330                                        0
LI  YUBO*             3,494           0.01%                3,494                                        0
MA  JIE*              8,154           0.01%                8,154                                        0
MA  XIANYUN*          5,824           0.01%                5,824                                        0
SUN SHAOJIE*          3,494           0.01%                3,494                                        0
WANG                 2,330           0.00%                2,330                                        0
GUANSHAN*
HU  JUN*              2,330           0.00%                2,330                                        0
ZHANG  RUNXI*         2,330           0.00%                2,330                                        0
ZHANG                3,494           0.01%                3,494                                        0
LISHUN*
MAO  PINJIAO*         3,494           0.01%                3,494                                        0
LI  HUA*             11,648           0.02%                11,648                                       0
WANG  SHUGE*          6,057           0.01%                6,057                                        0
XU  YEPING*           4,659           0.01%                4,659                                        0
TANG JIAFAN*          2,330           0.00%                2,330                                        0
SUN  WEICHUN*         8,154           0.01%                8,154                                        0
ZHANG SHUGEN*         5,824           0.01%                5,824                                        0
WANG                 2,330           0.00%                2,330                                        0
CHUNYAN*
ZHAO  FUYUN*         11,648           0.02%                11,648                                       0

                                       69

TONG  AMIN*           9,318           0.02%                9,318                                        0
LI  BAODONG*         11,648           0.02%                11,648                                       0
HAN  FUTONG*          2,330           0.00%                2,330                                        0
JU  JINGCAI*          2,330           0.00%                2,330                                        0
WANG  ZHIJUN*         3,494           0.01%                3,494                                        0
LI  YUNJIE*           1,165           0.00%                1,165                                        0
CHENG  JUNYI*         5,824           0.01%                5,824                                        0
CHEN                34,944           0.06%                34,944                                       0
HONGFENG*
LONG  XU*             4,659           0.01%                4,659                                        0
KONG                 1,165           0.00%                1,165                                        0
XIANZHEN*
XU  SHUJUAN*          1,165           0.00%                1,165                                        0
DU  JIANJUN*          4,659           0.01%                4,659                                        0
WANG  MIN*            2,330           0.00%                2,330                                        0
SONG  LIMING*         3,494           0.01%                3,494                                        0
YUAN                 3,494           0.01%                3,494                                        0
YINGHUA*
ZHAO  JIDI*          11,648           0.02%                11,648                                       0
YAO                 34,944           0.06%                34,944                                       0
TINGJIANG*
LIU JINJUN*           5,824           0.01%                5,824                                        0
LANG                 2,330           0.00%                2,330                                        0
YINGWEI*
YE  CHUNMEI*         34,944           0.06%                34,944                                       0
XIANG                2,330           0.00%                2,330                                        0
SHENGRONG*
HU  ZHENGUO*          2,330           0.00%                2,330                                        0
YIN  GUOSHEN*         2,330           0.00%                2,330                                        0
HUANG                1,165           0.00%                1,165                                        0
MINGGUANG*
MIAO                 1,747           0.00%                1,747                                        0
JIANPING*
HOU                  1,165           0.00%                1,165                                        0
XIAODONG*
CHEN                 1,165           0.00%                1,165                                        0
YUNCHENG*
LIANG  JIERU*         4,659           0.01%                4,659                                        0
SUN  JIYU*            3,494           0.01%                3,494                                        0
LIN  XIA*            11,648           0.02%                11,648                                       0
PAN  YUHUA*          11,648           0.02%                11,648                                       0
WANG                 1,934           0.00%                1,934                                        0
DIANJIE*

                                       70

JIANG  YUQIN*         3,879           0.01%                3,879                                        0
LI  GUIXIANG*         1,549           0.00%                1,549                                        0
ZHANG                3,494           0.01%                3,494                                        0
SHOUQIN*
WANG  SHUQIN*         6,989           0.01%                6,989                                        0
LIU  MINGFEN*         2,330           0.00%                2,330                                        0
LIU  SHUWEN*          3,879           0.01%                3,879                                        0
ZHANG  LIJUN*         1,934           0.00%                1,934                                        0
ZHANG  CAI*           1,980           0.00%                1,980                                        0
WANG  RU*             2,330           0.00%                2,330                                        0
SONG  QUQING*         2,330           0.00%                2,330                                        0
SHAN  YIGUO*          2,330           0.00%                2,330                                        0
HAO  QIAO*            2,330           0.00%                2,330                                        0
SUI  YUEMEI*          2,330           0.00%                2,330                                        0
ZHANG  JIAN*          3,494           0.01%                3,494                                        0
WANG                 2,330           0.00%                2,330                                        0
LINGXIU*
ZHAO                 2,330           0.00%                2,330                                        0
GUOYING*
LIU                  2,330           0.00%                2,330                                        0
CHUNFANG*
SUN  XUEHAI*          3,494           0.01%                3,494                                        0
GU  YUEMING*          4,659           0.01%                4,659                                        0
MA  CHUNHAI*          4,659           0.01%                4,659                                        0
WANG                 2,330           0.00%                2,330                                        0
XIAOPING*
CHEN  JUN*            2,330           0.00%                2,330                                        0
ZHONG  PING*          3,494           0.01%                3,494                                        0
WANG                 2,330           0.00%                2,330                                        0
JIANQIANG*
CUI  SHUYANG*         3,494           0.01%                3,494                                        0
HAO  LINGYAN*         2,330           0.00%                2,330                                        0
BAO  AILING*          6,989           0.01%                6,989                                        0
LI                   1,165           0.00%                1,165                                        0
XIANGDONG*
LIU                  5,824           0.01%                5,824                                        0
XIANGYING*
DING                 3,494           0.01%                3,494                                        0
LINQING*

                                       71

YANG                11,648           0.02%                11,648                                       0
QIUPING*
CHOU                 5,824           0.01%                5,824                                        0
BAOQING*
ZHANG  JIFAN*         5,824           0.01%                5,824                                        0
LIU  DONGXUE*         5,824           0.01%                5,824                                        0
LIU                 11,648           0.02%                11,648                                       0
XIAODONG*
ZHANG  LI*            3,494           0.01%                3,494                                        0
LIU  JIE *            2,330           0.00%                2,330                                        0
JIANG                4,077           0.01%                4,077                                        0
FENGZHI*
YU                  11,648           0.02%                11,648                                       0
JIANGPING*
ZHANG  NAN*           3,494           0.01%                3,494                                        0
HUA  YONG*            2,330           0.00%                2,330                                        0
WU  JINYAN*           1,165           0.00%                1,165                                        0
ZHANG                1,165           0.00%                1,165                                        0
JINGJUAN*
GAO  SHUFEN*          5,824           0.01%                5,824                                        0
LIU  YILI*            5,824           0.01%                5,824                                        0
LI  ZHANGUO*          2,330           0.00%                2,330                                        0
ZHU  JINYAN*          2,330           0.00%                2,330                                        0
DONG                 1,165           0.00%                1,165                                        0
BAOZHANG*
ZHENG                1,165           0.00%                1,165                                        0
ZHENQI*
WANG  XIUXIN*         2,330           0.00%                2,330                                        0
LIN  JUYING*          2,330           0.00%                2,330                                        0
YANG  HUI*            4,659           0.01%                4,659                                        0
GAO  WEI*             1,165           0.00%                1,165                                        0
SHEN                 2,330           0.00%                2,330                                        0
JUNCHANG*
YIN  XIANJUN*         2,330           0.00%                2,330                                        0
HU  MINXU*            2,330           0.00%                2,330                                        0
HE  LIJUAN*           2,330           0.00%                2,330                                        0
SONG                 1,165           0.00%                1,165                                        0
WENXIANG*
WANG GUICHEN*         5,824           0.01%                5,824                                        0

                                       72

SHANG JUNHUA*         3,494           0.01%                3,494                                        0
SHANG JUNYUN*         2,330           0.00%                2,330                                        0
LI  BAOCAI*          11,648           0.02%                11,648                                       0
ZHANG LI*            34,944           0.06%                34,944                                       0
HAN                  3,494           0.01%                3,494                                        0
BINGSHUANG*
ZHANG                6,989           0.01%                6,989                                        0
CHUNMEI*
ZHOU                 3,494           0.01%                3,494                                        0
YUANSHENG*
YANG  YUMEI*          2,330           0.00%                2,330                                        0
YUAN                 1,165           0.00%                1,165                                        0
ZHENXIANG*
LI  HONGYING*         1,165           0.00%                1,165                                        0
SONG  BAOQIN*         2,330           0.00%                2,330                                        0
HUANG                3,494           0.01%                3,494                                        0
TIANCAI*
ZHANG                3,494           0.01%                3,494                                        0
QIUYING*
GUO  GUOFANG*         2,330           0.00%                2,330                                        0
ZHANG                2,330           0.00%                2,330                                        0
LIXIANG*
ZHANG                2,330           0.00%                2,330                                        0
XINLING
SI  YUAI*             1,165           0.00%                1,165                                        0
BAI                  2,330           0.00%                2,330                                        0
XIANGBIN*
WANG                 1,165           0.00%                1,165                                        0
HONGYAN*
WAN  JIANBO*          1,165           0.00%                1,165                                        0
YANG  QING*           8,154           0.01%                8,154                                        0
LU  XINPING*          1,165           0.00%                1,165                                        0
CHEN  JIHONG*         2,330           0.00%                2,330                                        0
YANG                 1,165           0.00%                1,165                                        0
CHUNFANG*
SHI  YOUPENG*         4,659           0.01%                4,659                                        0
ZHANG                3,960           0.01%                3,960                                        0
XIUZHEN*
QIN DAIHUA*           2,330           0.00%                2,330                                        0

                                       73

CHEN YUANLI*          4,659           0.01%                4,659                                        0
WANG DEZHI*           5,824           0.01%                5,824                                        0
REN FU*              23,296           0.04%                23,296                                       0
SUN XINZENG*          3,494           0.01%                3,494                                        0
ZHAO XIUMIN*         11,648           0.02%                11,648                                       0
WANG PING*            5,824           0.01%                5,824                                        0
ZHANG                2,330           0.00%                2,330                                        0
FENGFEN*
LIN JING*             1,165           0.00%                1,165                                        0
XIAN MINGYU*          6,989           0.01%                6,989                                        0
YU LIJUAN *           2,330           0.00%                2,330                                        0
PU DI*                3,494           0.01%                3,494                                        0
HUANG HEQING*         5,824           0.01%                5,824                                        0
LI LIN*               3,494           0.01%                3,494                                        0
LI WENYING *         11,648           0.02%                11,648                                       0
QIU  ZIYAO*           1,165           0.00%                1,165                                        0
QIU  JIANHUA*         5,824           0.01%                5,824                                        0
CHEN                 2,330           0.00%                2,330                                        0
HAIGUANG*
XU RUILIAN*           2,330           0.00%                2,330                                        0
MA  JINGSHU*          2,330           0.00%                2,330                                        0
ZHANG QINYAN*         2,330           0.00%                2,330                                        0
WANG XIZI*            1,165           0.00%                1,165                                        0
ZHONG                1,165           0.00%                1,165                                        0
HANMING*
ZHANG RONG*           2,330           0.00%                2,330                                        0
WU  TINGYONG *        3,494           0.01%                3,494                                        0
DU  BO*               2,330           0.00%                2,330                                        0
LIN                  9,318           0.02%                9,318                                        0
ZHENHONG*
LIANG                3,494           0.01%                3,494                                        0
YIXIANG*
BAO  SHUFEN*          2,330           0.00%                2,330                                        0
YANG                 2,330           0.00%                2,330                                        0
QIANQING*
SUN                  2,330           0.00%                2,330                                        0
GUANGJUN*
CHEN                 1,165           0.00%                1,165                                        0
LINGYAN*
LI  YAFENG*           3,844           0.01%                3,844                                        0

                                       74

WEI  GUOHUA*          2,330           0.00%                2,330                                        0
LIU  YANFANG*         4,077           0.01%                4,077                                        0
XING  QUANXI*         2,330           0.00%                2,330                                        0
WANG  LING*           3,494           0.01%                3,494                                        0
ZHANG                1,165           0.00%                1,165                                        0
JIANZHONG*
LI  DESEN *           1,165           0.00%                1,165                                        0
LIU                  3,494           0.01%                3,494                                        0
CONGYONG*
SUN  YONG *           1,165           0.00%                1,165                                        0
HOU  ZHONG*           1,165           0.00%                1,165                                        0
YU  CONGRONG*        11,648           0.02%                11,648                                       0
ZHAO  JING*           5,242           0.01%                5,242                                        0
SHI BING *           17,472           0.03%                17,472                                       0
WU XINSHENG*          4,659           0.01%                4,659                                        0
LI  MENHUA*           5,824           0.01%                5,824                                        0
JIANG  GE*           11,648           0.02%                11,648                                       0
ZHANG GUIXIA*         4,077           0.01%                4,077                                        0
LU  HUANYING *        4,077           0.01%                4,077                                        0
XIAN MINGZI*         10,483           0.02%                10,483                                       0
YUE HUI *             5,824           0.01%                5,824                                        0
QI MEI*               2,330           0.00%                2,330                                        0
WANG XIUHE *          3,494           0.01%                3,494                                        0
WANG YANMEI*          2,330           0.00%                2,330                                        0
QU YANG *             5,824           0.01%                5,824                                        0
JIANG FENG *          1,281           0.00%                1,281                                        0
ZHAO YAN *            4,193           0.01%                4,193                                        0
WU XINLI*             4,659           0.01%                4,659                                        0
ZHANG                4,077           0.01%                4,077                                        0
SHUYING*
YI QINGPING*          2,330           0.00%                2,330                                        0
LI MIN*               2,330           0.00%                2,330                                        0
ZHOU HOUQUAN *        2,330           0.00%                2,330                                        0
YAN XIAOLI*           2,330           0.00%                2,330                                        0
YAN BINGUI*           2,330           0.00%                2,330                                        0
LIN LI*               2,330           0.00%                2,330                                        0
XU SHAOBO*            2,330           0.00%                2,330                                        0
WANG JUN*             2,330           0.00%                2,330                                        0
YU QI*               17,472           0.03%                17,472                                       0
ZHENG PING *          2,330           0.00%                2,330                                        0

                                       75

LIANG HONG*           2,330           0.00%                2,330                                        0
LI MENGTAO*           2,330           0.00%                2,330                                        0
YU YANHONG*           2,330           0.00%                2,330                                        0
LI CHANGXIN*          2,330           0.00%                2,330                                        0
WANG YIHUA*           3,494           0.01%                3,494                                        0
HAO YANLING*          3,494           0.01%                3,494                                        0
HE DAXIN*             4,659           0.01%                4,659                                        0
YANG RUI*             2,330           0.00%                2,330                                        0
JU JIFAN *            2,330           0.00%                2,330                                        0
FANG KAIQING*         2,330           0.00%                2,330                                        0
HE PEIYAN *           2,330           0.00%                2,330                                        0
CHEN                 4,659           0.01%                4,659                                        0
JIANPING*
CHEN XUEDI*           5,824           0.01%                5,824                                        0
DAI XUENI*            4,659           0.01%                4,659                                        0
ZHANG                1,165           0.00%                1,165                                        0
DONGYAN*
DAI JUN*              3,494           0.01%                3,494                                        0
YANG HONGMEI*         1,165           0.00%                1,165                                        0
TIAN                 1,165           0.00%                1,165                                        0
HENGPING*
ZHAO  LIHAI*         11,648           0.02%                11,648                                       0
XU  LIJIE*           11,648           0.02%                11,648                                       0
YIN  CUIYUN*          5,824           0.01%                5,824                                        0
LEI  HONGWEN*         5,824           0.01%                5,824                                        0
SHI                  2,330           0.00%                2,330                                        0
QINGYUAN*
CAO  XIULAN*          3,494           0.01%                3,494                                        0
SUN ZAIHE*            2,330           0.00%                2,330                                        0
CHEN YIKANG*          3,494           0.01%                3,494                                        0
GAO LINGXIN*          2,330           0.00%                2,330                                        0
ZHANG ENYING*         2,330           0.00%                2,330                                        0
CAO KEYI*             2,330           0.00%                2,330                                        0
LIN TIANMIN*          2,330           0.00%                2,330                                        0
YANG                 3,494           0.01%                3,494                                        0
MINXIANG*
SU  DIANLI*           5,824           0.01%                5,824                                        0
YANG                 5,824           0.01%                5,824                                        0
GUOYING*
ZHANG  YING*          3,494           0.01%                3,494                                        0
YANG                11,648           0.02%                11,648                                       0
XIUYING*

                                       76

LI BAOJING*           2,330           0.00%                2,330                                        0
JIN YUEZHU*           1,165           0.00%                1,165                                        0
ZHAO SHIJUN*          2,330           0.00%                2,330                                        0
LEI DINGKUAN*         1,165           0.00%                1,165                                        0
SUN  XUE*             5,824           0.01%                5,824                                        0
YANG                 4,659           0.01%                4,659                                        0
HUIXIAN*
MA XIULI*             1,165           0.00%                1,165                                        0
XUE SHUANG*          10,483           0.02%                10,483                                       0
CHEN                 1,165           0.00%                1,165                                        0
ZHONGMEI*
ZHOU YE*              3,494           0.01%                3,494                                        0
ZHU YOUJIAN*          1,165           0.00%                1,165                                        0
LIU WEISHENG*         1,165           0.00%                1,165                                        0
KONG FANHUA*          1,165           0.00%                1,165                                        0
NI  YANLING*          3,494           0.01%                3,494                                        0
ZHANG  LI *           2,330           0.00%                2,330                                        0
ZHONG                2,330           0.00%                2,330                                        0
HONGFEI*
MA SHUZHI*            2,330           0.00%                2,330                                        0
BI XUEYING*           2,330           0.00%                2,330                                        0
ZHANG LIJIE*          1,165           0.00%                1,165                                        0
DENG XINGHAI*         2,330           0.00%                2,330                                        0
SHAO JINMING*         5,824           0.01%                5,824                                        0
SU  GENYUAN*          1,165           0.00%                1,165                                        0
LI SHULIAN*           4,310           0.01%                4,310                                        0
YANG JIE*             3,494           0.01%                3,494                                        0
ZHOU HONGJUN*        19,406           0.03%                19,406                                       0
XIE JING*             3,879           0.01%                3,879                                        0
MA GANG*             11,648           0.02%                11,648                                       0
ZHANG JING*           9,318           0.02%                9,318                                        0
LIU HUANTING*         2,330           0.00%                2,330                                        0
TENG                 2,330           0.00%                2,330                                        0
YOUSHENG*
TANG JIMIN*           1,165           0.00%                1,165                                        0
XU QING*             11,648           0.02%                11,648                                       0
WANG YINGHUA*         5,824           0.01%                5,824                                        0
SHEN  YAN *           5,824           0.01%                5,824                                        0
TANG  YINHUA*         2,330           0.00%                2,330                                        0

                                       77

ZHANG                3,494           0.01%                3,494                                        0
JINLONG*
LIU  LIYING*          1,165           0.00%                1,165                                        0
ZHAO                 1,165           0.00%                1,165                                        0
JINCHENG*
WANG YOULAN*          2,330           0.00%                2,330                                        0
ZHENG SHUJIN*         2,330           0.00%                2,330                                        0
FANG XIAOLAN*         2,330           0.00%                2,330                                        0
WU  YUANFENG*         2,330           0.00%                2,330                                        0
ZHU  HONGXI*          6,989           0.01%                6,989                                        0
CAO WEIZHEN *        12,230           0.02%                12,230                                       0
WANG MINGLI*          5,824           0.01%                5,824                                        0
MENG ZHAOYI*          5,824           0.01%                5,824                                        0
YANG YUMEI*           2,796           0.00%                2,796                                        0
MA LIANYOU*           2,330           0.00%                2,330                                        0
MA  LIANZHEN*         2,330           0.00%                2,330                                        0
QI SHULAN*            3,494           0.01%                3,494                                        0
WU LIXIN*             2,330           0.00%                2,330                                        0
JIANG JING*           6,989           0.01%                6,989                                        0
DONG SHUFEN*          3,494           0.01%                3,494                                        0
HAO ZHENQI*           3,494           0.01%                3,494                                        0
ZHANG                5,824           0.01%                5,824                                        0
ZHONGFAN*
ZHANG LIJIE*         11,683           0.02%                11,683                                       0
WEI DAN*             19,802           0.03%                19,802                                       0
GU YOUYING*           5,824           0.01%                5,824                                        0
WANG YING *           3,494           0.01%                3,494                                        0
WANG  YAN*            3,494           0.01%                3,494                                        0
DU DAILING*           3,494           0.01%                3,494                                        0
HU JINGHUA*           2,330           0.00%                2,330                                        0
PIAO ZHENFU*          2,330           0.00%                2,330                                        0
GUO LIYA*             2,330           0.00%                2,330                                        0
XU YALI*              4,077           0.01%                4,077                                        0
WANG YURONG*          2,330           0.00%                2,330                                        0
WEI YIQING*           1,165           0.00%                1,165                                        0
ZHANG GUIMIN*         4,077           0.01%                4,077                                        0
DU LIPING*            5,824           0.01%                5,824                                        0
WEN GUIFEN*           4,077           0.01%                4,077                                        0
FAN WEICHENG *        2,330           0.00%                2,330                                        0

                                       78

ZHANG JING*           4,659           0.01%                4,659                                        0
XIANG YAHONG*         2,330           0.00%                2,330                                        0
ZHAOYING*             5,824           0.01%                5,824                                        0
CUI YUMING*          17,472           0.03%                17,472                                       0
ZHANG SHUJUN*         5,824           0.01%                5,824                                        0
SUN YULIU*            1,165           0.00%                1,165                                        0
LI QINGQIN*           3,494           0.01%                3,494                                        0
TAO  SHUFEN*          5,824           0.01%                5,824                                        0
ZHAO  LIYING*         5,824           0.01%                5,824                                        0
WANG                 3,494           0.01%                3,494                                        0
YINGHUI*
QIU  JIANHUA*        30,285           0.05%                30,285                                       0
YANG                 2,330           0.00%                2,330                                        0
XIANFENG*
HUANG                3,494           0.01%                3,494                                        0
YUHUANG*
ZHAO                 1,165           0.00%                1,165                                        0
GUANGSONG*
XU  XIAORAN*          3,494           0.01%                3,494                                        0
CAI  GUOFENG*         6,989           0.01%                6,989                                        0
WU FUYA*              3,494           0.01%                3,494                                        0
SU  PING*             5,824           0.01%                5,824                                        0
LI SHU FEN*           3,879           0.01%                3,879                                        0
WANG SONGMEI*         3,879           0.01%                3,879                                        0
SHAO LIXIAN*          3,879           0.01%                3,879                                        0
WANG XINYING*         3,879           0.01%                3,879                                        0
LIU XIANZHOU*         3,879           0.01%                3,879                                        0
SHEN XUBO*            1,980           0.00%                1,980                                        0
ZHAO GUOHUI*          3,879           0.01%                3,879                                        0
FU YUJIE*             2,330           0.00%                2,330                                        0
ZHAO BAOLING*         3,879           0.01%                3,879                                        0
SHEN                 6,208           0.01%                6,208                                        0
GUANGHUA*
WANG XUE*             2,330           0.00%                2,330                                        0
ZHANG                3,879           0.01%                3,879                                        0
JIANHUA*
ZHANG JINGBO*         2,330           0.00%                2,330                                        0
LIANG ENSHUN*         2,330           0.00%                2,330                                        0

                                       79

WANG GUOHUA*          2,330           0.00%                2,330                                        0
ZHANG                4,077           0.01%                4,077                                        0
CUIYING*
SUN SHUYUN *          4,077           0.01%                4,077                                        0
ZHANG                4,077           0.01%                4,077                                        0
HAIKUAN*
WANG HAIGANG*        11,648           0.02%                11,648                                       0
YAO MINGCAI*          3,494           0.01%                3,494                                        0
SUN GUIYUN*           2,330           0.00%                2,330                                        0
SUN XIUQING*          1,165           0.00%                1,165                                        0
LIU ZHANMIN*          3,879           0.01%                3,879                                        0
XU HUIZHEN*           3,879           0.01%                3,879                                        0
LIU TIANE*            2,330           0.00%                2,330                                        0
WANG SHAOHUA*         2,330           0.00%                2,330                                        0
YV LIMIN*             4,077           0.01%                4,077                                        0
ZHANG*               11,648           0.02%                11,648                                       0
JINGRONG
QIU  PING*            1,165           0.00%                1,165                                        0
CUI  CAIHONG*         2,330           0.00%                2,330                                        0
LI LIJIE*             1,165           0.00%                1,165                                        0
WANG ZHIHONG*         2,330           0.00%                2,330                                        0
JIN JUXIU*            1,165           0.00%                1,165                                        0
ZHANG JING*           1,165           0.00%                1,165                                        0
WANG ZUOYV*           2,330           0.00%                2,330                                        0
DONG YVSHU*           1,165           0.00%                1,165                                        0
LIU AIQIN*            4,659           0.01%                4,659                                        0
DENG                 1,165           0.00%                1,165                                        0
XIUPING*
DAI  HONGJIE*         1,165           0.00%                1,165                                        0
YAN MEISHENG*        15,142           0.03%                15,142                                       0
LI YVQIANG*           5,824           0.01%                5,824                                        0
YANG LIANGCE*         8,154           0.01%                8,154                                        0
LIU XIAOLING*         1,165           0.00%                1,165                                        0
WU LIBO*              2,330           0.00%                2,330                                        0
YV HONGE*             2,330           0.00%                2,330                                        0
WANG GUIMEI*          2,330           0.00%                2,330                                        0
YAN GUOLIN*           1,398           0.00%                1,398                                        0
ZHANG                3,879           0.01%                3,879                                        0
XIAOKUN*

                                       80

WU GUANGYAN*          4,659           0.01%                4,659                                        0
WANG ENPU*            5,824           0.01%                5,824                                        0
SUN ZHEN*            11,648           0.02%                11,648                                       0
YIN KAIWEI*          23,296           0.04%                23,296                                       0
WANG                 3,494           0.01%                3,494                                        0
LANXIANG*
YANG                 2,330           0.00%                2,330                                        0
ZHONGXIN*
AN JIULIAN*           2,330           0.00%                2,330                                        0
ZHU BAILIN*          11,648           0.02%                11,648                                       0
ZHU BAIRONG*         11,648           0.02%                11,648                                       0
ZHANG               11,648           0.02%                11,648                                       0
ZUOPENG*
YAO LI*              11,648           0.02%                11,648                                       0
ZHOU LIRONG*         11,648           0.02%                11,648                                       0
MA JINGYUN*          11,648           0.02%                11,648                                       0
YU JINGZHI*          23,296           0.04%                23,296                                       0
LI SHUXIU*            5,125           0.01%                5,125                                        0
SHA YUJING*           5,824           0.01%                5,824                                        0
CHENG               11,648           0.02%                11,648                                       0
JIANHUA*
SONG                 1,165           0.00%                1,165                                        0
XUEGUANG*
CHENG LI*             1,165           0.00%                1,165                                        0
CHE HUI*              1,165           0.00%                1,165                                        0
ZHAO SHILIN*          2,330           0.00%                2,330                                        0
LV  CHEN*             5,824           0.01%                5,824                                        0
YE  FEI*              5,824           0.01%                5,824                                        0
LI  SHURONG*          2,330           0.00%                2,330                                        0
LI CAILING*           1,165           0.00%                1,165                                        0
CHEN YOU*             2,330           0.00%                2,330                                        0
KANG                 3,494           0.01%                3,494                                        0
YANFANG*
GU YUYING *          11,648           0.02%                11,648                                       0
LI SHUMEI*            5,824           0.01%                5,824                                        0
WANG SHENGLI*         4,659           0.01%                4,659                                        0
CI  JUAN*             5,824           0.01%                5,824                                        0
CHEN                 9,318           0.02%                9,318                                        0
XIAOLING*
ZHANG                6,989           0.01%                6,989                                        0
WENJUN*

                                       81

MA DONGMEI*           2,330           0.00%                2,330                                        0
CAO KUNLONG*          3,494           0.01%                3,494                                        0
GAO  XUEXIA*          2,330           0.00%                2,330                                        0
ZHEN YANHUA*          2,330           0.00%                2,330                                        0
ZHANG  LINA*          1,165           0.00%                1,165                                        0
ZHANG JING*           2,330           0.00%                2,330                                        0
ZHU QING*             2,330           0.00%                2,330                                        0
JIN LIE*              2,330           0.00%                2,330                                        0
MAO XIAODI*          11,648           0.02%                11,648                                       0
CHE CHANG*            2,330           0.00%                2,330                                        0
LIU CAIXIA*          11,648           0.02%                11,648                                       0
SHEN YAN*             2,330           0.00%                2,330                                        0
WEI SHOUREN*         11,648           0.02%                11,648                                       0
LIU NAN*             36,342           0.06%                36,342                                       0
CHEN QIANG*          12,813           0.02%                12,813                                       0
LIU SHU*             11,648           0.02%                11,648                                       0
WANG                11,648           0.02%                11,648                                       0
MINGJING*
FENG LIAN*           11,648           0.02%                11,648                                       0
ZHANG ZHIXIN*         5,824           0.01%                5,824                                        0
XIAO RUIDONG*        23,296           0.04%                23,296                                       0
LI LINA*              4,659           0.01%                4,659                                        0
GAO SONG*            11,648           0.02%                11,648                                       0
LUAN HAILONG*        11,648           0.02%                11,648                                       0
SU WEIGUANG*          6,989           0.01%                6,989                                        0
LUO CAIQIN*           2,330           0.00%                2,330                                        0
MENG FANYU*          12,813           0.02%                12,813                                       0
YANG YUBIN*          15,142           0.03%                15,142                                       0
LV ZHUJUN*            2,330           0.00%                2,330                                        0
ZHANG                9,668           0.02%                9,668                                        0
XIAOXIN*
ZHANG GUILAN*         1,165           0.00%                1,165                                        0
LIU ZHONGWEI*         1,165           0.00%                1,165                                        0
ZHANG SHULAN*         1,165           0.00%                1,165                                        0
MENG XIANGYU*         1,165           0.00%                1,165                                        0
WANG JIXIN*            699            0.00%                 699                                         0
MENG                 1,864           0.00%                1,864                                        0
ZHAOMING*

                                       82

CAO YING*              699            0.00%                 699                                         0
XIA ZHANKUN*           699            0.00%                 699                                         0
JI LING*              1,165           0.00%                1,165                                        0
SUN YIYANG*           1,165           0.00%                1,165                                        0
YANG SHUHUA*          1,165           0.00%                1,165                                        0
ZHANG YUANXI*         1,165           0.00%                1,165                                        0
LIU XIAOBO*            699            0.00%                 699                                         0
DANG                  699            0.00%                 699                                         0
CHANGPING*
SONG XIBIN*           1,165           0.00%                1,165                                        0
ZHANG RONG*           5,824           0.01%                5,824                                        0
PAN JINYONG*          5,824           0.01%                5,824                                        0
PAN FUGUI*           11,648           0.02%                11,648                                       0
JIANG WAN*            3,494           0.01%                3,494                                        0
XIA ZHISHAN*          2,330           0.00%                2,330                                        0
LI LI*               58,240           0.10%                58,240                                       0
YAO YINGBIN*          3,494           0.01%                3,494                                        0
HUA AN*               2,330           0.00%                2,330                                        0
YANG XIURU*          17,472           0.03%                17,472                                       0
LI JINHUA*           58,240           0.10%                58,240                                       0
JIA HONGXUE*          2,330           0.00%                2,330                                        0
ZHOU                 1,165           0.00%                1,165                                        0
CHUNFANG*
WANG ZHAO*            2,330           0.00%                2,330                                        0
LI SHU*              11,648           0.02%                11,648                                       0
CHEN JIE*            34,944           0.06%                34,944                                       0
SHI MEIPING*         23,296           0.04%                23,296                                       0
YANG                 2,330           0.00%                2,330                                        0
GUANGMIAO*
XU JUE*               2,330           0.00%                2,330                                        0
LI WEI*              23,296           0.04%                23,296                                       0
LI GUOYING*           1,165           0.00%                1,165                                        0
ZHU JUNYI          1,164,800         2.00%              1,164,800                                      0
ZHANG TAO*           11,648           0.02%                11,648                                       0
SUN QIUSHI*           2,330           0.00%                2,330                                        0
LI JUN*              17,472           0.03%                17,472                                       0
YAO JUNYING*          5,824           0.01%                5,824                                        0
LI KEMING*            3,494           0.01%                3,494                                        0
LI YI*               11,648           0.02%                11,648                                       0
CHEN LEI*            11,648           0.02%                11,648                                       0
XU SHUQIN*            3,494           0.01%                3,494                                        0
WANG KEBIN*           5,824           0.01%                5,824                                        0

                                       83

CAO RUIXUE*           5,824           0.01%                5,824                                        0
CAO YAN*              5,824           0.01%                5,824                                        0
LI GANGJIAN*          2,330           0.00%                2,330                                        0
ZHU XU*              17,239           0.03%                17,239                                       0
WANG                 1,165           0.00%                1,165                                        0
JIANGHAI*
ZHANG LING*           3,494           0.01%                3,494                                        0
YANG YIXUAN*         46,592           0.08%                46,592                                       0
CAO HACHEN*           2,330           0.00%                2,330                                        0
HAN LING*            11,648           0.02%                11,648                                       0
LI SHIQIU*            1,747           0.00%                1,747                                        0
ZHANG YING*           1,747           0.00%                1,747                                        0
ZHANG GUILAN*         1,747           0.00%                1,747                                        0
LI ZUOZHI*            1,747           0.00%                1,747                                        0
DING NING*            3,494           0.01%                3,494                                        0
CAI LIWEN*            3,494           0.01%                3,494                                        0
SONG YUCHUAN*         3,494           0.01%                3,494                                        0
CHANG                3,494           0.01%                3,494                                        0
YAGUANG*
ZOU SHUXIA*           3,494           0.01%                3,494                                        0
XU YUZHANG*           3,494           0.01%                3,494                                        0
ZHANG                3,494           0.01%                3,494                                        0
ZHIJIAN*
REN GUOHUA*           3,494           0.01%                3,494                                        0
ZHANG                6,989           0.01%                6,989                                        0
YUANLONG*
ZHOU CHAO*            2,330           0.00%                2,330                                        0
LIANG                3,494           0.01%                3,494                                        0
QIUHUAN*
SUN GUOJUN*           2,330           0.00%                2,330                                        0
LIAO YANG*            2,330           0.00%                2,330                                        0
LI GUANGMING*         3,494           0.01%                3,494                                        0
JIANG CHAO*          11,648           0.02%                11,648                                       0
QI ZEYAN*             2,330           0.00%                2,330                                        0
WANG ZHIJUN*          3,494           0.01%                3,494                                        0
WANG JIXING*          5,824           0.01%                5,824                                        0
FAN SHENGJIN*         2,330           0.00%                2,330                                        0
JIN HONG*             2,330           0.00%                2,330                                        0
MENG                 2,330           0.00%                2,330                                        0
XIANGYUN*
ZHANG MIN*           11,648           0.02%                11,648                                       0

                                       84

ZHAO YING*           116,480          0.20%               116,480                                       0
LI                   1,165           0.00%                1,165                                        0
CHANGJIANG*
XU XIAOHUA*           3,494           0.01%                3,494                                        0
ZHANG SHULAN*         3,494           0.01%                3,494                                        0
WANG                 5,824           0.01%                5,824                                        0
HONGYING*
WANG JIEYING*         2,330           0.00%                2,330                                        0
LIU HUIPING*          5,824           0.01%                5,824                                        0
WU JINGHUI*           2,330           0.00%                2,330                                        0
*E YEGUANG*          174,720          0.30%               174,720                                       0
SUN GUIFANG*         11,648           0.02%                11,648                                       0
WANG HUIYU*          17,472           0.03%                17,472                                       0
WEI JIE*              3,494           0.01%                3,494                                        0
CHENG YANG*           1,165           0.00%                1,165                                        0
WANG BIN*             1,165           0.00%                1,165                                        0
WANG                 1,165           0.00%                1,165                                        0
QINGLING*
YAN WENXUE*           3,494           0.01%                3,494                                        0
WANG JUNHUAN*        11,648           0.02%                11,648                                       0
LI XUEFEI*           16,307           0.03%                16,307                                       0
KANG                108,326          0.19%               108,326                                       0
XIAOCHUN*
XIAO LU*              2,330           0.00%                2,330                                        0
WANG YANAN         1,164,800         2.00%              1,164,800                                      0
YangJIAXIN        5,678,400         9.75%              5,678,400                                      0
YU DEQING*           23,296           0.04%                23,296                                       0
ZHANG HAI*           34,944           0.06%                34,944                                       0
WANG  YANHUA*         8,154           0.01%                8,154                                        0
WEN  JI*              3,494           0.01%                3,494                                        0
LV  YUXIA*            1,631           0.00%                1,631                                        0
LI  CAIYUN*           2,330           0.00%                2,330                                        0
SONG  LIPING*         3,494           0.01%                3,494                                        0
NI  SONGZHI*         11,648           0.02%                11,648                                       0
JIN  YANLI*           5,824           0.01%                5,824                                        0
LANG                15,142           0.03%                15,142                                       0
HONGMEI*
WANG  YING*           5,824           0.01%                5,824                                        0
SHI  YANMEI*          9,551           0.02%                9,551                                        0
GUO  LINGLI*          5,824           0.01%                5,824                                        0

                                       85

ZHU                 26,790           0.05%                26,790                                       0
XIAOYING*
ZHANG                3,494           0.01%                3,494                                        0
QIUMEI*
SUN  LEI*             8,154           0.01%                8,154                                        0
DUAN                 2,330           0.00%                2,330                                        0
TAIPING*
WANG                11,648           0.02%                11,648                                       0
QUANYING*
LIU  LIJUAN*         11,648           0.02%                11,648                                       0
CAO                  8,154           0.01%                8,154                                        0
CHUNYONG*
LI  JIXIANG*         11,648           0.02%                11,648                                       0
ZHANG  MEI*           5,824           0.01%                5,824                                        0
GUAN                 2,330           0.00%                2,330                                        0
JINGLAN*
QIU                  2,330           0.00%                2,330                                        0
HONGSHENG*
LIU  ZHEQI*           8,154           0.01%                8,154                                        0
LIU  GUOMING*         3,494           0.01%                3,494                                        0
LI  JING*            69,888           0.12%                69,888                                       0
SHA  JINGYUN*         8,387           0.01%                8,387                                        0
JI  ZHONGSHA*        11,648           0.02%                11,648                                       0
CHEN  XIUYUN*         4,193           0.01%                4,193                                        0
ZHANG  SUXIA*         5,824           0.01%                5,824                                        0
LI  RUNHUA*           7,921           0.01%                7,921                                        0
LIU  RUI*             5,824           0.01%                5,824                                        0
GONG CHANGFU*        38,438           0.07%                38,438                                       0
YAN MENG*            38,438           0.07%                38,438                                       0
YAO XIAOJUAN*         3,494           0.01%                3,494                                        0
LIU WENRU *           3,844           0.01%                3,844                                        0
NA JIA*               3,844           0.01%                3,844                                        0
SHEN YUE*             3,844           0.01%                3,844                                        0
LI QIUJU*             3,844           0.01%                3,844                                        0
ZHAO SHUYIN*          3,844           0.01%                3,844                                        0
CHENG LIN *           3,844           0.01%                3,844                                        0
CHEN CHEN           582,400          1.00%               582,400                                       0
NIU GUIXIN*           1,165           0.00%                1,165                                        0
WANG YANG*            2,330           0.00%                2,330                                        0
ZHAO GUIRU*           4,659           0.01%                4,659                                        0
TANG FANGJIE*         1,165           0.00%                1,165                                        0

                                       86

ZHANG                1,165           0.00%                1,165                                        0
GUANGHUA*
ZHAO QIANG*           1,165           0.00%                1,165                                        0
HE YUNSHENG*          1,165           0.00%                1,165                                        0
JIA XIAO*             1,165           0.00%                1,165                                        0
LV XIANJIE*          11,648           0.02%                11,648                                       0
LV JIEYING*           1,165           0.00%                1,165                                        0
YANG YVQIAO*          3,494           0.01%                3,494                                        0
CHEN ZHIMING*         3,494           0.01%                3,494                                        0
LIU HAITAO*           1,165           0.00%                1,165                                        0
YIN ZHAOGUO*          2,912           0.01%                2,912                                        0
ZHAO                11,648           0.02%                11,648                                       0
QINGSHENG*
ZHUANG               5,824           0.01%                5,824                                        0
YINGCHUN*
HUANG CHINAN*         5,824           0.01%                5,824                                        0
Total             57,805,600        *99.25%             55,476,000                                *    4%


* Less than 1% of the outstanding shares of common stock.


                           DESCRIPTION OF SECURITIES

The descriptions in this section and in other sections of this prospectus of our securities and various provisions of our certificate of incorporation and our bylaws are limited solely to descriptions of the material terms of our securities, articles of incorporation and bylaws.

Our authorized capital stock consists of 100,000,000 shares of common stock, $.001 par value per share, 58,240,000 shares of which are issued and outstanding.

Common Stock

The holders of our common stock are entitled to equal dividends and distributions per share with respect to the common stock when and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of our common stock has a pre-emptive right to subscribe for any of our securities. Upon liquidation, dissolution, or winding up of us, and after payment of creditors and preferred shareholders, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued, and non-assessable.

Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of the common stock do not have cumulative voting rights, so the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors if they choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any members to the board of directors.

ANTI-TAKEOVER EFFECTS OF VARIOUS PROVISIONS OF DELAWARE LAW AND OUR ARTICLES OF INCORPORATION AND BYLAWS

We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, this statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with any interested shareholder for three years following the date that the shareholder became an interested shareholder.

Generally, a business combination includes a merger, asset or stock sale, or
other   transaction resulting in a financial benefit to the interested shareholder. An interested shareholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested shareholder status, did own 15% or more of a corporation's outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage takeover attempts that might result in a premium over the market price for the shares of common stock held by shareholders.

Provisions of our certificate of incorporation and bylaws may have the effect of making it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, control of our Company by means of a tender offer, a proxy contest or otherwise. These provisions may also make the removal of incumbent officers and directors more difficult. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions may make it more difficult for shareholders to take specific corporate actions and could have the effect of delaying or preventing a change in control.

SHARES ELIGIBLE FOR FUTURE SALE

As of May 12, 2006, 58,240,000 shares of our common stock are outstanding. Of the outstanding shares, 148,000 shares of common stock are immediately eligible for sale in the public market without restriction or further registration under the Securities Act. All other outstanding shares of our common stock are "restricted securities" as such term is defined under Rule 144, in that such shares were issued in private transactions not involving a public offering and may not be sold in the absence of registration other than in accordance with Rules 144, 144(k), or 701 promulgated under the Securities Act or another exemption from registration.

In general, under Rule 144 as currently in effect, a person, including an affiliate, who has beneficially owns shares for at lease one year is entitled to sell, within any three-month period commencing 90 days after the date of this prospectus, a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sale is filed, subject to various restrictions. In addition, a person who is not deemed to have been an affiliate of ours at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years would be entitled to sell those shares under Rule 144(k) without regard to the requirements described above.

To the extent that shares were acquired from an affiliate, such person's holding period for the purpose of affecting a sale under Rule 144 commences on the date of transfer from the affiliate. However, in the SEC's interpretive letter to the NASD, the SEC concluded that promoters or affiliates of blank check companies and their transferees would be deemed underwriters, under the Act, when reselling the securities of a blank check company. The letter goes on to state that the securities held by the persons referenced above can only be sold through a registered offering and not in reliance on Rule 144. From approximately 2004 through May 8, 2006, the date we completed the exchange, we were a blank check company. Based on the foregoing, and as of May 12, 2006, approximately 148,000 shares of our restricted shares were eligible for sale under Rule 144. Based on management's review of our stock transfer records, each of the holders of the afore-referenced shares acquired their securities prior to the time that we became a blank check company.

There has been very limited trading volume in our common stock to date. Sales of substantial amounts of our common stock under Rule 144, this prospectus, or otherwise, could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through the future sale of our securities.

TRANSFER AGENT AND REGISTRAR

The Transfer Agent and Registrar for our common stock is Holladay Stock Transfer, 2939 North 67th Place, Scottsdale, Arizona 85281 and its telephone number is 480-481-3940.


                             PLAN OF DISTRIBUTION

We are registering a total of 55,476,000 shares of our common stock that are being offered by the selling shareholders. As used in this prospectus, "selling shareholders" includes the pledgees, donees, transferees or others who may later hold the selling shareholders' interests in the common stock. We will pay the costs and fees of registering the common shares, but the selling shareholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the common stock. We will not receive the proceeds from the sale of the shares by the selling shareholders.

The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

       - Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
       - Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
       - Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
       - An exchange distribution in accordance with the rules of the applicable exchange;
       -  Privately negotiated transactions;
       - Broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;
       -  A combination of any such methods of sale; and
       -  Any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares of common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledges, or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling shareholders to include the pledgee, transferee, or other successors in interest as selling shareholders under this prospectus.

                                 LEGAL MATTERS

The validity of the registration for the resale of common stock will be passed upon for us by King & Wood LLP.

                                    EXPERTS

The financial statements for Echelon Acquisition Corp. as of and for the period ended as December 31, 2005 and 2004; the consolidated financial statements of Asia Biotechnology Group Inc. as of and for the period ended as of December 31, 2005 included in this prospectus have been audited by Child, Van Wagoner & Bradshaw, PLLC, independent registered public accounting firm, to the extent and for the periods set forth in their reports appearing elsewhere herein and are included in reliance upon such reports given upon the authority of that firm as experts in auditing and accounting.



   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                  DISCLOSURE

None.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act in connection with the offering of the common stock by the selling shareholders. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement. Some information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract, agreement or other document of ours, such references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contracts, agreements or other documents. You may review a copy of the registration statement, including exhibits, at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the public reference rooms. You can also request copies of these documents, for a copying fee, by writing to the SEC.

                             FINANCIAL STATEMENTS

                               Table of Contents

                                                                           Page
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.....................F-1
ECHELON ACQUISITION CORP....................................................F-3
BALANCE SHEET...............................................................F-3
STATEMENTS OF OPERATIONS....................................................F-4
STATEMENTS OF SHAREHOLDERS' EQUITY..........................................F-5
STATEMENTS OF CASH FLOWS....................................................F-6
NOTES TO FINANCIAL STATEMETNS...............................................F-7
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM....................F-12
ASIA BIOTECHNOLOGY GROUP INC...............................................F-13
CONSOLIDATED BALANCE SHEET.................................................F-13
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS...............F-14
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY.............................F-15
CONSOLIDATED STATEMENT OF CASH FLOW........................................F-16
NOTES TO FINANCIAL STATEMENTS..............................................F-17
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS......................F-26
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET.............................F-28
UNAUDITED PRO FORMA CON SOLIDATED STATEMENT OF OPERATIONS..................F-30
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS.............F-32

Child, Van Wagoner & Bradshaw, PLLC
A PROFESSIONAL LIMITED LIABILITY COMPANY OF CERTIFIED PUBLIC ACCOUNTANTS 5296 S. Commerce Dr., Suite 300, Salt Lake City, UT 84107
PHONE: (801) 281-4700 FAX: (801) 281-4701


            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To The Board of Directors
Echelon Acquisition Corp.


We have audited the accompanying balance sheet of Echelon Acquisition Corp. as of December 31, 2005, and the related statements of operations, shareholders' equity (deficit), and cash flows for the year ended December 31, 2005 and for the period from July 27, 2004 (inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting, as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Echelon Acquisition Corp. as of December 31, 2005, and the results of its operations and its cash flows for the year ended December 31, 2005 and for the period from July 27, 2004 (inception) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah
May 8, 2006
                                      F-2

                           ECHELON ACQUISITION CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEET

                                                                   December 31,
                                                                       2005

                                    ASSETS


Current assets:
  Cash and cash equivalents                                        $          -
                                                                   ------------
               Total assets                                        $          -
                                                                   ============


                     LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
  Accrued liabilities                                              $        800
                                                                   ------------
               Total current liabilities                                    800
                                                                   ------------
               Total liabilities                                            800


Shareholders' deficit:
 Preferred Stock at $0.001 par value; authorized
   20,000,000 shares; no shares issued and
   outstanding                                                                -
Common stock at $0.001 par value; authorized                             11,648
 100,000,000 shares; 11,648,000 shares issued
 and outstanding
Deficit accumulated during the development stage                        (12,448)
                                                                   ------------
               Total shareholders' deficit                                 (800)
                                                                   ------------
               Total liabilities and shareholders' deficit         $          -
                                                                   ============




                See accompanying notes to financial statements.
                                      F-3

                           ECHELON ACQUISITION CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                           STATEMENTS OF OPERATIONS


                                                For the Year       Period from      Period from
                                                   ended          July 27, 2004    July 27, 2004
                                                  December        (inception) to   (inception) to
                                                     31,           December 31,     December 31,
                                                    2005               2004             2005
                                                -------------     --------------   --------------
Revenue                                         $          -      $          -      $          -

General and administrative
  Organization and related expenses                        -               148               148
  General and administrative expenses                 11,500               800            12,300
                                                -------------     --------------   --------------
    Total general and administrative                  11,500               948            12,448
                                                -------------     --------------   --------------

Net loss                                        $    (11,500)     $       (948)      $   (12,448)
                                                =============     ==============   ==============
Net loss per share
- basic and fully diluted                       $      (0.00)     $      (0.01)
                                                =============     ==============

Weighted average ordinary shares
 outstanding
- basic and fully diluted                          9,946,630           148,000
                                                =============     ==============















                See accompanying notes to financial statements.
                                      F-4

                           ECHELON ACQUISITION CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                        STATEMENTS OF SHAREHOLDERS' EQUITY



                                                                                               Acculmulated other   Total
                                                     Ordinary Share     Additional                                 Share-
                                                   -------------------
                                                     Shares              Paid-in   Accumulated   Comprehensive     holder'
                                                   Outstanding Amount    Capital     Deficit        Income         Equity
                                                   ----------- -------  ---------- -----------  -------------    ---------

Shares issued to founder for organization cost and    148,000  $   148  $        - $         -  $          -     $     148
 services on July 27, 2004
 (inception)
Net loss                                                                         -        (948)            -          (948)
                                                   ----------- -------  ---------- -----------  -------------    ---------
Balance at December 31, 2004                          148,000      148           -        (948)            -          (800)

Shares issued for services                         11,500,000   11,500           -                         -        11,500
 rendered on February 23,
 2005

Net loss                                                                               (11,500)            -       (11,500)
                                                   ----------- -------  ---------- -----------  -------------    ---------
Balance at December 31, 2005                       11,648,000  $11,648  $        - $   (12,448) $          -     $    (800)
                                                   =========== =======  ========== ===========  =============    =========


























                See accompanying notes to financial statements.
                                      F-5

                           ECHELON ACQUISITION CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                           STATEMENTS OF CASH FLOWS

                                                For the Year       Period from      Period from
                                                   ended          July 27, 2004    July 27, 2004
                                                  December        (inception) to   (inception) to
                                                    31,           December 31,     December 31,
                                                    2005               2004             2005
                                                -------------     --------------   --------------


Cash flows from operating activities
  Net loss                                      $     (11,500)    $      (948)     $     (12,448)
  Issuance of stock for services rendered              11,500             148             11,648
  Increase in accrued liabilities                           -             800                800
                                                -------------     --------------   --------------
Net cash generated from operating activities                -               -                  -

Cash flows from investing activities                        -               -                  -

Cash flows from financing activities                        -               -                  -
                                                -------------     --------------   --------------

Net increase (decrease) in cash and cash                    -               -                  -
equivalents
Cash and cash equivalents, beginning of year                -               -                  -
                                                -------------     --------------   --------------
Cash and cash equivalents, end of year          $           -     $         -      $           -
                                                =============     ==============   ==============

Supplementary disclosures of cash flow
information:
  Cash paid (refund) during the year for:
    Interest                                    $           -     $         -      $           -
    Income taxes                                $           -     $         -      $           -


                See accompanying notes to financial statements.

NOTE 1  BUSINESS DESCRIPTION AND ORGANIZATION

Echelon Acquisition Corp. ("EAC" or the "Company") was incorporated under the laws of the State of Delaware on July 27, 2004 and has been inactive since inception. The Company intends to serve as a vehicle to effect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business.


NOTE 2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - Development Stage Company

The Company has not earned any revenue from operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

A. Accounting Method

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on December 31.


B. Cash and cash equivalents

Cash and cash equivalents include cash on hand, cash accounts, interest bearing savings accounts and time certificates of deposit with a maturity of three months or less when purchased.

C. Foreign currency translation

Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation," and are included in determining net income or loss.

For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currencies into U.S. dollars at the exchange rate prevailing at the balance sheet date. Revenues, expenses and cash flows are translated at the average exchange rate for the period to approximate translation at the exchange rate prevailing at the dates those elements are recognized in the financial statements. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss.

D. Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

A. Significant Estimates

Several areas require management's estimates relating to uncertainties for which it is reasonably possible that there will be a material change in the near term. The more significant areas requiring the use of management estimates related to valuation of the useful lives of the Company's equipment and valuation of contingent liabilities and the valuation of stock issued for services.

F. Income Taxes

The  Company  accounts  for  income  taxes  under   the   Financial  Accounting
Standards  Board   (FASB)  Statement  No.  109, "Accounting for  Income  Taxes"

"Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no current or deferred income tax expense or benefits due to the Company not having any material operations for the period ended December 31, 2005.


G. Basic Loss Per Common Share

Basic loss per common share has been calculated based on the weighted average number of shares outstanding during the period after giving retroactive effect to stock splits. There are no dilutive securities at December 31, 2005 for purposes of computing fully diluted earnings per share.


H. Stock Based Compensation

The Company accounts for stock options issued to employees in accordance with the provisions of the Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" and SFAS 148, "Accounting for Stock-Based Compensation -Transition and Disclosure", which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied. The Company accounts for stock options and stock issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.


I. Impact of New Accounting Standards

   In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment". SFAS 123(R) is a revision of SFAS No., 123, "Accounting for Stock Based Compensation," and supersedes Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." Among other items SFAS 123(R) eliminates the use of APB 25 and the intrinsic value method of accounting, and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the financial statements. The effective date of SFAS 123
(R) is the first annual reporting period beginning after June 15, 2005. The adoption of SFAS 123 (R) is not expected to have a material impact on the Company's financial position, results of operations or cash flows.

   In March 2005, the SEC staff issued additional guidance on SFAS 123 (R) in the form of Staff Accounting Bulletin ("SAB") No. 107. SAB 107 was issued to assist preparers by simplifying some of the implementation challenges of FAS 123 (R) while enhancing the information that investors receive. SAB 107 creates a framework that is premised on two themes: (a) considerable judgment will be required by preparers to successfully implement FAS 123 (R), specifically when valuing employee stock options; and (b) reasonable individuals, acting in good faith, may conclude differently on the fair value of employee share options. Key topics covered by SAB 107 include: (a) valuation models - SAB 107 reinforces the flexibility allowed by FAS 123 (R) to choose an option-pricing model that meets the standard's fair value measurement objective; (b) expected volatility - the SAB provides guidance on when it would be appropriate to rely exclusively on either historical or implied volatility in estimating expected volatility; and (c) expected term - the new guidance includes examples and some simplified approaches to determining the expected term under certain circumstances. The Company will apply the principles of SAB 107 in conjunction with its adoption of SFAS 123 (R) but does not believe its adoption will have material impact on the Company's financial statements or results of operations.

   In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29. SFAS No. 153 addresses the measurement of exchanges of nonmonetary assets and redefines the scope of transactions that should be measured based on the fair value of the assets exchanged. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 did not have a material impact on the Company's financial statements or results of operations.

   In January 2003, the FASB issued FASB Interpretation No. 46, ("FIN 46"), Consolidation of Variable Interest Entities ("VIE"). Until this interpretation, the Company generally included entities in its consolidated financial statements only if it controlled the entity through voting interests. FIN No. 46 requires a variable interest entity, as defined, to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns. FIN No. 46 is effective for reporting periods ending after December 15, 2003. The adoption of FIN No. 46 did not have a material impact on the Company's Consolidated Financial Statements as of December 30, 2005.

   In March 2005, FASB issued FASB Interpretation ("FIN") No. 47, "Accounting for Conditional Asset Retirement Obligations." FIN 47 clarifies that the term "Conditional Asset Retirement Obligation" as used in FASB Statement No. 143, "Accounting for Asset Retirement Obligation," refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. Accordingly, an entity is required to recognize a liability for the fair value of a Conditional Asset Retirement Obligation if the fair value of the liability can be reasonably estimated. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. Management does not believe the adoption of FIN 47 will have a material affect on the Company's financial position, results of operations or cash flows. In May 2005, the Financial Accounting Standards Board ("FASB") issued SFAS No. 154, Accounting Changes and Error Corrections ("SFAS No. 154"), which replaced Accounting Principles Board Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principles. It requires retrospective application to prior periods' financial statements of changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The impact on the Company's operations will depend on future accounting pronouncements or changes in accounting principles.

    In November 2004, the Financial Accounting Statements Board (FASB) issued SFAS Statement No. 151, "Inventory Costs," an amendment of the Accounting Research Bulletin (ARB) No. 43, Chapter 4. Under FASB Statement No. 151, all abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The adoption of this pronouncement is not expected to have a material impact on the Company's financial statements, results of operations, or cash flows.

   In May 2005, the Financial Accounting Standards Board ("FASB") SFAS No. 154, Accounting Changes and Error Corrections ("SFAS No. 154"), which replaces Accounting Principles Board Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principles. It requires retrospective application to prior periods' financial statements of changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The impact on the Company's operations will depend on future accounting pronouncements or changes in accounting principles.


J. Off-Balance Sheet Arrangements

   The Company does not have any off-balance sheet credit exposure related to its customers.


NOTE 3  GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. The Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 4  SHAREHOLDER'S EQUITY

       On July 27, 2004 (inception), the Board of Directors issued 148,000 shares of common stock for $148 in services to the founding shareholder of the Company to fund organizational start-up costs.

       On February 23, 2005, the Board of Directors issued 11,500,000 shares of common stock for $11,500 in services rendered to an officer and director of the Company.

Common Stock

       The holders of the Company's common stock:

       * Have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

        * Are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

        * Do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

       * Are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

Preferred Stock

        The Company has authorized, but not issued, 20,000,000 shares of preferred stock at $.001 per share. The board of directors has the authority to establish and fix the designation, powers, or preferences of preferred shares without further vote by the shareholders.

NOTE 12  SUBSEQUENT EVENTS

      On May 8, 2006, an agreement and plan of reorganization among Echelon Acquisition Corp., a corporation organized under the laws of the State of Delaware (the "EAC"); Asia Biotechnology Group Inc., a corporation organized under the laws of British Virgin Islands (the "ABG"); Far Grand Investments Limited, a corporation organized under the laws of Cayman Islands, acting as the shareholder of ABG, (the "ABG Shareholder"); Harbin OT Pharmaceutical Co., Limited, a company organized under the laws of Samoa (the "OT Samoa"); and shareholders of OT Samoa ( collectively the "OT Samoa Shareholders").

      The respective Boards of Directors of EAC, ABG and OT Samoa have adopted resolutions pursuant to which all of the issued and outstanding shares of the common stock of ABG (the "ABG Share") and all of the issued and outstanding shares of OT Samoa (the "OT Samoa Shares") will be converted into the right to receive a specified number of shares of the common stock of EAC (the "EAC Shares"); and whereas, the sole consideration for the exchange of the ABG Share shall be the receipt by the ABG Shareholder of 23,296,000 EAC Shares, $0.001 par value per share; and the sole consideration for the exchange of the OT Samoa Shares shall be the receipt by the OT Samoa Shareholders of 23,296,000 EAC Shares, $0.001 par value per share.

      The ABG Shareholder and the OT Samoa Shareholders individually agrees to transfer to EAC at the closing (the "Closing") the ABG Share and OT Samoa Shares, in exchange for newly issued and restricted shares of common stock of EAC. In connection with the acquisition of the ABG Share and the OT Samoa Shares, EAC shall issue to the ABG Shareholder an aggregate of Twenty Three Million Two Hundred and Ninety Six Thousand (23,296,000) shares of EAC common stock, and shall simultaneously issue to the OT Samoa Shareholders an aggregate of Twenty Three Million Two Hundred and Ninety Six Thousand (23,296,000) shares of EAC common stock. Such shares at the Closing shall equal eighty percent (80%) of the issued and outstanding shares of EAC. After the Closing, there will be 58,240,000 outstanding shares of common stock of the reorganized EAC.

      ABG and OT Samoa both became Echelon's wholly owned subsidiaries and the former shareholders of ABG ("shareholders") obtained effective operating control of the combined company after the share exchange. Generally accepted accounting principles require that ABG whose shareholders retain the majority interest in a combined business be treated as the acquirer for accounting purpose, resulting in a reverse acquisition. Accordingly, the share exchange transaction has been accounted for as a recapitalization of Echelon. The equity section of future financial statements will be been restated to reflect the recapitalization of Echelon due to the reverse acquisition as of the first day of the first period presented.

Child, Van Wagoner & Bradshaw, PLLC
A PROFESSIONAL LIMITED LIABILITY COMPANY OF CERTIFIED PUBLIC ACCOUNTANTS 5296 S. Commerce Dr., Suite 300, Salt Lake City, UT 84107
PHONE: (801) 281-4700 FAX: (801) 281-4701


            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To The Board of Directors
Asia Biotechnology Group Inc.
Beijing, PRC

We have audited the accompanying consolidated balance sheet of Asia Biotechnology Group Inc. as of December 31, 2005, and the related consolidated statements of operations and comprehensive loss, shareholders' equity (deficit), and cash flows for the period from March 21, 2005 (Date of
Inception) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting, as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Asia Biotechnology Group Inc. as of December 31, 2005, and the results of its operations and its cash flows for the period from March 21, 2005 (Date of Inception) to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.




Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah
May 8, 2006
                                      F-12

                         ASIA BIOTECHNOLOGY GROUP INC.

                          CONSOLIDATED BALANCE SHEET


                                                                   December 31,
                                                                       2005
                                                                   ------------
                                    ASSETS

Current assets
  Cash and cash equivalents                                        $    459,310
  Accounts receivable, less allowances for
    doubtful accounts of $ 36,095.                                      426,124
  Inventories                                                           247,314
 Prepaid expense - reorganization expense                               315,000
 Other current assets                                                    20,087
                                                                   ------------
               Total current assets                                   1,467,835

Property, plant and equipment, net                                      860,021
Land use right, net                                                     100,362
                                                                   ------------
               Total assets                                        $  2,428,218
                                                                   ============


                     LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities
  Accounts payable                                                 $    107,658
  Accrued expenses                                                       13,385
  Customer deposits                                                     354,010
  Due to shareholders                                                 1,577,050
 Other current liabilities                                                6,047
                                                                   ------------
               Total current liabilities                              2,058,150

Minority interests                                                      434,032

Shareholders' deficit
  Ordinary share, par value $1 per share;
   authorized 50,000 shares, shares issued and
   outstanding 1 share                                                        1
Accumulated deficit                                                     (64,052)
Accumulated other comprehensive income                                       87
                                                                   ------------
               Total shareholders' deficit                              (63,964)
                                                                   ------------
               Total liabilities and shareholders' deficit         $  2,428,218
                                                                   ============



















         See accompanying notes to consolidated financial statements.

                         ASIA BIOTECHNOLOGY GROUP INC.

         CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS


                                                                      March 21, 2005
                                                              (Date of Inception) to
                                                                   December 31, 2005
Net sales                                                            $        37,972

Cost of sales                                                                 32,214
                                                                      --------------
      Gross profit                                                             5,758

Operating expenses
   Allowance for bad debt                                                      3,614
   Accounting and audit fee                                                   45,000
   Salaries                                                                    8,154
   Depreciation                                                                4,549
   Amortization of land use right                                                373
   Other selling, general and administrative                                  31,420
                                                                      --------------
      Total operating expenses                                                93,110
                                                                      --------------
Loss  from operations                                                        (87,352)

Non-Operating Income
  Government Grant                                                            10,618
  Interest income                                                                 47
                                                                      --------------
      Total Non-Operating Expenses                                            10,665
                                                                      --------------
Loss before income taxes and minority interests                              (76,687)

   Income taxes                                                                    -
                                                                      --------------
Loss before minority interests                                               (76,687)
                                                                      --------------
Minority interests                                                            12,635

Net loss                                                              $      (64,052)
                                                                      ==============
Other comprehensive income
 Foreign currency translation adjustment                                          87
                                                                      --------------

Comprehensive loss                                                    $      (63,965)
                                                                      ==============

Loss per share - basic and diluted                                    $      (64,052)
                                                                      ==============

Weighted average shares outstanding - basic and diluted                            1
                                                                      ==============







         See accompanying notes to consolidated financial statements.

                         ASIA BIOTECHNOLOGY GROUP INC.

             CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
            FOR THE PERIOD FROM MARCH 21, 2005 (DATE OF INCEPTION)
                              TO DECEMBER 31, 2005


                                                                              ACCUMULATED OTHER      TOTAL
                                    ORDINARY SHARE   ADDITIONAL
                                    SHARES            PAID-IN    ACCUMULATED    COMPREHENSIVE    SHAREHOLDERS'
                                  OUTSTANDING AMOUNT  CAPITAL      DEFICIT         INCOME       EQUITY (DEFICIT)

Share capital                            1    $    1 $      -   $          -  $         -       $         1
Net loss                                                             (64,052)                       (64,052)
Foreign currency translation gain
                                                                                       87                87
                                  ------------------------------------------------------------------------------
Balance at December 31, 2005             1    $    1 $      -   $    (64,052) $        87       $   (63,964)
                                  ==============================================================================


         See accompanying notes to consolidated financial statements.

                         ASIA BIOTECHNOLOGY GROUP INC.

                      CONSOLIDATED STATEMENT OF CASH FLOW
            FOR THE PERIOD FROM MARCH 21, 2005 (DATE OF INCEPTION)
                              TO DECEMBER 31, 2005

                                                                                                            March 21, 2005 (Date of
                                                                                                                      Inception) to
                                                                                                                  December 31, 2005
                                                                                                                  -----------------
Cash flows from operating activities
  Net loss                                                                                                        $        (64,052)
  Adjustment to reconcile net income to net cash used in
     operating activities:
  Depreciation and amortization of property, plant and equipment                                                            18,284
  Minority interests share of net loss                                                                                     (12,635)
  Changes in current assets and liabilities (net of effects  of  acquisitions and disposals of entities)
  Accounts receivable                                                                                                       30,660
  Inventories                                                                                                                4,091
 Prepaid expense - reorganization expense                                                                                 (315,000)
 Other current assets                                                                                                      (10,693)
  Accounts payable                                                                                                           5,732
  Accrued expenses                                                                                                           1,696
  Customer deposits                                                                                                         11,572
 Other current liabilities                                                                                                 (13,467)
                                                                                                                  -----------------
Net cash used in operating activities                                                                                     (343,812)

Cash flows from investing activities
  Capital expenditure                                                                                                      (13,151)
  Cost of investment in subsidiary, net of cash acquired in acquisition                                                   (666,389)
                                                                                                                  -----------------
Net cash used in investing activities                                                                                     (679,540)

Cash flows from financing activities
  Proceeds from share capital                                                                                                    1
  Advances from shareholders                                                                                             1,482,574
                                                                                                                  -----------------
Net cash provided by financing activities                                                                                1,482,575

Effect of foreign currencies on cash flows                                                                                      87
                                                                                                                  -----------------

Net increase in cash and cash equivalents                                                                                  459,310
Cash and cash equivalents, beginning of period                                                                                   -
                                                                                                                  -----------------
Cash and cash equivalents, end of period                                                                          $        459,310
                                                                                                                  =================







         See accompanying notes to consolidated financial statements.

NOTE 1  ORGANIZATION


     Asia Biotechnology Group Inc. ("the Company" or "Asia Biotechnology" or "ABG") is a limited liability company registered under the laws of the British Virgin Islands and was incorporated in British Virgin Islands on March 21, 2005.

     Asia Biotechnology is an investment holding and it acquired 60% shareholding of a company called Harbin OT Pharmaceutical Co. Ltd. ("OT China") on November 3, 2005. All activities of the Group are principally conducted by subsidiary company operating in the People's Republic of China ("PRC").

     Harbin OT Pharmaceutical Company Limited is a Chinese foreign owned enterprise incorporated in the People's Republic of China ("PRC") on April 13, 2001. The Company is a feminine suppository manufacturer and provides this suppository to clinics and the Red Cross Society of China.


NOTE 2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


A.  Basis of presentation

    The consolidated financial statements include the accounts of Asia Biotechnology Group Inc. and Harbin OT Pharmaceutical Company Limited. All material intercompany accounts and transactions have been eliminated in consolidation.


B.  Fiscal year

    These financial statements have been prepared using December 31 as the fiscal year end.


C.  Minority interest in subsidiary

    The Company records minority interest expense, which reflects the minority shareholders' 40% portion of the earnings or loss of Harbin OT Pharmaceutical Company Limited.


D.  Control by principal stockholders

    The directors, executive officers and their affiliates or related parties own, beneficially and in the aggregate, the majority of the voting power of the outstanding shares of the common stock of the Company. Accordingly, the directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including increasing the authorized capital stock of the Company and the dissolution, merger or sale of the Company's assets.


E.  Cash and cash equivalents

Cash and cash equivalents include cash on hand, cash accounts, interest bearing savings accounts and time certificates of deposit with a maturity of three months or less when purchased.


F.  Inventories

Inventories are stated at the lower of cost or market, determined by the weighted average method. Finished goods inventories consist of raw materials, direct labor and overhead associated with the manufacturing process.

G.  Trade accounts receivable

    Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts represents the Company's best estimate of the amount of probable credit losses in the existing accounts receivable balance. The Company determines the allowance for doubtful accounts based upon historical write-off experience and current economic conditions. The Company reviews the adequacy of its allowance for doubtful accounts on a regular basis. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company signed a sales contract with Red Cross Society of China with the terms of payment is over than one year.


H.  Credit Risk and Customers

   The Company has a concentration of customers. The Company is diligent in attempting to ensure that the issue credit to credit-worthy customers. However, the customer base is small and our accounts receivable balances are usually over 90 days outstanding, and that exposes us to significant credit risk.
Therefore, a credit loss can be very large relative to our overall profitability. Concentration of credit risk with respect to accounts receivable is limited to a single customer, the Red Cross Society of China to whom the Company makes substantial sales. The Red Cross Society of China is the only receivable of the Company. The Company regularly monitors the creditworthiness of its customers and believes that it has adequately provided for exposure to potential credit losses.


I.  Property, plant and equipment

Property,  plant and equipment  are  stated  at  cost  including  the  cost  of
improvements.   Depreciation and amortization are provided on the straight-line method based on the estimated useful lives of the assets as follows:

Buildings                                                  20 years
Leasehold improvements                                     20 years
Plant and machinery                                        10 years
Motor vehicles                                             5 years
Furniture, fixtures and equipment                          5 years


J.     Valuation of long-lived assets

The Company periodically evaluates the carrying value of long-lived assets to be held and used, including intangible assets subject to amortization, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.

A. Revenue recognition

The Company recognizes revenue when it is realized and earned. The Company considers revenue realized or realizable and earned when (1) it has persuasive evidence of an arrangement, (2) delivery has occurred, (3) the sales price is fixed or determinable, and (4) collectibility is reasonably assured. Delivery does not occur until products have been shipped to the client, risk of loss has transferred to the client and client acceptance has been obtained, client acceptance provisions have lapsed, or the Company has objective evidence that the criteria specified in client acceptance provisions have been satisfied.
 The sales price is not considered to be fixed or determinable until all contingencies related to the sale have been resolved.


L.  Comprehensive income (loss)

Comprehensive income (loss) includes changes to equity accounts that were not the result of transactions with shareholders. Comprehensive income (loss) is comprised of net income (loss) and other comprehensive income and loss items. The Company's comprehensive income and losses generally consist of changes in the fair value of changes in the cumulative foreign currency translation adjustment.


M.  Foreign currency translation

Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation," and are included in determining net income or loss.

For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currencies into U.S. dollars at the exchange rate prevailing at the balance sheet date. Revenues, expenses and cash flows are translated at the average exchange rate for the period to approximate translation at the exchange rate prevailing at the dates those elements are recognized in the financial statements. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss.

The Company has determined the PRC Chinese Yuan Renminbi to be the functional currency of the Company. The financial statements of the Company are translated to United States dollars using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations. The cumulative translation adjustment and effect of exchange rate changes at December 31, 2005 were $87.

N.  Stockholder Loan

The caption "Due to shareholders" on the consolidated Balance Sheet consists of loans that are unsecured, non-interest bearing and have no fixed terms of repayment, and therefore, are deemed payable on demand.

O.  Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Actual results could differ from those estimates.


A. Significant Estimates

Several areas require management's estimates relating to uncertainties for which it is reasonably possible that there will be a material change in the near term. The more significant areas requiring the use of management estimates related to valuation of the useful lives of the Company's equipment and valuation of contingent liabilities.


Q.  Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board (FASB) Statement No. 109, "Accounting for Income Taxes" "Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.


R.  Basic Loss Per Common Share

Basic loss per common share has been calculated based on the weighted average number of shares outstanding during the period.


S.  Off-Balance Sheet Arrangements

    The Company does not have any off-balance sheet credit exposure related to its customers.


NOTE 3  INVENTORIES


Inventories by major categories, consist of the following at December 31, 2005:




Raw materials                    $  182,250
Finished goods                       26,846
Packaging materials                  38,218
                                 ----------
                                 $  247,314
                                 ==========


NOTE 4 PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment, which is all located in the PRC, consist of the following at December 31, 2005:



At cost:
   Buildings                                                 $ 828,871
   Leasehold improvements                                       51,375
   Plant and machinery                                         298,042
   Motor vehicles                                               83,921
   Furniture, fixtures and equipment                            44,012
                                                             ---------
       Total                                                 1,306,221
Less: accumulated depreciation and amortization              (446,200)
                                                             ---------
Net book value                                               $ 860,021
                                                             =========


NOTE 5 LAND USE RIGHT

Land use right for the land located in PRC, consists of the following at December 31, 2005:




Land Use Right, cost                        $   110,718
Less: accumulated amortization                  (10,356)
                                            -----------
    Net book value                          $   100,362
                                            ===========

All the land in the PRC is owned by the PRC government. The government, according to PRC laws, may grant to entities the right to use of land for a specified period of time. Thus all of the Company's land occupied in the PRC is considered to be leasehold land and amortized on a straight-line basis over the respective term of the right to use the land.

       The subsidiary, OT China is granted the right to use of land for 50 years and is amortized on a straight-line basis over 50 years of the right to use the land from the date of acquisition in 2001.


NOTE 6 INTELLECTUAL PROPERTY

       The subsidiary, OT China,  owns  patent  rights  and  technical know-how
which were contributed by minority shareholders.     The
costs to the minority shareholder for obtaining the patent right were not recorded on the balance sheet as the patent application costs were not significant.


NOTE 7   BUSINESS ACQUISITION


       On November 3, 2005, the Company obtained a 60% interest in Harbin OT Pharmaceutical Co. Ltd. for $670,000 in cash.

The fair value of assets acquired are as follows:

       Cash                                                              $   3,611
       Accounts receivable                                                 430,215
       Inventory                                                           277,973
       Prepaid expenses                                                      9,395

                                      F-21

       Property, plant and equipment                                       965,515
       Due to shareholder                                                  (94,477)
       Liabilities assumed                                                (475,565)
                                                                       -----------
       Net assets                                                        1,116,667
       Less: minority interest @ 40%                                       446,667
                                                                       -----------
       Net assets purchased                                            $   670,000
                                                                       ===========

       The financial statements for the period from March 21, 2005 (Date of Inception) to December 31, 2005 include the results of operations of the acquired company for the period November 3, 2005 to December 31, 2005.

NOTE 8  INCOME TAXES

The Company accounts for income taxes in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes."

Income tax expense is based on reported income before income taxes. Deferred income taxes reflect the effect of temporary differences between assets and liabilities that are recognized for financial reporting purposes and the amounts that are recognized for income tax purposes. In accordance with SFAS 109, these deferred income taxes are measured by applying currently enacted tax laws.

BRITISH VIRGIN ISLANDS

The Company is incorporated in the British Virgin Islands and, under the current laws of the British Virgin Islands, is not subject to income taxes.

PRC

 Enterprises income tax in PRC is generally charged at 33%, in which 30% is for national tax and 3% is for local tax, of the assessable profit. The Company incorporated in PRC are subject to PRC enterprises income tax at the applicable tax rates on the taxable income as reported in their Chinese statutory accounts in accordance with the relevant enterprises income tax laws applicable to foreign enterprises. Pursuant to the same enterprises income tax laws, the subsidiaries are fully exempted from PRC enterprises income tax for two years starting from the first profit-making year, followed by a 50% tax exemption for the next three years.

According to the PRC's applicable income tax laws, regulations, notices and decisions related to foreign investment enterprises and their investors, income such as dividends and profits distribution from the PRC derived from a foreign enterprise which has no establishment in the PRC is subject to a 10% withholding tax.

There are net operating loss carryforwards allowed under the China's governments' tax systems. In China, the previous five years net operating losses are allowed to be carryforward five years to offset future taxable income. The Company has available approximately $ 1,100,000 of unused operating loss carryforwards and based on a 33% tax rate has a deferred tax asset of approximately $363,000 in which the company recorded a valuation allowance for the same amount at December 31, 2005.

The company withholds and pays income taxes on its employees' wages, which funds the Chinese government's sponsored health and retirement programs of all the employees.

NOTE 9 SHAREHOLDERS' EQUITY

       The Company was incorporated with an authorized share capital of $50,000 divided into 50,000 shares of $1 each.

       1 subscribers' share was issued on inception of the Company.


NOTE 10  EMPLOYEE BENEFITS

        The Company has established its own employee welfare plan in accordance with Chinese law and regulations. The Company makes annual contributions of 14% of all employees' salaries to its employee welfare plan. The total expenses for the above plan were $1,142 for the period from March 21, 2005 (Inception Date) to December 31, 2005. The Company has recorded welfare payments in the amount of $13,385 as of December 31, 2005 in balance sheet.

NOTE 11 RECENT ACCOUNTING PRONOUNCEMENTS

                 In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment". SFAS 123(R) is a revision of SFAS No., 123, "Accounting for Stock Based Compensation," and supersedes Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." Among other items SFAS 123(R) eliminates the use of APB 25 and the intrinsic value method of accounting, and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the financial statements. The effective date of SFAS 123 (R) is the first annual reporting period beginning after June 15, 2005. The adoption of SFAS 123 (R) is not expected to have a material impact on the Company's financial position, results of operations or cash flows.

       In March 2005, the SEC staff issued additional guidance on  SFAS 123 (R)
in the        form of Staff Accounting Bulletin ("SAB") No.  107. SAB  107  was
issued to assist preparers by simplifying some of the implementation challenges of FAS 123 (R) while enhancing the information that investors receive. SAB 107 creates a framework that is premised on two themes: (a) considerable judgment will be required by preparers to successfully implement FAS 123 (R), specifically when valuing employee stock options; and (b) reasonable individuals, acting in good faith, may conclude differently on the fair value of employee share options. Key topics covered by SAB 107 include: (a) valuation models - SAB 107 reinforces the flexibility allowed by FAS 123 (R) to choose an option-pricing model that meets the standard's fair value measurement objective; (b) expected volatility - the SAB provides guidance on when it would be appropriate to rely exclusively on either historical or implied volatility in estimating expected volatility; and (c) expected term - the new guidance includes examples and some simplified approaches to determining the expected term under certain circumstances. The Company will apply the principles of SAB 107 in conjunction with its adoption of SFAS 123 (R) but does not believe its adoption will have material impact on the Company's financial statements or results of operations.

                 In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29. SFAS No. 153 addresses the measurement of exchanges of nonmonetary assets and redefines the scope of transactions that should be measured based on the fair value of the assets exchanged. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 did not have a material impact on the Company's financial statements or results of operations.

       In January 2003, the FASB issued FASB Interpretation No. 46, ("FIN 46"), Consolidation of Variable Interest Entities ("VIE"). Until this interpretation, the Company generally included entities in its consolidated financial statements only if it controlled the entity through voting interests. FIN No. 46 requires a variable interest entity, as defined, to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns. FIN No. 46 is effective for reporting periods ending after December 15, 2003. The adoption of FIN No. 46 did not have a material impact on the Company's Consolidated Financial Statements as of December 30, 2005.

       In March 2005, FASB issued FASB Interpretation ("FIN") No.           47,
"Accounting for Conditional Asset Retirement Obligations." FIN 47 clarifies that the term "Conditional Asset Retirement Obligation" as used in FASB Statement No. 143, "Accounting for Asset Retirement Obligation," refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. Accordingly, an entity is required to recognize a liability for the fair value of a Conditional Asset Retirement Obligation if the fair value of the liability can be reasonably estimated. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. Management does not believe the adoption of FIN 47 will have a material affect on the Company's financial position, results of operations or cash flows. In May 2005, the Financial Accounting Standards Board ("FASB") issued SFAS No. 154, Accounting Changes and Error Corrections ("SFAS No. 154"), which replaced Accounting Principles Board Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principles. It requires retrospective application to prior periods' financial statements of changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The impact on the Company's operations will depend on future accounting pronouncements or changes in accounting principles.

         In  November  2004, the Financial Accounting Statements  Board  (FASB)
issued                                   SFAS Statement No.   151,   "Inventory
Costs," an amendment of the Accounting Research Bulletin (ARB) No. 43,  Chapter
4. Under FASB Statement No. 151, all abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The adoption of this pronouncement is not expected to have a material impact on the Company's financial statements, results of operations, or cash flows.

       In May 2005, the Financial Accounting Standards Board ("FASB") SFAS No. 154, Accounting Changes and Error Corrections ("SFAS No. 154"), which replaces Accounting Principles Board Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principles. It requires retrospective application to prior periods' financial statements of changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The impact on the Company's operations will depend on future accounting pronouncements or changes in accounting principles.


NOTE 12  SUBSEQUENT EVENTS

       On May 8, 2006, an agreement and plan of reorganization among Echelon Acquisition Corp., a corporation organized under the laws of the State of Delaware (the "EAC"); Asia Biotechnology Group Inc., a corporation organized under the laws of British Virgin Islands (the "ABG"); Far Grand Investments Limited, a corporation organized under the laws of Cayman Islands, acting as the shareholder of ABG, (the "ABG Shareholder"); Harbin OT Pharmaceutical Co., Limited, a company organized under the laws of Samoa (the "OT Samoa"); and shareholders of OT Samoa ( collectively the "OT Samoa Shareholders").

       The respective Boards of Directors of EAC, ABG and OT Samoa have adopted resolutions pursuant to which all of the issued and outstanding shares of the common stock of ABG (the "ABG Share") and all of the issued and outstanding shares of OT Samoa (the "OT Samoa Shares") will be converted into the right to receive a specified number of shares of the common stock of EAC (the "EAC Shares"); and whereas, the sole consideration for the exchange of the ABG Share shall be the receipt by the ABG Shareholder of 23,296,000 EAC Shares,

$0.001 par value per share; and the sole consideration for the exchange of the OT Samoa Shares shall be the receipt by the OT Samoa Shareholders of 23,296,000 EAC Shares, $0.001 par value per share.

       The ABG Shareholder and the OT Samoa Shareholders individually agrees to transfer to EAC at the closing (the "Closing") the ABG Share and OT Samoa Shares, in exchange for newly issued and restricted shares of common stock of EAC. In connection with the acquisition of the ABG Share and the OT Samoa Shares, EAC shall issue to the ABG Shareholder an aggregate of Twenty Three Million Two Hundred and Ninety Six Thousand (23,296,000) shares of EAC common stock, and shall simultaneously issue to the OT Samoa Shareholders an aggregate of Twenty Three Million Two Hundred and Ninety Six Thousand (23,296,000) shares of EAC common stock. Such shares at the Closing shall equal eighty percent (80%) of the issued and outstanding shares of EAC. After the Closing, there will be 58,240,000 outstanding shares of common stock of the reorganized EAC.

       ABG and OT Samoa both became Echelon's wholly owned subsidiaries and the former shareholders of ABG ("shareholders") obtained effective operating control of the combined company after the share exchange. Generally accepted accounting principles require that ABG whose shareholders retain the majority interest in a combined business be treated as the acquirer for accounting purpose, resulting in a reverse acquisition. Accordingly, the share exchange transaction has been accounted for as a recapitalization of Echelon. The equity section of the future financial statements will be restated to reflect the recapitalization of Echelon due to the reverse acquisition as of the first day of the first period presented.

                           ECHELON ACQUISITION CORP.



             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                           ECHELON ACQUISITION CORP.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


BASIS OF PRESENTATION

BASIS OF PRESENTATION

On May 8, 2006, an agreement and plan of reorganization was executed among Echelon Acquisition Corp., a corporation organized under the laws of the State of Delaware ("EAC"); Asia Biotechnology Group Inc., a corporation organized under the laws of British Virgin Islands ("ABG"); Far Grand Investments Limited, a corporation organized under the laws of Cayman Islands, acting as the shareholder of ABG, ("ABG Shareholder"); Harbin OT Pharmaceutical Co., Limited, a company organized under the laws of Samoa ( "OT Samoa"); and shareholders of OT Samoa ( collectively "OT Samoa Shareholders").

The respective Boards of Directors of EAC, ABG and OT Samoa have adopted resolutions pursuant to which all of the issued and outstanding shares of the common stock of ABG ("ABG Share") and all of the issued and outstanding shares of OT Samoa ("OT Samoa Shares") will be converted into the right to receive a specified number of shares of the common stock of EAC ("EAC Shares"); and whereas, the sole consideration for the exchange of the ABG Share shall be the receipt by the ABG Shareholder of 23,296,000 EAC Shares, $0.001 par value per share; and the sole consideration for the exchange of the OT Samoa Shares shall be the receipt by the OT Samoa Shareholders of 23,296,000 EAC Shares, $0.001 par value per share.

The ABG Shareholder and the OT Samoa Shareholders individually agreed to transfer to EAC at the closing ("Closing") the ABG Share and OT Samoa Shares, in exchange for newly issued and restricted shares of common stock of EAC. In connection with the acquisition of the ABG Share and the OT Samoa Shares, EAC shall issue to the ABG Shareholder an aggregate of Twenty Three Million Two Hundred and Ninety Six Thousand (23,296,000) shares of EAC common stock, and shall simultaneously issue to the OT Samoa Shareholders an aggregate of Twenty Three Million Two Hundred and Ninety Six Thousand (23,296,000) shares of EAC common stock. Such shares at the Closing shall equal eighty percent (80%) of the issued and outstanding shares of EAC. After the Closing, there will be 58,240,000 outstanding shares of common stock of the reorganized EAC.

On May 8, 2006, Echelon Acquisition Corp. completed an acquisition of Asia Biotechnology Group Inc. pursuant to the agreement and plan of reorganization. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Asia Biotechnology Group Inc. is considered the acquirer for accounting and financial reporting purposes.

The unaudited pro forma consolidated financial statements of Echelon Acquisition Corp. in the opinion of management include all material adjustments directly attributable to the share exchange contemplated by the Agreement. The unaudited pro forma consolidated balance sheet reflects the financial position of the company as of the share exchange had occurred on December 31, 2005. The pro forma consolidated statements of operations were prepared as if the transactions were consummated on January 1, 2005. These pro forma consolidated financial statements have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the transaction occurred on the date indicated and are not necessarily indicative of the results that may be expected in the future.

                           ECHELON ACQUISITION CORP.

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS AT DECEMBER 31, 2005


                                    ASSETS

                                                                   ASIA                    PRO FORMA      PRO FORMA
                                                     ECHELON   BIOTECHNOLOGY    OT SAMOA   ADJUSTMENT       TOTAL
                                                        $           $              $           $              $
Current assets
  Cash and cash equivalents                                -         459,310           -                    459,310
  Accounts receivable, less allowances for
    doubtful accounts of $ 36,095.                         -         426,124           -                    426,124
  Inventories                                              -         247,314           -                    247,314
 Prepaid expense - reorganization expense                  -         315,000           -     (315,000)            -
 Other current assets                                                 20,087     200,000     (200,000)       20,087
                                                     -----------------------------------                  ---------
               Total current assets                        -       1,467,835     200,000                  1,152,835

Property, plant and equipment, net                         -         860,021           -                    860,021
Land use right, net                                        -         100,362           -                    100,362
                                                     -----------------------------------                  ---------
               Total assets                                -       2,428,218     200,000                  2,113,218
                                                     ===================================                  =========



                     LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
  Accounts payable                                         -         107,658           -                    107,658
  Accrued expenses                                       800          13,385           -                     14,185
  Customer deposits                                        -         354,010           -                    354,010
  Due to shareholders                                      -       1,577,050           -    (1,297,118)     279,932
 Other current liabilities                                 -           6,047           -                      6,047
                                                     -----------------------------------                  ---------
               Total current liabilities                 800       2,058,150           -                    761,832
                                                     -----------------------------------                  ---------

Minority interests                                         -         434,032           -                    434,032

Shareholders' Deficiency
 Preferred Stock at $0.001 par value;
   authorized 20,000,000 shares; no shares
issued and outstanding
Common stock at $0.001 par value; authorized          11,648               1     200,000      (153,409)      58,240
 100,000,000 shares;  58,240,000 shares issued
 and outstanding
Additional paid-in capital                                 -               -           -       923,079      923,079
Accumulated deficits                                 (12,448)        (64,052)          -        12,448      (64,052)
Accumulated other comprehensive income                     -              87           -                         87
                                                     -----------------------------------                  ---------
               Total shareholders' deficiency           (800)        (63,964)    200,000                    917,354
                                                     -----------------------------------                  ---------

  Total liabilities and shareholders' deficiency           -       2,428,218     200,000                  2,113,218
                                                     ===================================                  =========


                           ECHELON ACQUISITION CORP.

          UNAUDITED PRO FORMA CON SOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 2005



                                                    ECHELON      ASIA BIOTECHNOLOGY OT SAMOA PRO FORMA ADJUSTMENT PRO FORMA TOTAL
                                                       $               $               $              $                  $
Net sales                                                  -                 37,972        -                               37,972

Cost of sales                                              -                (32,214)       -                              (32,214)
                                                    -----------------------------------------                            ---------
     Gross profit                                                             5,758        -                                5,758

Operating expenses
  Allowance for bad debt                                   -                  3,614        -                                3,614
  Account and audit fee                                    -                 45,000        -                               45,000
  Salaries                                            11,500                  8,154        -                               19,654
  Depreciation                                             -                  4,549        -                                4,549
  Amortization of land use right                           -                    373        -                                  373
  Other selling, general and administrative                -                 31,420        -                               31,420

     Total operating expenses                         11,500                 93,110        -                              104,610

Loss  from operations                                (11,500)               (87,352)       -                              (98,852)

Non-Operating Income
  Government Grant                                         -                 10,618        -                               10,618
  Interest income                                          -                     47        -                                   47

    Total Non-Operating Expenses                           -                 10,665        -                               10,665

Loss before income taxes and minority interests      (11,500)               (76,687)       -                              (88,187)

  Income taxes                                             -                      -        -                                    -

Loss before minority interests                       (11,500)               (76,687)       -                              (88,187)

Minority interests                                         -                 12,635        -                               12,635

Net loss                                             (11,500)               (64,052)       -                              (75,552)

Other comprehensive income
 Foreign currency translation gain                         -                     87        -                                   87

Comprehensive loss                                   (11,500)               (63,965)       -                              (75,465)

Basic and diluted loss per common share                                                                                     (0.00)

Net loss available to common shareholders                                                                                 (75,552)

Basic and diluted common shares outstanding                                                                            58,240,000

NOTE: OT SAMOA IS INACTIVE SINCE ITS INCORPORATION.



                           ECHELON ACQUISITION CORP.

        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following adjustment to the unaudited pro financial statements are based on the assumption that the share exchange was consummated on December 31, 2005.

                                                                                     DR        CR
                                                                                      $         $
DESCRIPTION


Due to shareholders                                                                 200,000
        Other current assets                                                                  200,000
To record the elimination of inter company accounts between OT Samoa and ABG


Due to shareholders                                                               1,097,118
Common Stock (46,592,000 @$.001 par value)                                                     46,592
APIC                                                                                        1,050,526
To record issuance of 46,592,000 shares in
exchange for repayment of  the shareholders' loan


Common Stock - ABG                                                                        1
Common Stock - OT Samoa                                                             200,000
Accumulated Deficits                                                                           12,448
APIC                                                                                          187,553
To record exchange of ABG and OT Samoa shares


APIC                                                                                315,000
Prepaid expense - reorganization expense                                                      315,000
To record the transfer of the reorganization expense to the APIC


                PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

Our Amended and Restated Certificate of Incorporation and our Bylaws provide for the indemnification of a present or former director or officer. Such indemnification shall include expenses, including attorney's fees actually or reasonably incurred by him. We may indemnify such individuals against all costs, expenses, and liabilities incurred in a threatened, pending, or completed action, suit, or proceeding brought because such individual is one of our directors or officers.


ITEM 25.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of various expenses, all of which we will pay in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates, except the SEC registration fee.



SEC Registration Fee          $  5,935.93
Accounting Fees and Expenses  $ 22,500.00
Legal Fees and Expenses       $ 80,000.00
Miscellaneous                 $         0
                              -----------
Total                         $108,435.93
                              ===========


ITEM 27.    EXHIBITS

Exhibit No. Description
2.1         Agreement and Plan of Reorganization, dated as of May 8, 2006.
5.1         Opinion regarding legality
10.1        Certificate of land use
21          Subsidiaries of the Registrant
23.1        Consent of King and Wood (Included in Exhibit 5.1)
23.2        Consent of Child, Van Wagoner & Bradshaw, PLLC


The following Exhibits are attached hereto or incorporated herein by reference.

ITEM 28.    UNDERTAKINGS

(a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing on May 12, 2006.


                                          Echelon Acquisition Corp.
                                           By: Representative

                                              -------/s/  Xueliang Qiu------

                                              -----/s/  Feng Yang-----------

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                   TITLE                            DATE

---/s/ Xueliang Qiu-----    -----President& CEO-----         May 12, 2006

--/s/ Feng Yang--------     ------CFO-------------------     May 12, 2006